                                                      Preliminary & Confidential
--------------------------------------------------------------------------------

                                 [AZURIX LOGO]



         Presentation to the Special Committee of the Board of Directors

                                December 4, 2000





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


TABLE OF CONTENTS
--------------------------------------------------------------------------------



1.       SITUATION OVERVIEW

2.       HISTORY OF AZURIX

3.       STRATEGIC PROCESS

4.       EVALUATION OF STRATEGIC OPTIONS

5.       VALUATION

6.       APPENDIX

         A.       DISCOUNTED CASH FLOW ANALYSIS

         B.       COMPARABLE COMPANIES ANALYSIS

         C.       COMPARABLE TRANSACTIONS ANALYSIS


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

--------------------------------------------------------------------------------





                            ------------------------

                               SITUATION OVERVIEW

                            ------------------------





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                                      -3-

                                                              Situation Overview


ASSIGNMENT
--------------------------------------------------------------------------------


o ON OCTOBER 27, ENRON CORP. ("ENRON") ANNOUNCED A PROPOSAL TO PROVIDE FUNDING TO TAKE AZURIX CORP. ("AZURIX" OR THE "COMPANY") PRIVATE AT A PRICE OF $7.00 PER SHARE IN CASH

o        WASSERSTEIN PERELLA & CO., INC. (WP&CO.) AND SALOMON SMITH BARNEY INC.
         (SSB) ARE SERVING AS FINANCIAL ADVISORS (THE "ADVISORS") TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF AZURIX (THE "SPECIAL COMMITTEE") AND IN THAT CONNECTION HAVE BEEN ASKED TO RENDER FAIRNESS OPINIONS WITH RESPECT TO THE PROPOSED TRANSACTION

         o WP&Co. has been hired as the independent advisor to the Special Committee

o SSB (PRIMARILY THROUGH ITS SCHRODERS' LONDON OFFICE) AND MERRILL LYNCH HAVE ALREADY CONDUCTED A PROCESS TO IDENTIFY STRATEGIC PARTNERS FOR AZURIX THAT BEGAN IN MARCH 2000

         o The process generated initial interest from approximately ten, mostly strategic, potential buyers and partners

         o The best offer received during this process was an indication of $7.00 per share from Company A*; this offer was later withdrawn after Company A* completed substantial due diligence

----------
* The actual name of the company has been omitted pursuant to a request for confidential treatment, and such name has been filed separately with the Securities and Exchange Commission.


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                                      -4-
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                                                              Situation Overview



OVERVIEW OF TERMS
--------------------------------------------------------------------------------
                      OVERVIEW OF GOING PRIVATE TRANSACTION
--------------------------------------------------------------------------------

Investor:                               Enron

Structure:                              Merge an indirect subsidiary of Enron ("Merger Sub") into Azurix, whereby Azurix shall continue as the surviving corporation and the separate corporate existence of Merger Sub shall cease

Amount of Investment:                   Approximately $275 million (one third of 117.3 million shares of common stock outstanding at $7.00 per share)

Type of Investment:                     Cash

Deal Protection Devices:                None

Conversion of Shares:                   The exchange ratio of Azurix common shares into the surviving corporation's common shares shall be set at approximately 40 million to one (1), so that AWT's 67% ownership in Azurix will be converted into 2 of the 3 common shares of the surviving corporation; there will be no fractional shares of surviving corporation, so public shareholders will receive the
                                        Merger Consideration of $7.00 per share (pre-split) in cash instead; the Merger
                                        Consideration will be funded by Enron through the Merger Sub. Enron, as sole shareholder of Merger Sub, will, upon the merger, obtain the third share of surviving corporation

Board of Directors:                     Enron's right to appoint more than half of the directors of Azurix is subject to the continuing right of MWT to have the right to direct AWT to elect or replace a percentage of Azurix's directors equal to 50% minus the percentage of outstanding voting stock held by persons other than AWT, Enron and its affiliates

Termination:                            The merger may be abandoned if the Company Board or the Special Committee recommends a superior proposal (a bona fide written acquisition proposal that would provide greater value to the Company's shareholders than $7.00 per share)

Majority of the Minority Approval:      A majority of the publicly held shares cast either for or against the merger must be cast for the merger

Indenture:                              To be discussed





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                                       -5-
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                                                              Situation Overview


WP&CO. WORK PROCESS
--------------------------------------------------------------------------------

o NOVEMBER 9: WP&CO. MET WITH SENIOR MANAGEMENT OF AZURIX IN HOUSTON TO DISCUSS THE COMPANY'S HISTORY, BUSINESS PERFORMANCE AND STRATEGY AS WELL AS ITS EFFORTS TO DATE TO FIND A STRATEGIC PARTNER FOR THE COMPANY

o NOVEMBER 13: WP&CO. MET WITH SENIOR MANAGEMENT OF WESSEX WATER IN BATH, ENGLAND, TO REVIEW THE WESSEX BUSINESS AND THE FINANCIAL, OPERATIONAL AND REGULATORY ISSUES FACING IT

o NOVEMBER 13: WP&CO. MET WITH SSB AND REVIEWED IN DETAIL THE PROCESS TO IDENTIFY A STRATEGIC PARTNER OR BUYER CONDUCTED FOR AZURIX THAT BEGAN IN MARCH 2000

         o SSB was the lead banker in the process; a follow-up discussion with Merrill Lynch was not considered necessary

o NOVEMBER 20: WP&CO. MET WITH KEY PERSONNEL AT ENRON IN HOUSTON TO DISCUSS ENRON'S PROPOSED STRUCTURE OF THE TRANSACTION AND TO REVIEW ENRON'S DISCUSSIONS WITH PARTIES INTERESTED IN ACQUIRING ALL OR PART OF AZURIX

o        NOVEMBER 20: WP&CO. CONDUCTED DUE DILIGENCE AT AZURIX'S OFFICES IN
         HOUSTON

o NOVEMBER 27: WP&CO. MET WITH SENIOR MANAGEMENT OF AZURIX BUENOS AIRES IN ARGENTINA TO DISCUSS THE OPERATIONAL, FINANCIAL AND REGULATORY ISSUES FACING THAT BUSINESS

o NOVEMBER 9 - NOVEMBER 30: WP&CO. HELD NUMEROUS TELEPHONIC DUE DILIGENCE SESSIONS WITH THE MANAGEMENT OF ENRON, AZURIX AND SEVERAL OF AZURIX'S SUBSIDIARIES

o        DECEMBER 4: SPECIAL COMMITTEE MEETING

o        DECEMBER 11: AZURIX BOARD MEETING IN HOUSTON




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                                      -6-

                                                              Situation Overview


OVERVIEW OF ENRON'S PROPOSAL ($ millions except per share)
--------------------------------------------------------------------------------




o ON OCTOBER 27, 2000, ENRON OFFERED TO PROVIDE FUNDING TO TAKE AZURIX PRIVATE AT A PRICE OF $7.00 PER SHARE, FOR TOTAL CONSIDERATION OF APPROXIMATELY $270 MILLION

o        AZURIX'S STOCK CLOSED AT $6.25 ON OCTOBER 31, 2000

o ENRON'S $7.00 PER SHARE OFFER IMPLIES THE FOLLOWING MARKET CAPITALIZATION PREMIUM TO MARKET AND TRADING MULTIPLES:

--------------------------------------------------
          IMPLIED MARKET CAPITALIZATION
--------------------------------------------------


OFFER PRICE                              $    7.00
Total Shares Outstanding                    117.33
Total Options Outstanding                    10.25
Average Strike Price of Options          $   13.79
                                         ---------
EQUITY MARKET VALUE                      $   821.3

Plus: Net Debt(1)                          1,783.1
                                         ---------
ADJUSTED MARKET VALUE                    $ 2,604.4


---------------------------------------------------------------------------------------------------------
                                     SHARE PRICE PREMIUM COMPARISON
---------------------------------------------------------------------------------------------------------

                                                                                           ALL TIME
                                      1          30          60           90         --------------------
                                     DAY        DAYS        DAYS         DAYS         HIGH          LOW
                                   -------     -------     -------      -------      -------      -------

SHARE PRICE PRIOR TO 10/27/00      $  3.56     $  4.38     $  8.25      $  7.50      $ 23.88      $  3.44

     Premium @ $7.00                  96.5%       60.0%      (15.2%)       (6.7%)      (70.7%)      103.6%

Median Premiums Paid (>50%)(2)        24.5%       31.5%       28.2%        26.5%          --           --
IMPLIED AZURIX STOCK PRICE         $  4.44     $  5.75     $ 10.57      $  9.49           --           --

-------------------------------------------------------------------------------------------------------
                                   IMPLIED TRANSACTION MULTIPLES(3)
-------------------------------------------------------------------------------------------------------

                           ADJUSTED MARKET VALUE AS A MULTIPLE OF         MARKET VALUE AS A MULTIPLE OF
                         -----------------------------------------        -----------------------------
OFFER PRICE: $7.00        SALES           EBITDA            EBIT          NET INCOME        BOOK VALUE
                         -------          -------          -------        ----------       ------------

LTM                         3.4x             9.4x            17.3x            39.6x             0.5x
2000E                       3.4x             9.7x            18.5x           102.2x               NA
2001E                       3.2x             8.6x            15.9x           418.5x               NA



----------
(1) As of 9/30/00.

(2) Reflects transaction sizes of between $100MM and $3 billion since 1996 for which the acquiror owned more than 50% of the target prior to the transaction and purchased the remaining stake.

(3) Estimates based on management projections.

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                                      -7-

                                                              Situation Overview


PROPOSED STRUCTURE
--------------------------------------------------------------------------------

                       BEFORE PROPOSED ENRON TRANSACTION



                                    [CHART]



                        AFTER PROPOSED ENRON TRANSACTION



                                    [CHART]


----------
(1) Enron's right to appoint more than half of the Directors of Azurix is subject to the continuing right of MWT to have the right to direct AWT to elect or replace a percentage of Azurix's directors equal to 50% minus the percentage of outstanding voting stock held by persons other than AWT, Enron and its affiliates.




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                                      -8-

                                                              Situation Overview




SIGNIFICANT TRANSACTION AND NEGOTIATING ISSUES
--------------------------------------------------------------------------------



o        PRICING ISSUES

         o Enron's $7.00 offer price is above the Company's 6-month average trading price of $6.17; however, the $7.00 offer price is significantly lower than the Company's 1999 IPO price of $19.00

         o Azurix's stock price declined from $12.81 at the announcement of lower earnings estimates in the 4th Quarter of 1999 to $3.56 immediately prior to the Enron offer

                  - Subsequent to the Enron offer, Azurix's stock price has traded in a range from $5.94 to $6.38

         o Standard valuation analyses (discounted cash flow, comparable companies and comparable transactions) suggest a valuation range for Azurix of $2.00 - $7.50 per share

         o The Company has already explored strategic alternatives through SSB and Merrill Lynch; the marketing process resulted in four initial indications of interest:

                  - Three of the four parties contacted indicated that they were unlikely to be willing to pay more than $4.00 per share

                  - Company A* withdrew its $7.00 indicative offer after due diligence, stating that it was withdrawing due to Azurix's cash flow problems and complex capital structure

         o In February 2000, Consulting Firm A* studied strategic alternatives and valued Azurix's business

                  - The study placed a discounted cash flow valuation of approximately $500 million, or $4.27 per share, on the equity of Azurix

         o In an internal Enron memo dated August 11, 2000 from Ken Lay, Chairman and CEO of Enron and Director of Azurix to Jeffrey Skilling, Director, President and COO of Enron and Director of Azurix, several restructuring analyses for Azurix are presented which assume the public shares of Azurix are repurchased at $8.00 per share (which approximated the average trading price of Azurix stock for the 30 trading days preceding August 11)

                  - One of these analyses, which also assumed the unwinding of the Marlin transaction, results in modest accretion to Enron

         o Enron advised Company A* that the $7.00 indicative offer "should be increased in order for the transaction to be an acceptable alternative to Enron"; during the November 20 meeting with WP&Co. and SSB, Enron indicated it would not sell its Azurix position for $7.00 per share


----------
* The actual name of the company has been omitted pursuant to a request for confidential treatment, and such name has been filed separately with the Securities and Exchange Commission.


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                                      -9-

                                                              Situation Overview

--------------------------------------------------------------------------------

o        TIMING

         o Enron's proposal contemplates a one-step merger transaction between an Enron acquisition entity and Azurix

                  - Due to MWT's continued post-transaction equity ownership of Azurix through AWT, a short-form merger is not possible

                  -        A full SEC review of the proxy statement and the
                           schedule 13E-3 statement is expected and will likely last eight weeks or more

                  - A shareholder meeting to approve the merger would be scheduled approximately 30 days subsequent to the mailing date of the proxy

         o The Azurix Senior Notes Indenture (the "Indenture") contains a debt incurrence test which would restrict Azurix's ability to consummate a merger transaction without restructuring existing debt, raising significant new equity capital, or soliciting consents from Senior Notes holders to waive the incurrence test

                  - For the proposed transaction to occur under the Indenture, Azurix must be able to issue at least $1 of debt and still meet the EBITDA/interest expense coverage ratio of 2:1 on an LTM basis

                  - Azurix's projected EBITDA for the quarter ended March 31, 2001, is expected to decline from the prior year and would result in a further decline in the coverage ratio below 2:1

                  - Enron is prepared to provide a certain level of commitment to equitize existing loans between Enron and Azurix to meet the indenture test

                  - However, if the closing date is delayed beyond March 31, 2001, the additional debt restructuring required to meet the indenture test may be unattractive to Enron

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                                      -10-

                                                              Situation Overview

--------------------------------------------------------------------------------

o        RISK TO THE PUBLIC WITHOUT A TRANSACTION

         o Azurix remaining public may entail significant risks for the public shareholders

                  - Assuming no asset sales occur, Company financial forecasts project no available liquidity by May 2002; the company must have access to capital to execute its growth through acquisition strategies

                  - Projected growth in the water services segment depends on the acquisition and operational integration of targeted companies

                  - The privatizing water concession market is both slow and highly competitive

                  - Projected improvement of financial results for Azurix Buenos Aires is dependent on approval by the regulator of significant tariff increases, improvement in the collection of accounts receivable, and realization of water quality, customer growth and asset expansion goals

                  - The Madera Water Bank project is contingent upon securing the necessary environmental permits


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                                      -11-

--------------------------------------------------------------------------------



                           --------------------------

                                HISTORY OF AZURIX

                           --------------------------


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                                      -12-

                                                               History of Azurix



KEY MILESTONES
--------------------------------------------------------------------------------



                                    [CHART]



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                                      -13-

                                                               History of Azurix


FORMATION OF AZURIX IN 1998
--------------------------------------------------------------------------------

o ENRON CREATED AZURIX IN 1998 TO CAPITALIZE ON OPPORTUNITIES FOR GROWTH IN THE GLOBAL WATER INDUSTRY

o THE COMPANY BELIEVED THAT IT WAS STRATEGICALLY POSITIONED TO GAIN SHARE IN A FRAGMENTED GLOBAL WATER INDUSTRY WHICH WAS PREDICTED TO EXPAND RAPIDLY DUE TO PRIVATIZATION OF WATER ASSETS, PENT UP DEMAND FOR INFRASTRUCTURE SPENDING AND STRICTER WATER QUALITY AND ENVIRONMENTAL STANDARDS

o THE STRATEGIC RATIONALE WAS TO TRANSFER ENRON SKILLS TO AZURIX TO PUT THE NEW COMPANY IN A UNIQUE POSITION TO CREATE VALUE

         o        Transaction identification and evaluation

         o        Experience in privatizing and deregulating markets

         o Development and management of international infrastructure projects

         o        Expertise in capital markets

o        IN OCTOBER 1998, AZURIX ACQUIRED WESSEX WATER LTD. FOR $2.4 BILLION

         o Wessex is the Company's largest acquisition to date and its largest asset

         o        Azurix paid 1.5x-1.6x Regulatory Asset Base ("RAB") for Wessex
                  - a multiple that was at the high end of the historical valuation range for the acquisition of U.K. water companies

         o Wessex was expected to provide a base off of which to build a global water business

o        IN DECEMBER 1998, ENRON CONTRIBUTED AZURIX TO AWT

         o Simultaneously, MWT acquired a 50% voting interest in AWT for $1.149 billion


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                                      -14-

                                                               History of Azurix


EXPANSION OF AZURIX IN 1999
--------------------------------------------------------------------------------


o IN JUNE 1999, AZURIX COMPLETED ITS INITIAL PUBLIC OFFERING OF 36.6 MILLION SHARES OF COMMON STOCK AT $19.00 PER SHARE

         o Azurix sold 17.1 million shares and AWT sold 21.5 million shares of Azurix common stock (including an over-allotment)

         o Since the IPO, Enron and MWT has each continued to own a 50% voting interest in AWT, which owns approximately 67% of the Company's common stock

o AFTER THE IPO, AZURIX USED THE PROCEEDS TO IMPLEMENT A GROWTH STRATEGY FOCUSED ON ACQUISITIONS OF WATER AND WASTEWATER COMPANIES AND WATER SERVICES COMPANIES

o IN JULY 1999, THE COMPANY ACQUIRED A 30-YEAR WATER AND WASTEWATER CONCESSION IN THE PROVINCE OF BUENOS AIRES, ARGENTINA, FOR $438.6 MILLION

         o As part of the concession contract, Azurix must meet water quality, service, and infrastructure expansion goals which will require significant capital expenditures

         o The Buenos Aires concession, the company's second largest asset, has faced numerous problems since the acquisition including incomplete customer accounts, difficulties in accounts receivable collection, water quality issues and disputes over tariffs

o DURING THE COURSE OF 1999, AZURIX ALSO MADE SEVERAL OTHER SMALLER ACQUISITIONS, INCLUDING:

         o A long-term water and wastewater concession in Cancun, Mexico for $14 million

         o Azurix North America, a water and wastewater services company with operations in 9 U.S. states and in Canada, for $118 million

         o A 49% interest in Industrias del Agua, S.A. de C.V. (IASA), which participates in water and wastewater projects and service provision in Mexico, for $23 million

         o Azurix Brazil RDM, a services company that provides water drilling, water supply, and water and wastewater treatment services in Brazil, for $57 million

         o Lurgi Bamag, an international water and wastewater engineering services company, for $31 million

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                                      -15-

                                                               History of Azurix

--------------------------------------------------------------------------------

o BY THE END OF 1999, AZURIX'S STRATEGY OF GROWTH THROUGH ACQUISITIONS BEGAN TO SLOW

         o The Company faced operating issues in Buenos Aires, a 12% tariff reduction at Wessex Water, and a declining stock price

         o Opportunities to acquire concessions through privatizations developed more slowly than expected

         o For the major water concessions that did come available, larger international water companies such as Vivendi and Suez Lyonnaise outbid Azurix

                  - Azurix was at a disadvantage in bidding for large concessions because its cost of capital was significantly higher than competitors such as Vivendi and Suez Lyonnaise (approximately 9%-10% for Azurix vs. 6%-7% for competitors)

o AS A RESULT OF THESE DEVELOPMENTS, AZURIX DECIDED TO SCALE BACK ITS GROWTH PROGRAM SIGNIFICANTLY IN THE FOURTH QUARTER OF 1999

         o After announcing its intentions to Wall Street on an earnings call, the Company's stock price began to suffer dramatically

         THE COMPANY TOOK A $35 MILLION RESTRUCTURING CHARGE AS IT REORIENTED
o        THE BUSINESS STRATEGY GOING FORWARD

         o Corporate and Azurix Services staff was reduced from 270 to 170 people

         o        Several offices were closed or reduced

         o Global activities in areas such as Asia, Africa and South America were scaled back

o THE NEW STRATEGY FOCUSED ON OPTIMIZATION OF THE COMPANY'S EXISTING ASSET BASE THROUGH OPERATIONAL IMPROVEMENTS AND ON SMALLER, SYNERGISTIC GROWTH OPPORTUNITIES WITH QUICK PAYBACKS

         o        Service focus rather than capital intensive concession focus


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                                      -16-

                                                               History of Azurix



LIQUIDITY ISSUES
--------------------------------------------------------------------------------

o IN FEBRUARY 2000, AZURIX ISSUED U.S. DOLLAR AND U.K. POUND STERLING NOTES WITH A U.S. DOLLAR EQUIVALENT FACE VALUE OF $599.8 MILLION

         o The senior notes consisted of $240 million and L.100 million due in 2007 at an interest rate of 10 3/8% and $200 million due in 2010 at 10 3/4%

         o Net proceeds were $583.1 million, of which $150.0 million was used to pay down the Company's revolving credit facility, $386.0 million to pay down the Azurix Europe Ltd. ("AEL") revolving credit facility, $18.1 million to pay down amounts outstanding under the credit agreement with Enron, and $11.5 million to pay accrued interest on the three credit facilities

         o The remaining proceeds were available for general corporate purposes

o THE COMPANY IS EXPECTED TO REMAIN CAPITAL CONSTRAINED DURING THE FINANCIAL FORECAST PERIOD DUE TO HIGH LEVERAGE, PROJECTED NEGATIVE CASH FLOW, AND A LOW COMMON STOCK PRICE

         o The Company will utilize two primary sources of available capital in order to fund its negative cashflow requirements:

                  - $180 million credit line from Enron ("Enron Line") for general and administrative expenses (domestic)

                  - $640 million L.425 million) AEL revolving credit facility consisting of two tranches: The first tranche ($280 million) relates to prior acquisition financing (original Wessex acquisition) while the second tranche ($360 million) is a revolving line which can be used to fund growth within the entire Azurix organization (European and non-European operations)

         o Due to the capital intensive nature of Azurix's operations, the Company is projected to be cash flow negative for the Company's financial forecast period

         o Based on these forecasts, and barring asset sales by Azurix, the Company would not have sufficient free cash flow or borrowing capacity to repay the Enron Line in December 2001; Enron would need to renew or restructure the Enron Line

         o Azurix management is optimistic that the AEL revolver could be refinanced in May 2002 but insufficient borrowing capacity would remain to fund forecasted negative cash flow

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                                      -17-

                                                               History of Azurix



AZURIX MANAGEMENT'S ANALYSIS OF NEAR-TERM LIQUIDITY(1)
--------------------------------------------------------------------------------


                                    [CHART]


----------
(1) Excludes Wessex Water Services because Wessex is a self-financing entity which does not affect the overall cash needs of Azurix.

Source: Azurix's Strategic Alternative Review, October 8, 2000.



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                                      -18-

                                                               History of Azurix



SUMMARY OF OUTSTANDING DEBT (in millions)
--------------------------------------------------------------------------------
As of September 30, 2000


         ISSUER                           DESCRIPTION                                                  AMOUNT
--------------------------  -------------------------------------------------------       -------    ---------
Azurix Corp.                $180 MM Enron G&A Line                                                   $     111
Azurix Corp.                Sr. Notes due 2007                                            L 100.0          148
Azurix Corp.                Sr. Notes due 2007                                                             240
Azurix Corp.                Sr. Notes due 2010                                                             200
Azurix Corp.                $25 MM Atlantic Water Trust line                                                12
Azurix Corp.                Leases                                                                           1
                                                                                                     ---------
                                                                                                     $     712

Azurix Europe Ltd.          Loan Notes                                                    L  59.3    $      88
Azurix Europe Ltd.          Marlin Notes                                                  L  73.0          108
Azurix Europe Ltd.          Revolving Credit Facility - acquisition debt refinance        L  64.0           95
Azurix Europe Ltd.          Revolving Credit Facility - intercompany loans                                 118
                                                                                                     ---------
                                                                                                     $     409


Wessex Water Services Ltd.  EIB loan #1                                                   L  30.0    $      44
Wessex Water Services Ltd.  EIB loan #2                                                   L   6.5           10
Wessex Water Services Ltd.  Capital lease                                                 L  38.0           56
Wessex Water Services Ltd.  Other long-term debt bond                                     L 296.9          439
Wessex Water Services Ltd.  Committed bank facilities                                     L  36.0           53

Wessex Water Services Ltd.  Short term borrowing                                          L  11.7           17
Wessex Water Services Ltd.  EIB loan #3                                                   L  78.4          116
Wessex Water Services Ltd.  EIB loan #4                                                   L  21.6           32
                                                                                                     ---------
                                                                                                     $     767

Azurix Ecopreneur           Purchase Agreement                                                       $       2
Azurix Buenos Aires         Credit Facility and Leases                                                       2
Azurix North America        Credit Facilities and Leases                                                     8
Azurix North America        Construction loan                                                               11


Total                                                                                                $   1,911
Less Cash                                                                                                  129
                                                                                                     ---------
Total Net Debt                                                                                       $   1,782





                                                       FIXED/
         ISSUER                MATURITY       RATE     FLOAT
--------------------------     --------      ------    ------
Azurix Corp.                   12/15/01       7.65%    Float
Azurix Corp.                   02/15/07      10.38%    Fixed
Azurix Corp.                   02/15/07      10.38%    Fixed
Azurix Corp.                   02/15/10      10.75%    Fixed
Azurix Corp.                   06/10/09       0.00%
Azurix Corp.                   01/15/10       8.50%    Fixed



Azurix Europe Ltd.             09/30/05       6.47%    Float
Azurix Europe Ltd.             12/15/01       6.25%    Fixed
Azurix Europe Ltd.             05/10/02       6.85%    Float
Azurix Europe Ltd.             05/10/02       7.49%    Float



Wessex Water Services Ltd.     10/01/01       6.04%    Fixed
Wessex Water Services Ltd.     06/15/02       5.16%    Fixed
Wessex Water Services Ltd.     09/30/02       7.33%    Fixed
Wessex Water Services Ltd.     03/30/09       6.04%    Fixed
Wessex Water Services Ltd.     04/01/02       6.35%    Float
                               No fixed
Wessex Water Services Ltd.         date       6.38%    Float
Wessex Water Services Ltd.     12/07/05       6.08%    Float
Wessex Water Services Ltd.     12/15/09       6.11%    Float



Azurix Ecopreneur              03/13/03      17.00%    Fixed
Azurix Buenos Aires            03/01/10      14.76%    Fixed
Azurix North America            Various       9.21%    Fixed
Azurix North America           11/22/10      23.10%    Float


Total                                      7.72% Average
Less Cash                                  66% Fixed

Total Net Debt



                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

                                                               History of Azurix


AZURIX FINANCIAL SUMMARY ($ millions)
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                          1998         1999          LTM       ESTIMATE     ESTIMATE
FY 12/31                                12/31/98     12/31/99      9/30/00       FY 00        FY 01
----------------------------------------------------------------------------------------------------

Total Revenues                             119.7        618.0        766.8        763.7        817.3
Operations & Maintenance                    31.6        224.7        354.5        358.9        398.4
General & Administrative                    20.3        117.8        142.5        141.6        120.0
Depreciation & Amortization                 22.2        104.8        125.3        128.2        138.0
Equity in gain/(loss) of affiliates         (0.8)         2.0          5.9          5.6          3.2
                                         -------      -------      -------      -------      -------
EBIT                                        44.8        172.7        150.4        140.5        164.3
Interest Expense                            15.1         73.6        111.9        121.4        148.8
Other Expense                                1.2          0.0         (2.5)        (0.1)         0.2
                                         -------      -------      -------      -------      -------
EBT                                         28.5         99.1         41.0         19.2         15.3
Minority Interest                            0.0         (1.1)        (2.2)        (1.9)        (0.6)
Income Tax Exp.                             18.3         35.2         22.5         13.0         14.0
                                         -------      -------      -------      -------      -------
Net Income                                  10.2         65.0         20.7          8.0          2.0
     EPS                                 $  0.10      $  0.59      $  0.19      $  0.07      $  0.02
                                         -------      -------      -------      -------      -------
EBIT                                     $  44.8      $ 172.7      $ 150.4      $ 140.5      $ 164.3
Plus: Dep. & Amort.                         22.2        104.8        125.3        128.2        138.0
                                         -------      -------      -------      -------      -------
EBITDA                                      67.0        277.5        275.7        268.7        302.3
Less: Capital Exp.                          63.2        287.3        306.5        350.0        328.0
                                         -------      -------      -------      -------      -------
Free Cash Flow                               3.8         (9.8)       (30.8)       (81.3)       (25.8)



----------------------------------------------------------------------------
                                   MARGINS
----------------------------------------------------------------------------

Sales Growth                    --     416.3%      35.5%     23.6%      7.0%
Operations & Maintenance      26.4%     36.4%      46.2%     47.0%     48.7%
General & Administrative      17.0%     19.1%      18.6%     18.5%     14.7%
EBITDA                        56.0%     44.9%      36.0%     35.2%     37.0%
EBIT                          37.4%     27.9%      19.6%     18.4%     20.1%
Net Income                     8.5%     10.5%       2.7%      1.1%      0.2%


-----------------------------------------------------------------------------------------------
                                            RATIOS
-----------------------------------------------------------------------------------------------
Book Value                    $1,645.5      $1,941.8      $1,810.5      $1,798.9      $1,799.4
Ret. on Book Equity (ROE)          0.6%          3.3%          1.1%          0.4%          0.1%
Total Book Assets              3,358.3       4,850.4       4,495.4       4,652.9       4,744.9
Ret. on Book Assets (ROA)          0.6%          2.3%          2.0%          1.7%          1.9%




----------------------------------------------------------------
                    MARKET CAPITALIZATION
----------------------------------------------------------------

Azurix Share Price 11/30/00                            $    6.00
     52-Week High/Low: $14.19 / $3.38
Shares Outstanding (MM)                                   117.33
Equity Market Value                                    $   704.0

Options Outstanding (MM)                        10.25
Average Strike Price                        $   13.79
                                            ---------
Fully Diluted Equity Market Value                      $   704.0

Plus: Debt(1)                               $ 1,910.5
Plus: Minority Interest                           6.3
Less: Cash & Equivalents                        133.7
                                            ---------
Net Debt                                                 1,783.1
                                                       ---------

Adjusted Market Value                                  $ 2,487.1


---------------------------------------------------------------------------------------------------------------------------
                                                 MARKET TRADING MULTIPLES
---------------------------------------------------------------------------------------------------------------------------
                                               Adjusted Market Value as                               Market Value as
                                                    a multiple of:                                     a multiple of:
                                                                                                                      Book
                              Net Sales          EBITDA           EBIT               FCF         Net Income           Value
                              ---------          ------           ----               ---         ----------           -----
LTM                              3.2x             9.0x            16.5x               NM            34.0x             0.4x
2000E                            3.3x             9.3x            17.7x               NM            87.6x             0.4x
2001E                            3.0x             8.2x            15.1x               NM           358.8x             0.4x



------------------------------------------------------------------
               LTM CAPITALIZATION AND  CREDIT RATIOS
------------------------------------------------------------------
                           DEBT COVERAGE
EBITDA/Int.    EBIT/Int.                 NOCF/Int.     Debt/EBITDA
-----------    ---------                 ---------     -----------
  2.5x           1.3x                      NM            6.9x


-------------------------------------------------------------
                      CAPITALIZATION

   Book Ratios                             Market Ratios
 D/E          D/(D+E)                    D/E          D/(D+E)
 ---          -------                    ---          -------
105.5%         51.3%                    271.4%         73.1%


----------
Note: 2000E and 2001E are based on management estimates.

(1) Book value of debt assumed to approximate market value. As of latest 10-Q (9/30/00).

                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

                                                               History of Azurix



AZURIX STOCK PRICE & VOLUME HISTORY SINCE IPO
--------------------------------------------------------------------------------


                                    [GRAPH]



(1) 6/9/99:         IPO of 36.6 MM shares priced at $19 per share

(2) 11/4/99:        Stock falls after company lowers 4Q earnings estimate to
                    $0.09 to $0.11 from $0.17 a share

(3) 2/1/00:         S&P gives company's debt a BB+ rating

(4) 7/6/00:         DLJ, Merrill Lynch,Deutsche Bank, PaineWebber, and CSFB rate the stock a buy

(5) 8/8/00:         2Q EPS dropped to $0.05 from $0.19 per share the year
                    earlier, excluding non-recurring charges

(6) 8/25/00:        Rebecca Mark quits, John Garrison named as replacement

(7) 10/19/00:       Class action lawsuit filed against Azurix

(8) 10/27/00:       Enron's $7 per share buyout offer causes the stock price to rise 84%


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--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

--------------------------------------------------------------------------------


                           --------------------------

                                STRATEGIC PROCESS

                           --------------------------


                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

                                                               Strategic Process


STRATEGIC PROCESS IN 2000
--------------------------------------------------------------------------------


o AZURIX WAS INITIALLY CONTACTED BY COMPANY A* AT THE END OF 1999 ABOUT A POSSIBLE SALE AND DISCUSSIONS WERE HELD IN JANUARY 2000

         o Discussions then broke off for several months as Company A* completed a merger and a review of its water strategy

o IN FEBRUARY 2000, CONSULTING FIRM A* STUDIED STRATEGIC ALTERNATIVES AND VALUED AZURIX'S BUSINESS

         o The study placed a discounted cash flow valuation of approximately $500 million, or $4.27 per share, on all of Azurix

o AS A RESULT OF THE FOLLOWING KEY FACTORS, AZURIX MANAGEMENT MADE A RECOMMENDATION TO THE BOARD OF DIRECTORS TO SEEK AN ACQUIRER OR STRATEGIC INVESTOR:

         o        Highly leveraged balance sheet

         o Insufficient liquidity to fund projected negative cash flow through 2002

         o        Depressed stock price

         o Difficulty in pursuing concessions and acquisitions with limited access to capital

o IN EARLY MARCH, THE BOARD OF DIRECTORS OF AZURIX AUTHORIZED IMPLEMENTATION OF A TARGETED SEARCH FOR STRATEGIC PARTNERS OR BUYERS

o IN MARCH 2000, AZURIX ENGAGED SSB (THROUGH SSB'S PREDECESSOR, SCHRODERS) AND MERRILL LYNCH AS ADVISORS TO EXPLORE STRATEGIC OPTIONS FOR THE COMPANY

----------
* The actual name of the company has been omitted pursuant to a request for confidential treatment, and such name has been filed separately with the Securities and Exchange Commission.


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--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

                                                               Strategic Process

--------------------------------------------------------------------------------



o SSB AND MERRILL LYNCH CONSIDERED A BROAD RANGE OF POTENTIALLY INTERESTED PARTIES:


                TIER ONE                               TIER TWO                                   TIER THREE
       -------------------------                -----------------------                    ----------------------
       ACEA (Rome)                              Anglian Water                              Cheung Kong Int. (CKI)
       AEM Milano                               British Energy                             Duke
       American Water Works                     Edison International                       Gpu
       DQE                                      EdP                                        International Water
       NUON                                     EnBW/EdF                                   Mid-American/Berkshire
       RWE                                      Endesa
       Thames Water                             Iberdrola
       Union Electrica Fenosa                   Kelda Group
       Vivendi                                  Saur (Bouygues)
                                                Scottish LSO Energy
                                                Scottish Power
                                                Severn Trent
                                                Singapore Power
                                                Suez Lyonnaise
                                                United Utilities
                                                Veba (E.ON)

o SIX COMPANIES JUDGED LIKELY TO BE APPROPRIATE AND STRATEGIC PARTNERS FOR AZURIX WERE CONTACTED:

         o        Company B*

         o        Company C*

         o        Company D*

         o        Company E*

         o        Company F*

         o        Company A*

o THREE PARTIES (COMPANIES C, A AND B*) SIGNED CONFIDENTIALITY AGREEMENTS AND RECEIVED MANAGEMENT PRESENTATIONS

         o Azurix did not receive any written bids during this stage of the process

----------
* The actual name of the company has been omitted pursuant to a request for confidential treatment, and such name has been filed separately with the Securities and Exchange Commission.


                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

                                                               Strategic Process

--------------------------------------------------------------------------------


o ON AUGUST 25, AZURIX RECEIVED A LETTER FROM COMPANY A* CONTAINING AN INDICATIVE CASH OFFER OF $7.00 PER SHARE, SUBJECT TO DUE DILIGENCE, AND REQUESTING AN 8-WEEK EXCLUSIVITY PERIOD

         o Enron responded by letter on September 13 on behalf of Azurix with a detailed 4-week due diligence schedule

         o In that letter, Enron also expressed concern over the indicated offer price of $7.00 per share

o        ALSO ON AUGUST 25, REBECCA MARK RESIGNED FROM THE COMPANY AS CEO

         o Based on the number of articles and press releases discussing Mark's departure and the uncertain future of Azurix, several additional parties emerged and expressed limited interest in the Company

o        THE FOLLOWING COMPANIES APPROACHED ENRON FOLLOWING MARK'S DEPARTURE IN
         AUGUST

         o Company G* met with Enron and Azurix representatives on August 19 and made an oral indication of $4.00 per share, but withdrew in late September due to concerns about the Company's high leverage

         o Company H* approached the company in late September but quickly backed away, citing Azurix's high leverage and the size of a deal

         o Other contacts were made with Companies I, J and K*; both Company I* and Company J* gave oral indications of interest at or below Azurix's market price at the time, which was approximately $4.00 per share

o ON OCTOBER 13, COMPANY C* SENT A LETTER TO AZURIX STATING ITS INTEREST IN JUST WESSEX WATER LTD. AND LURGI BAMAG WITH AN INDICATION THAT IT WOULD BE IN A POSITION TO MAKE A PRELIMINARY OFFER BY THE END OF OCTOBER

         o        No further correspondence has occurred

----------
* The actual name of the company has been omitted pursuant to a request for confidential treatment, and such name has been filed separately with the Securities and Exchange Commission.


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--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

                                                               Strategic Process

--------------------------------------------------------------------------------


o BY THE MIDDLE OF OCTOBER, COMPANY A* HAD PERFORMED EXTENSIVE DUE DILIGENCE ON AZURIX BOTH IN THE U.S. AND ABROAD

         o After completing their due diligence, Company A* failed to respond to either Enron or Azurix by the October 16 deadline which was established in the initial due diligence schedule

         o Company A* informed Enron orally on October 25 that it would not pursue a deal with Azurix

         o Company A* cited the following reasons for abandoning its offer:

                  -        History of company and its stock price

                  -        Complicated debt structure

                  -        Negative cash flow

                  -        Recently filed IPO litigation

o ON OCTOBER 27, ENRON SENT A LETTER TO AZURIX STATING ITS OFFER TO PROVIDE FUNDING TO THE COMPANY TO TAKE ITSELF PRIVATE

         o The Enron letter and Azurix's related press release were filed with the Securities and Exchange Commission as exhibits in a Form 8-K: accordingly, the possibility of a sale to Azurix has been publicly known for over a month

         o The Company's Board of Directors formed a Special Committee to consider the proposal

         o In early November, the Special Committee hired WP&Co. and SSB as financial advisors to render opinions as to the fairness of the proposal

o A CLASS ACTION LAWSUIT ON BEHALF OF AZURIX'S PUBLIC SHAREHOLDERS WAS FILED ON OCTOBER 27 AGAINST THE COMPANY, THE MEMBERS OF THE BOARD, AND ENRON FOR THE PURPOSE OF ENJOINING THE PROPOSED TRANSACTION

         o        Several similar actions have subsequently been filed

----------
* The actual name of the company has been omitted pursuant to a request for confidential treatment, and such name has been filed separately with the Securities and Exchange Commission.


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--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

                                                               Strategic Process

--------------------------------------------------------------------------------


o ON NOVEMBER 16, COMPANY L*, A U.K.-BASED PRIVATE INVESTMENT FIRM, SENT A LETTER TO AZURIX EXPRESSING ITS INTEREST IN WESSEX WATER AND GIVING AN INDICATIVE VALUATION OF 95% OF RAB

         o On November 30, Company L* was contacted by SSB and WP&Co. to discuss its expression of interest

         o SSB and WP&Co. indicated that the indicative valuation was low relative to the value implied for Wessex by the Enron funded buyout price of $7.00 per share for Azurix and the strategic premiums paid for other U.K. water companies

         o Company L* indicated it could not pay a strategic premium for Wessex

o ROTHSCHILD (COMPANY A'S* ADVISOR) CONTACTED SSB AND WP&CO. DURING THE WEEK OF NOVEMBER 20 ON BEHALF OF COMPANY A*

         o The contact did not result in any renewed expression of interest

         o        On December 1, WP&Co. spoke with a representative of
                  Rothschild:

                  - To confirm Enron's version of events relating to Company A's* withdrawal from the Azurix sale process

                  - To confirm that Company A* would not provide a revised expression of interest with respect to a possible acquisition of Azurix

                  - WP&Co. also requested through Rothschild to speak directly with Company A* to inquire about Company A's* interest in acquiring pieces of Azurix and possible valuation levels for such pieces

----------

* The actual name of the company has been omitted pursuant to a request for confidential treatment, and such name has been filed separately with the Securities and Exchange Commission.


                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

--------------------------------------------------------------------------------





                     ---------------------------------------

                         EVALUATION OF STRATEGIC OPTIONS

                     ---------------------------------------





                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

                                                 Evaluation of Strategic Options


POSSIBLE STRATEGIC OPTIONS FOR THE SPECIAL COMMITTEE
--------------------------------------------------------------------------------



                                    [CHART]


o May be best option if either shareholder value is maximized by pursuing the existing business plan or the proposal is not fair and cannot be improved to a fair level

o        Potentially prevents a loss of shareholder value

o Enron may still be able to pursue its offer leaving the public the ability to decide


o        Gives shareholders immediate liquidity

o Removes Azurix common stock from Wall Street's scrutiny, freeing management to realize its strategic plan

o        Probably the easiest transaction to complete

o However, precludes public shareholders from any potential benefit of a turnaround in Azurix's financial results


o        Increases shareholder value and gives shareholders immediate liquidity

o Same benefits as accepting the proposal plus greater value for shareholders


o        Explore a sale of Azurix to a third party other than Enron

         - Enron senior management has indicated that Enron would not sell at $7.00

         -        May be difficult given approaches that have already been made

o Requires determination of available alternatives and the consequences of each

         -        Pursuit of Company's existing business plan

         -        Share repurchase

         -        Asset sales

         -        Acquisitions


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                                      -29-

                                                 Evaluation of Strategic Options

DECLINE TO RECOMMEND AN OFFER
--------------------------------------------------------------------------------


                                      PROS
--------------------------------------------------------------------------------

o        ALLOWS COMPANY TO PURSUE ITS EXISTING BUSINESS PLAN

         o North American services business still in early stage of development

         o Madera Water Bank and the rest of the RDM business have upside potential


o        POTENTIALLY PREVENTS A LOSS OF SHAREHOLDER VALUE

o AFFORDS COMPANY OPPORTUNITY TO IMPLEMENT TURN-AROUND STRATEGY AT BUENOS AIRES AND RECOUP VALUE THERE


                                      CONS
--------------------------------------------------------------------------------

o        EXISTING BUSINESS PLAN DOES NOT PROJECT A QUICK IMPROVEMENT IN
         PROFITABILITY

o THE COMPANY MAY FACE SERIOUS LIQUIDITY ISSUES WITHIN 12 TO 18 MONTHS AS A STAND-ALONE ENTITY

o SHARE PRICE LIKELY TO DROP IN NEAR-TERM IF THE BOARD DECLINES TO RECOMMEND AN OFFER

o AS A SMALL, CAPITAL-CONSTRAINED COMPANY, AZURIX IS AT A COMPETITIVE DISADVANTAGE IN THE GLOBAL WATER INDUSTRY


o        MAY BE DIFFICULT TO REALIZE $7.00 PER SHARE OF VALUE FROM AZURIX IN THE
         FUTURE



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--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

                                                 Evaluation of Strategic Options


ACCEPT THE PROPOSAL
--------------------------------------------------------------------------------


                                      PROS
--------------------------------------------------------------------------------

o        GIVES SHAREHOLDERS IMMEDIATE LIQUIDITY

o        PROBABLY THE EASIEST TRANSACTION TO COMPLETE

o COMPANY A'S* INDICATIVE OFFER OF $7.00 PER SHARE (WHICH WAS LATER WITHDRAWN SUBSEQUENT TO DUE DILIGENCE) HAS BEEN THE ONLY OFFER COMPARABLE TO ENRON'S PROPOSAL

o THE ENRON PROPOSAL REPRESENTS APPROXIMATELY A 100% PREMIUM OVER AZURIX'S PRICE AT THE TIME OF THE OFFER

o BECAUSE OF THE MAJORITY OF THE MINORITY PROVISION, PUBLIC SHAREHOLDERS HAVE THE ABILITY TO CHOOSE WHETHER OR NOT TO ACCEPT THE PROPOSAL


                                      CONS
--------------------------------------------------------------------------------

o PRECLUDES PUBLIC SHAREHOLDERS FROM ANY POTENTIAL BENEFIT OF A TURNAROUND IN AZURIX'S FINANCIAL RESULTS

o NEGOTIATING WITH ENRON TO IMPROVE THE PRICE MAY RESULT IN INCREMENTALLY MORE VALUE FOR PUBLIC SHAREHOLDERS

o SHAREHOLDERS WHO PURCHASED THEIR SHARES ABOVE $7.00 MAY BE DISSATISFIED WITH THE OUTCOME



----------
* The actual name of the company has been omitted pursuant to a request for confidential treatment, and such name has been filed separately with the Securities and Exchange Commission.


                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

                                                 Evaluation of Strategic Options


NEGOTIATE TO IMPROVE THE PRICE AND/OR OTHER TERMS OF THE PROPOSAL
--------------------------------------------------------------------------------


                                      PROS
--------------------------------------------------------------------------------

o        INCREASES SHAREHOLDER VALUE AND GIVES SHAREHOLDERS LIQUIDITY

o        SIMILAR BENEFITS AS ACCEPTING THE CURRENT PROPOSAL

o        SUPPORT OF THE ENRON OFFER BY THE SPECIAL COMMITTEE SHOULD BE IMPORTANT
         TO ENRON


                                      CONS
--------------------------------------------------------------------------------

o        RUNS THE RISK OF HAVING ENRON WITHDRAW ITS CURRENT OFFER

o IF ENRON AND THE SPECIAL COMMITTEE ARE UNABLE TO REACH AGREEMENT AND THE PROPOSAL IS WITHDRAWN, AZURIX'S STOCK PRICE WILL LIKELY SUFFER IN THE SHORT-TERM


o PROLONGING THE TRANSACTION PROCESS BY NEGOTIATING MAY COMPLICATE AZURIX'S ABILITY TO CONSUMMATE A MERGER TRANSACTION, WITH ANY PARTY, WITHOUT RESTRUCTURING EXISTING DEBT, RAISING SIGNIFICANT NEW EQUITY CAPITAL, OR SOLICITING CONSENTS FROM SENIOR NOTES HOLDERS TO WAIVE THE ISSUANCE TEST

         o The EBITDA to interest coverage ratio is projected to fall below 2:1 for the four quarters ending December 31, 2000, and to decline further for the four quarters ending March 31, 2001

         o However, Enron is prepared to provide a certain level of commitment to equitize existing loans between Enron and Azurix to meet the incurrence test

         o If the merger approval date is delayed beyond March 31, 2001, the additional debt restructuring required to meet the incurrence test may be unattractive to Enron

o ENRON'S OFFER ALREADY MATCHES THE BEST INDICATION OF INTEREST THAT THE COMPANY HAS RECEIVED (AN OFFER THAT WAS SUBSEQUENTLY WITHDRAWN)


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                                      -32-

                                                 Evaluation of Strategic Options


RECOMMEND OTHER BOARD ACTION TO MAXIMIZE SHAREHOLDER VALUE
--------------------------------------------------------------------------------


                                      PROS
--------------------------------------------------------------------------------

o        COULD MAXIMIZE SHAREHOLDER VALUE

o PROCEEDS FROM ASSET SALES MAY GIVE AZURIX THE CASH AND TIME IT NEEDS TO SUCCESSFULLY IMPLEMENT ITS TURNAROUND STRATEGY

o VALUE OF AZURIX TO A STRATEGIC BUYER IN THE WATER INDUSTRY MAY BE GREATER THAN TO ENRON

o THE COMPANY HAS RECENTLY RECEIVED INDICATIONS OF INTEREST IN CERTAIN ASSETS FROM POTENTIAL BUYERS


                                      CONS
--------------------------------------------------------------------------------

o AZURIX HAS ALREADY TRIED THIS APPROACH IN 2000 AND DID NOT RECEIVE ANY OFFERS SUPERIOR TO ENRON'S PROPOSAL

o ASSET SALES MAY WEAKEN AZURIX'S REMAINING BUSINESS AND ONLY TEMPORARILY DELAY ITS LIQUIDITY ISSUES

o THE COMPANY AND ITS FINANCIAL ADVISORS HAVE ALREADY APPROACHED A BROAD RANGE OF POTENTIAL BUYERS THIS YEAR SO IT WILL BE DIFFICULT TO GENERATE INTEREST NOW

o AZURIX DOES NOT PROJECT SUCH A RAPID TURNAROUND THAT IT COULD REALIZE HIGHER VALUES FOR ASSET SALES IN THE NEAR TERM

o        ENRON CAN EFFECTIVELY BLOCK ANY TRANSACTION IT DOES NOT SUPPORT




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                                                      PREMIER INVESTMENT BANKING

--------------------------------------------------------------------------------



                            ------------------------

                                    VALUATION

                            ------------------------



                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

                                                                       Valuation



VALUATION SUMMARY ($ millions, except per share data)
--------------------------------------------------------------------------------





                                                       ENTERPRISE/PER SHARE
VALUATION METHODOLOGY                                    VALUATION RANGE
---------------------------------       -----------------------------------------------
Discounted Cash Flow                    $   1,971                 --          $   2,666
 Value per Share                        $    1.60                 --          $    7.52



Comparable Companies (1)                $   1,886                 --          $   2,542
 Value per Share                        $    0.88                 --          $    6.47



Comparable Transactions                 $   2,135                 --          $   2,649
 Value per Share                        $    3.00                 --          $    7.38




                        IMPLIED MULTIPLES
                     OF AZURIX'S LTM FINANCIALS
---------------------------------------------------------------------
Net Sales                  2.6x                 --               3.5x
EBITDA                     7.3x                 --               9.9x
EBIT                      13.6x                 --              18.4x
Net Income               108.3x                 --             146.5x

Net Sales                  2.5x                 --               3.3x
EBITDA                     7.0x                 --               9.4x
EBIT                      13.1x                 --              17.6x
Net Income               103.7x                 --             139.7x

Net Sales                  2.8x                 --               3.5x
EBITDA                     7.9x                 --               9.8x
EBIT                      14.8x                 --              18.3x
Net Income               117.3x                 --             145.5x





----------
(1) This analysis is based on market trading multiples and does not necessarily reflect control premiums that may be available in acquisitions of comparable companies. As such, this analysis should not be understood to reflect a reference range of values for assessing the fairness of an acquisition of Azurix.



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                                                      PREMIER INVESTMENT BANKING

                                                                       Valuation


SUMMARY OF DISCOUNTED CASH FLOW VALUATION ($ millions, except per share data)
--------------------------------------------------------------------------------



                                              CURRENT VALUATION RANGE                 ORIGINAL
                                   -------------------------------------------       ACQUISITION
                                      LOW              MID             HIGH             COST
                                   ---------        ---------        ---------       -----------

AZURIX ENTITY

Wessex (Azurix Europe)             $ 1,700.0        $ 1,800.0        $ 2,100.0        $ 2,543.0
Buenos Aires                            55.0             75.0            100.0            439.0
North America                          165.0            195.0            225.0            145.0
Brazil                                  25.0             50.0             75.0             57.0
IASA (Mexico)                           45.0             50.0             55.0             23.0
Lurgi                                    5.0              7.5             10.0             31.0
Cancun                                  35.0             40.0             45.0             33.0
Mendoza                                 14.0             15.0             16.0             72.0
RDM                                     20.0             22.5             25.0             32.0
Corporate                             (125.0)          (125.0)          (125.0)          (125.0)
Madera Water Bank                       31.5            120.0            140.0             31.5
                                   ---------        ---------        ---------        ---------

TOTAL ENTERPRISE VALUE             $ 1,970.5        $ 2,250.0        $ 2,666.0        $ 3,281.5

Less: Net Debt as of 9/30/00         1,783.1          1,783.1          1,783.1          1,783.1
                                   ---------        ---------        ---------        ---------

TOTAL EQUITY VALUE                 $   187.4        $   466.9        $   882.9        $ 1,498.4

Implied Price Per Share(1)         $    1.60        $    3.98        $    7.52        $   12.77

----------
(1) Based on 117.3 million shares outstanding and 10.3 million options outstanding with a weighted average strike price of $13.79




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                                                      PREMIER INVESTMENT BANKING

                                                                       Valuation


KEY ASSUMPTIONS
--------------------------------------------------------------------------------



AZURIX ENTITY               DISCOUNT RATE        TERMINAL MULTIPLE(1)                            RATIONALE
----------------------   ---------------------   --------------------         -------------------------------------------------

Wessex (Azurix Europe)    6.5%     --     7.5%   6.0x     --   8.0x           Based on after-tax ROA established by OFWAT
                                                                              and corporate bonds. Standard terminal
                                                                              multiples chosen based on comparable
                                                                              acquisitions

Buenos Aires             15.0%     --    17.0%     NM     --     NM           Based on Argentina's high sovereign risk
                                                                              premium, significant regulatory risk and
                                                                              business uncertainty

North America            10.0%     --    12.0%   6.0x     --   8.0x           Based on speculative nature of high growth,
                                                                              acquisitive business strategy in North
                                                                              America. Standard EBITDA terminal multiples

Brazil                   15.0%     --    17.0%   4.0x     --   6.0x           Based on Brazil's high sovereign risk premium
                                                                              and speculative drilling operations. Lower
                                                                              terminal multiple due to contractual
                                                                              obligations in Brazil

IASA (Mexico)            12.0%     --    14.0%     NM     --     NM           Based on Mexico's moderate sovereign risk.
                                                                              Discount rate also incorporates significant
                                                                              contract renewal risk in key Mexico City
                                                                              business

Lurgi                    12.0%     --    14.0%   4.0x     --   6.0x           Based on exposure to emerging markets and
                                                                              construction contract risk. Lower multiples
                                                                              because of slim margins in this sector


Cancun                   11.0%     --    13.0%     NM     --     NM           Similar to IASA (Mexico), except for lower
                                                                              business risk due to customer base and longer
                                                                              concession period

Mendoza                  14.0%     --    16.0%   5.0x     --   6.0x           Lower than Buenos Aires due to lower business
                                                                              and regulatory uncertainty. Lower terminal
                                                                              multiples because of poor operating history
                                                                              and minority position

RDM                      12.0%     --    14.0%   5.0x     --   7.0x           Higher discount rates and lower multiples
                                                                              than North America because of very
                                                                              speculative business plan with no operating
                                                                              history

Corporate                 8.0%     --    10.0%     NM     --     NM           Reflects Azurix's overall cost of capital
                                                                              based on asset portfolio

----------
(1) For Buenos Aires, IASA, and Cancun, terminal multiples were not used because the cash flows were projected for the entire length of the concession. Therefore, terminal values were not used in determining the appropriate value of each respective operation. For Corporate, a perpetuity growth rate was used to project a terminal value.


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                                      -37-

                                                                       Valuation


COMPARABLE COMPANIES VALUATION SUMMARY (in millions, except per share data)
--------------------------------------------------------------------------------




        WESSEX  FINANCIALS             MEAN -  MEDIAN  MULTIPLES                                  RANGE
-----------------------------------    --------------------------              -------------------------------------------
RAB (ESTIMATED)
     03/31/2000         L.  1,200.0     0.95x        --     0.99x              L.      1,138        --      L        1,183

EBITDA
     2000 FY (1)        L.    173.2      6.9x        --      6.9x              L.      1,194        --      L.       1,193
     2001 FY            L.    175.4      7.5x        --      7.6x              L.      1,318        --      L.       1,332
     2002 FY            L.    172.3      7.1x        --      7.3x              L.      1,226        --      L.       1,251

EBIT
     2000 FY            L.    126.2     10.0x        --     10.1x              L.      1,257        --      L.       1,276
     2001 FY            L.    117.5     12.0x        --     11.6x              L.      1,411        --      L.       1,361
     2002 FY            L.    108.5     11.3x        --     11.4x              L.      1,227        --      L.       1,240

NET INCOME
     2000 FY            L.    105.3      8.3x        --      8.5x              L.        876        --      L.         895
     2001 FY            L.     84.0     12.4x        --     12.8x              L.      1,044        --      L.       1,074
     2002 FY            L.     68.6     12.3x        --     12.8x              L.        845        --      L.         877


SUMMARY ENTERPRISE VALUE REFERENCE RANGE FOR WESSEX                            L.    1,150.0        --      L.     1,400.0
SUMMARY ENTERPRISE VALUE REFERENCE RANGE FOR WESSEX IN DOLLARS AT $1.42/L.1.00     $   1,636        --           $   1,992
PLUS: ESTIMATED VALUE RANGE FOR AZURIX'S NON-WESSEX BUSINESSES                     $     250        --           $     550
                                                                                   ---------                     ---------
SUMMARY TOTAL AZURIX ENTEPRISE VALUE                                               $   1,886        --           $   2,542
LESS: NET DEBT                                                                     $   1,783        --           $   1,783
                                                                                   ---------                     ---------
EQUITY VALUE REFERENCE RANGE                                                       $     103        --           $     759
SHARES OUTSTANDING (MILLIONS)(2)                                                       117.3        --               117.3
                                                                                   ---------                     ---------
IMPLIED VALUE PER SHARE                                                            $    0.88        --           $    6.47

----------
(1) Fiscal Year ends March 31 (i.e., FY 2000 ended 03/31/00)

(2) Includes options under the treasury method.


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                                                      PREMIER INVESTMENT BANKING

                                                                       Valuation


COMPARABLE TRANSACTIONS VALUATION SUMMARY (in millions, except per share data)
--------------------------------------------------------------------------------




    WESSEX  FINANCIALS          MEAN -  MEDIAN  MULTIPLES                                      RANGE
----------------------------    -------------------------                      -------------------------------------
EBITDA
   LFY            L.   173.2     8.5x       --       8.4x                      L.   1,477       --        L.   1,451

EBIT
   LFY            L.   126.2    10.5x       --      10.3x                      L.   1,328       --        L.   1,305

Net Income
   LFY            L.   105.3     9.9x       --      10.5x                      L.   1,041       --        L.   1,107

SUMMARY ENTERPRISE VALUE REFERENCE RANGE FOR WESSEX                            L.   1,325       --        L.   1,475
SUMMARY ENTERPRISE VALUE REFERENCE RANGE FOR WESSEX IN DOLLARS AT $1.42/L.1.00     $1,885       --            $2,099
PLUS: ESTIMATED VALUE RANGE FOR AZURIX'S NON-WESSEX BUSINESSES                     $  250       --            $  550
                                                                                   ------                     ------
SUMMARY TOTAL AZURIX ENTEPRISE VALUE                                               $2,135       --            $2,649
LESS: NET DEBT                                                                     $1,783       --            $1,783
                                                                                   ------                     ------
EQUITY VALUE REFERENCE RANGE                                                       $  352       --            $  866
SHARES OUTSTANDING (MILLIONS)(1)                                                    117.3       --             117.3
                                                                                   ------                     ------
IMPLIED VALUE PER SHARE                                                            $ 3.00       --            $ 7.38


----------
(1) Includes options under the treasury method.




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                                                      PREMIER INVESTMENT BANKING

--------------------------------------------------------------------------------





                            ------------------------

                                    APPENDIX

                            ------------------------





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--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

--------------------------------------------------------------------------------






                      -----------------------------------

                                DISCOUNTED CASH
                                 FLOW ANALYSIS

                      -----------------------------------





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--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

                                                   Discounted Cash Flow Analysis

AZURIX CONSOLIDATED INCOME STATEMENT ($MM)
--------------------------------------------------------------------------------

                                                       ACTUAL                  ESTIMATES(1)
                                                     ---------     -------------------------------------
                                                        1999         2000E         2001E         2002E
                                                     ---------     ---------     ---------     ---------

Operating Revenue                                    $   618.0     $   763.7     $   817.3     $   913.8
   Growth %                                                                            7.0%         11.8%

Operating & Maintenance Expense                          224.7         358.9         398.4         446.5
G&A Expense                                              117.8         141.6         120.0         116.1

Equity in gain/(loss) of Unconsolidated Affiliates         2.0           5.6           3.2           4.3
                                                     ---------     ---------     ---------     ---------

EBITDA                                                   277.5         268.7         302.3         355.4
   Margin %                                               44.9%         35.2%         37.0%         38.9%

Goodwill & Concession Rights Amortization Expense         37.0          38.2          40.6          42.5
Depreciation & Other Amortization Expense                 67.8          90.1          97.4         111.9
                                                     ---------     ---------     ---------     ---------
   Total depreciation & amortization                     104.8         128.2         138.0         154.4

Equity in gain/(loss) of Consolidated Affiliates           0.0           0.0           0.0           0.0
                                                     ---------     ---------     ---------     ---------
EBIT                                                     172.7         140.5         164.3         201.1
   Margin %                                               27.9%         18.4%         20.1%         22.0%

Interest Income                                          (20.0)        (49.3)        (27.1)        (27.5)
Interest Expense                                          96.6         174.1         187.1         199.0
Less: Capitalized Interest                                (3.0)         (3.4)        (11.2)         (9.9)
                                                     ---------     ---------     ---------     ---------
   Net Interest (Income)/Expense                          73.6         121.4         148.8         161.6

Minority Interest                                         (1.1)         (1.9)         (0.6)         (0.7)
Other Income                                               0.0          (0.1)          0.2           0.3
                                                     ---------     ---------     ---------     ---------

Profit Before Tax                                        100.2          21.0          15.9          39.0

Income tax expense, current                               29.0          11.5          15.1          38.3
Income tax expense, deferred                               6.2           1.5          (1.1)        (13.4)
                                                     ---------     ---------     ---------     ---------
   Total Income Tax Expense                               35.2          13.0          14.0          24.9

Net Income                                                65.0           8.0           2.0          14.2

Shares Outstanding                                       109.7         117.4         117.4         117.4
EPS                                                  $    0.59     $    0.07     $    0.02     $    0.12





                                                                  ESTIMATES(1)
                                                     -------------------------------------
                                                       2003E         2004E         2005E
                                                     ---------     ---------     ---------

Operating Revenue                                    $ 1,079.1     $ 1,254.2     $ 1,421.1
   Growth %                                               18.1%         16.2%         13.3%

Operating & Maintenance Expense                          532.1         619.4         704.7
G&A Expense                                              130.6         145.7         161.1

Equity in gain/(loss) of Unconsolidated Affiliates         3.9           4.5           5.1
                                                     ---------     ---------     ---------

EBITDA                                                   420.2         493.7         560.4
   Margin %                                               38.9%         39.4%         39.4%

Goodwill & Concession Rights Amortization Expense         44.8          46.7          48.4
Depreciation & Other Amortization Expense                128.2         143.6         155.3
                                                     ---------     ---------     ---------
   Total depreciation & amortization                     173.0         190.4         203.6

Equity in gain/(loss) of Consolidated Affiliates           0.0           0.0           0.0
                                                     ---------     ---------     ---------
EBIT                                                     247.2         303.4         356.7
   Margin %                                               22.9%         24.2%         25.1%

Interest Income                                          (31.9)        (36.6)        (39.7)
Interest Expense                                         218.5         236.6         250.4
Less: Capitalized Interest                                (9.9)        (10.2)         (8.7)
                                                     ---------     ---------     ---------
   Net Interest (Income)/Expense                         176.6         189.8         202.0

Minority Interest                                         (0.0)          0.3           0.9
Other Income                                              (3.7)         (4.3)         (3.4)
                                                     ---------     ---------     ---------

Profit Before Tax                                         74.3         117.5         157.3

Income tax expense, current                               56.3          68.0          81.0
Income tax expense, deferred                             (17.4)        (13.2)        (10.6)
                                                     ---------     ---------     ---------
   Total Income Tax Expense                               38.9          54.8          70.3

Net Income                                                35.5          62.7          87.0

Shares Outstanding                                       117.4         117.4         117.4
EPS                                                  $    0.30     $    0.53     $    0.74

----------
(1) Estimates based on management projections

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                                      -42-

                                                   Discounted Cash Flow Analysis



AZURIX CONSOLIDATED BALANCE SHEET AND CASH FLOW STATEMENT ($MM)
--------------------------------------------------------------------------------



                                               ACTUAL                                     ESTIMATES
                                              -------      ------------------------------------------------------------------------
                                                 1999       2000E        2001E        2002E        2003E        2004E        2005E
                                              -------      -------      -------      -------      -------      -------      -------
Assets
  Cash & Equivalents                                          29.7         32.7         54.9         66.4         98.8        189.2
  Restricted Cash                                             92.9         92.9         92.9         92.9         92.9         92.9
  Other Assets                                             4,530.4      4,828.4      5,105.8      5,370.2      5,610.3      5,743.6
                                                           -------      -------      -------      -------      -------      -------
    Total Assets                                           4,652.9      4,954.0      5,253.5      5,529.5      5,802.1      6,025.7

Liabilities & Stockholders Equity
  Intercompany Debt                                          120.0        180.0        180.0        180.0        180.0        180.0
  Debt                                                     1,793.5      1,985.7      2,175.5      2,331.5      2,448.8      2,492.4
  Other Liabilities                                          934.0        934.0        934.0        934.0        934.0        934.0
                                                           -------      -------      -------      -------      -------      -------
    Total Liabilities                                      2,847.5      3,099.7      3,289.5      3,445.5      3,562.8      3,606.4

  Minority Interest                                            6.5          5.9          5.3          5.2          5.6          6.4

  Stockholders' Equity                                     1,812.4      1,790.5      1,810.9      1,799.7      1,769.0      1,714.0
  Retained Earnings                                          221.7        293.1        383.0        514.2        699.9        934.1
  Cumulative Foreign Currency Translation Adj.              (235.2)      (235.2)      (235.2)      (235.2)      (235.2)      (235.2)
                                                           -------      -------      -------      -------      -------      -------
    Total Stockholders' Equity                             1,798.9      1,848.4      1,958.7      2,078.8      2,233.7      2,412.9

    Total Liabilities & Stockholders' Equity               4,652.9      4,954.0      5,253.5      5,529.5      5,802.1      6,025.8

Operating Activities
  Net Income                                                               71.4         90.0        131.2        185.7        234.2
  Reconciling Items                                                        27.4         59.6         53.6         48.7         42.8
                                                                        -------      -------      -------      -------      -------
    Total Operating Cash Flow                                              98.8        149.5        184.8        234.3        277.0

Investing Activities
  Capital Expenditures                                                   (328.0)      (373.5)      (393.9)      (391.4)      (302.4)
  Acquisition Costs                                                       (20.0)       (20.0)       (20.0)       (20.0)       (20.0)
  Cash to Affiliate                                                       (85.8)       (58.6)       (23.6)        (9.3)        (4.0)
                                                                        -------      -------      -------      -------      -------
    Total Investing Cash Flow                                            (433.8)      (452.1)      (437.4)      (420.7)      (326.4)

Financing Activities
  Change in Debt - Total Affiliates                                       106.1         85.7         56.1         45.6         43.6
  Change in Debt - Public                                                  98.5         85.0         99.9         71.7          0.0
  Dividends                                                                 0.0          0.0          0.0          0.0          0.0
  Contribution from Parent                                                133.3        154.1        108.1        101.5         96.2
  Equity Financing                                                          0.0          0.0          0.0          0.0          0.0
                                                                        -------      -------      -------      -------      -------
    Total Financing Cash Flow                                             337.9        324.8        264.1        218.8        139.8

    Change in Cash - Increase/(Decrease)                                    3.0         22.2         11.5         32.4         90.4






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                                      -43-

                                                   Discounted Cash Flow Analysis


CONSOLIDATED DEBT DETAIL
--------------------------------------------------------------------------------



                                                                                             ESTIMATES
                                                                 ---------------------------------------------------------------
                                                                  2000E      2001E      2002E      2003E       2004E      2005E
                                                                 --------   --------   --------   --------   --------   --------

Corporate (USD)
     Enron Revolver(1)                                              120.0      180.0      180.0      180.0      180.0      180.0
     Corporate Bond Issue                                           240.0      240.0      240.0      240.0      240.0      240.0
     Corporate Bond Issue                                           200.0      200.0      200.0      200.0      200.0      200.0
     Corporate Bond Issue (Sterling Tranche Translated to USD)      145.0      145.0      145.0      145.0      145.0      145.0
     AEL Revolver - Acquisition Related(2)                          135.0      288.7      393.5      449.6      495.2      538.8
     Misc. Corporate Debt                                            13.0       13.0       13.0       13.0       13.0       13.0
                                                                 --------   --------   --------   --------   --------   --------
          Subtotal                                               $  853.0   $1,066.7   $1,171.5   $1,227.6   $1,273.2   $1,316.8

AEL (Sterling)
     AEL Revolver - Non-Acquisition Related(2)                       59.0       59.0       58.0       59.0       59.0       59.0
     Bristol Water Trust Loan                                        73.0       73.0       73.0       73.0       73.0       73.0
     AEL Loan Notes                                                  59.3       59.3       59.3       59.3       59.3       59.3
     Wessex Committed Facility                                       36.0       36.0       36.0       36.0       36.0       36.0
     Wessex Uncommitted Facility                                      8.2       34.8       94.4      162.3      211.7      211.7
     Wessex Finance Lease                                            45.6       45.6       45.6       45.6       45.6       45.6
     Wessex EIB Loan #1                                              30.0       30.0       30.0       30.0       30.0       30.0
     Wessex EIB Loan #2                                               6.5        6.5        6.5        6.5        6.5        6.5
     Wessex EIB Loan #3                                              78.4       78.4       78.4       78.4       78.4       78.4
     Wessex EIB Loan #4                                              21.6       21.6       21.6       21.6       21.6       21.6
     Wessex Bonds                                                   300.0      300.0      300.0      300.0      300.0      300.0
                                                                 --------   --------   --------   --------   --------   --------
          Subtotal                                                  717.6      744.2      802.8      871.7      921.1      921.1

          AEL Subtotal Converted to USD(3)                       $1,040.5   $1,079.0   $1,164.0   $1,263.9   $1,335.6   $1,335.6

Other (USD)
     Azurix North America                                             8.0        8.0        8.0        8.0        8.0        8.0
     Azurix Buenos Aires                                              3.0        3.0        3.0        3.0        3.0        3.0
     IASA                                                             9.0        9.0        9.0        9.0        9.0        9.0
                                                                 --------   --------   --------   --------   --------   --------
          Subtotal                                               $   20.0   $   20.0   $   20.0   $   20.0   $   20.0   $   20.0

          Total Debt Outstanding                                 $1,913.5   $2,165.7   $2,355.5   $2,511.5   $2,628.8   $2,672.4

          Debt / EBITDA                                              7.1x       7.2x       6.6x       6.0x       5.3x       4.8x


----------
(1) Maturity Date: December 2001 (model assumes the Enron Revolver will be rolled over)

(2) Maturity Date: May 2002 (model assumes the AEL Revolver will be rolled over)

(3)      Converted to USD using an exchange rate of 1.45 UDS/Gbp


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                                      -44-

                                                   Discounted Cash Flow Analysis


WESSEX DISCOUNTED CASH FLOW ANALYSIS - EBITDA TERMINAL MULTIPLE
--------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------
                Terminal Value Multiple: Year 10 EBITDA         FY 2010 EBITDA         $390.5
Discount
  Rate         6.0x           7.0x           8.0x
-------------------------------------------------------------------------------------------------
             $  386.6       $  386.6       $  386.6         Present Value of Free Cash Flows
              1,248.3        1,456.3        1,664.4         Present Value of Terminal Value
             --------       --------       --------
             $1,634.8       $1,842.9       $2,050.9         Net Enterprise Value

  6.5%

                 (1.2%)         (0.1%)          0.7%        Implied Perpetuity Growth Rate
                  4.4x           4.9x           5.5x        Multiple of 2000E Sales
                  6.8x           7.6x           8.5x        Multiple of 2000E EBITDA
                  8.9x          10.0x          11.2x        Multiple of 2000E EBIT

             $  369.5       $  369.5       $  369.5         Present Value of Free Cash Flows
              1,191.2        1,389.7        1,588.2         Present Value of Terminal Value
             --------       --------       --------
             $1,560.7       $1,759.2       $1,957.8         Net Enterprise Value

  7.0%

                 (0.7%)          0.3%           1.1%        Implied Perpetuity Growth Rate
                  4.2x           4.7x           5.2x        Multiple of 2000E Sales
                  6.5x           7.3x           8.1x        Multiple of 2000E EBITDA
                  8.5x           9.6x          10.6x        Multiple of 2000E EBIT

             $  353.3       $  353.3       $  353.3         Present Value of Free Cash Flows
              1,136.9        1,326.4        1,515.9         Present Value of Terminal Value
             --------       --------       --------
             $1,490.2       $1,679.7       $1,869.2         Net Enterprise Value

  7.5%

                 (0.2%)          0.8%           1.6%        Implied Perpetuity Growth Rate
                  4.0x           4.5x           5.0x        Multiple of 2000E Sales
                  6.2x           7.0x           7.7x        Multiple of 2000E EBITDA
                  8.1x           9.1x          10.2x        Multiple of 2000E EBIT


----------
Note: Valuation from 12/31/00 to 12/31/2010



                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

                                                   Discounted Cash Flow Analysis


WESSEX DISCOUNTED CASH FLOW ANALYSIS - RAB MULTIPLE ($MM)
--------------------------------------------------------------------------------

                      TERMINAL VALUE MULTIPLE: YEAR 10 RAB                            FY 2010 RAB           $3,321.8
                                                                                      -----------           --------

    DISCOUNT
      RATE             0.9x                 1.0x                 1.1x
                    ----------           ----------           ----------

                    $    386.6           $    386.6           $    386.6               Present Value of Free Cash Flows
                       1,592.7              1,769.6              1,946.6               Present Value of Terminal Value
                    ----------           ----------           ----------
                    $  1,979.2           $  2,156.2           $  2,333.1               NET ENTERPRISE VALUE

      6.5%

                           0.4%                 1.0%                 1.5%              Implied Perpetuity Growth Rate
                           5.3x                 5.8x                 6.3x              Multiple of 2000E Sales
                           8.2x                 8.9x                 9.7x              Multiple of 2000E EBITDA
                          10.8x                11.7x                12.7x              Multiple of 2000E EBIT

                    $    369.5           $    369.5           $    369.5               Present Value of Free Cash Flows
                       1,519.8              1,688.7              1,857.5               Present Value of Terminal Value
                    ----------           ----------           ----------
                    $  1,889.3           $  2,058.2           $  2,227.1               NET ENTERPRISE VALUE

      7.0%

                           0.9%                 1.5%                 1.9%              Implied Perpetuity Growth Rate
                           5.1x                 5.5x                 6.0x              Multiple of 2000E Sales
                           7.8x                 8.5x                 9.2x              Multiple of 2000E EBITDA
                          10.3x                11.2x                12.1x              Multiple of 2000E EBIT

                    $    353.3           $    353.3           $    353.3               Present Value of Free Cash Flows
                       1,450.6              1,611.7              1,772.9               Present Value of Terminal Value
                    ----------           ----------           ----------
                    $  1,803.9           $  1,965.0           $  2,126.2               NET ENTERPRISE VALUE

      7.5%

                           1.3%                 1.9%                 2.4%              Implied Perpetuity Growth Rate
                           4.8x                 5.3x                 5.7x              Multiple of 2000E Sales
                           7.5x                 8.1x                 8.8x              Multiple of 2000E EBITDA
                           9.8x                10.7x                11.6x              Multiple of 2000E EBIT

----------

Note: Valuation from 12/31/00 to 12/31/2010


                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

                                                   Discounted Cash Flow Analysis

WESSEX WATER DCF ANALYSIS - PERPETUITY GROWTH RATE ($MM)
--------------------------------------------------------------------------------

            PERPETUITY GROWTH RATE: YEAR 10 UNLEVERED FREE CASH FLOW               YEAR 2010 UNLV. FCF        $181.4
                                                                                   -------------------        ------

  DISCOUNT
    RATE               1.0%                1.5%                2.0%
                    ----------          ----------          ----------

                         386.6               386.6               386.6             Present Value of Free Cash Flows
                       1,774.8             1,961.9             2,190.7             Present Value of Perpetuity
                    ----------          ----------          ----------
                    $  2,161.3          $  2,348.5          $  2,577.2             NET ENTERPRISE VALUE

    6.5%

                           9.5x               10.5x               11.7x            Implied Terminal EBITDA Multiplier
                           5.8x                6.3x                6.9x            Multiple of 2000E Sales
                           9.0x                9.7x               10.7x            Multiple of 2000E EBITDA
                          11.8x               12.8x               14.0x            Multiple of 2000E EBIT

                         369.5               369.5               369.5             Present Value of Free Cash Flows
                       1,552.4             1,702.0             1,881.4             Present Value of Perpetuity
                    ----------          ----------          ----------
                    $  1,922.0          $  2,071.5          $  2,250.9             NET ENTERPRISE VALUE

    7.0%

                           8.7x                9.5x               10.5x            Implied Terminal EBITDA Multiplier
                           5.2x                5.6x                6.0x            Multiple of 2000E Sales
                           8.0x                8.6x                9.3x            Multiple of 2000E EBITDA
                          10.5x               11.3x               12.2x            Multiple of 2000E EBIT

                         353.3               353.3               353.3             Present Value of Free Cash Flows
                       1,367.7             1,489.1             1,632.4             Present Value of Perpetuity
                    ----------          ----------          ----------
                    $  1,721.0          $  1,842.4          $  1,985.7             NET ENTERPRISE VALUE

    7.5%

                           8.0x                8.7x                9.6x            Implied Terminal EBITDA Multiplier
                           4.6x                4.9x                5.3x            Multiple of 2000E Sales
                           7.1x                7.6x                8.2x            Multiple of 2000E EBITDA
                           9.4x               10.0x               10.8x            Multiple of 2000E EBIT

----------

Note: Valuation from 12/31/00 to 12/31/2010


                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

                                                   Discounted Cash Flow Analysis

WESSEX SUMMARY INCOME STATEMENT ($MM)
--------------------------------------------------------------------------------

                                                    ACTUAL                              ESTIMATES (1)
                                                    -------------------------------------------------------------------------
                                                      1999       2000E         2001E        2002E        2003E        2004E
                                                    --------    --------      --------     --------     --------     --------
OPERATING REVENUES
     Regulated (Appointed)                          $  399.0    $  373.1      $  362.7     $  378.5     $  411.6     $  452.3
     Non-Appointed                                       4.8         5.0           7.1          7.7          8.2          8.9
     Azurix Services Ltd.                                2.4         1.9          10.8         27.9         45.1         66.1
     SC Technology AG                                   11.3        15.1          15.6          0.0          0.0          0.0
                                                    --------    --------      --------     --------     --------     --------
TOTAL OPERATING REVENUES                               417.4       395.1         396.2        414.1        465.0        527.3

OPERATING EXPENSES
     Regulated (Appointed)                             110.4       106.4         116.5        126.5        136.4        147.8
     Non-Appointed                                       3.9         3.8           3.4          3.6          3.9          4.2
     Azurix Services Ltd.                                2.5         2.5           9.8         23.0         36.7         53.8
     SC Technology AG                                   14.8        18.9          16.7          0.0          0.0          0.0
                                                    --------    --------      --------     --------     --------     --------
TOTAL OPERATING EXPENSES                               131.5       131.5         146.4        153.0        177.0        205.7

     Depreciation                                       53.2        57.4          65.9         72.3         79.5         86.6
     Infrastructure Maintenance                         16.3        22.3          25.5         27.1         28.8         30.4
                                                    --------    --------      --------     --------     --------     --------
EBIT                                                   216.4       183.9         158.4        161.6        179.7        204.5
     Interest Expense                                   32.8        36.3          47.1         50.5         59.4         67.8
                                                    --------    --------      --------     --------     --------     --------
EBT                                                    183.6       147.6         111.3        111.2        120.3        136.7
     Income Tax Expense                                 17.7        10.6           7.7         16.4         30.8         36.1
                                                    --------    --------      --------     --------     --------     --------
NET INCOME BEFORE DIVIDEND                             165.9       137.0         103.6         94.8         89.6        100.5
     Ordinary Dividend                                 135.6        76.9          55.7         51.5         46.4         49.9
                                                    --------    --------      --------     --------     --------     --------
NET INCOME AFTER DIVIDEND                               30.3        60.2          47.8         43.3         43.2         50.6


D&A                                                     53.2        57.4          65.9         72.3         79.5         86.6
                                                    --------    --------      --------     --------     --------     --------
EBITDA                                                 269.6       241.3         224.3        234.0        259.2        291.1
Capital Expenditures (2)                               221.7       187.6         228.8        266.3        282.1        275.8
     % Increase/(Decrease) in CapEx                                (15.4)%        22.0%        16.4%         5.9%        (2.2)%

FX Rate used to Convert to USD ($ / Sterling)           1.45        1.45          1.45         1.50         1.55         1.60

                                                                                     ESTIMATES (1)
                                                    ----------------------------------------------------------------------------
                                                     2005E         2006E         2007E         2008E        2009E        2010E
                                                    --------      --------      --------      --------     --------     --------
OPERATING REVENUES
     Regulated (Appointed)                          $  481.0      $  493.0      $  505.3      $  517.9     $  530.9     $  544.2
     Non-Appointed                                       9.5           9.9          10.3          10.7         11.1         11.6
     Azurix Services Ltd.                               75.0          81.0          85.8          90.1         94.6         99.3
     SC Technology AG                                    0.0           0.0           0.0           0.0          0.0          0.0
                                                    --------      --------      --------      --------     --------     --------
TOTAL OPERATING REVENUES                               565.4         583.8         601.4         618.8        636.6        655.1

OPERATING EXPENSES
     Regulated (Appointed)                             157.4         161.3         165.3         169.5        173.7        178.0
     Non-Appointed                                       4.4           4.6           4.8           5.0          5.1          5.4
     Azurix Services Ltd.                               61.0          65.9          69.8          73.3         77.0         80.8
     SC Technology AG                                    0.0           0.0           0.0           0.0          0.0          0.0
                                                    --------      --------      --------      --------     --------     --------
TOTAL OPERATING EXPENSES                               222.8         231.7         239.9         247.7        255.8        264.2

     Depreciation                                       91.2          90.2          93.7          97.4        101.1        104.8
     Infrastructure Maintenance                         32.4          35.0          36.1          37.1         38.2         39.3
                                                    --------      --------      --------      --------     --------     --------
EBIT                                                   219.0         226.8         231.8         236.5        241.6        246.8
     Interest Expense                                   73.3          74.1          70.3          65.6         62.8         59.2
                                                    --------      --------      --------      --------     --------     --------
EBT                                                    145.8         152.7         161.4         170.9        178.8        187.6
     Income Tax Expense                                 39.6          41.8          45.3          49.2         52.6         56.2
                                                    --------      --------      --------      --------     --------     --------
NET INCOME BEFORE DIVIDEND                             106.1         110.9         116.1         121.7        126.2        131.3
     Ordinary Dividend                                  50.5          55.5          56.7          57.9         58.6         59.4
                                                    --------      --------      --------      --------     --------     --------
NET INCOME AFTER DIVIDEND                               55.6          55.5          59.4          63.8         67.7         72.0


D&A                                                     91.2          90.2          93.7          97.4        101.1        104.8
                                                    --------      --------      --------      --------     --------     --------
EBITDA                                                 310.3         317.1         325.4         333.9        342.6        351.6
Capital Expenditures (2)                               239.3         140.3         132.0         132.0        132.0        132.0
     % Increase/(Decrease) in CapEx                    (13.2)%       (41.4)%        (5.9)%         0.0%         0.0%         0.0%

FX Rate used to Convert to USD ($ / Sterling)           1.65          1.65          1.65          1.65         1.65         1.65

----------

Note: Historical results exclude all non-recurring charges.

(1)  Based on management projections

(2) Assumes "steady state" capex of approximately 80 million pounds ($132 million) per year


                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

                                                   Discounted Cash Flow Analysis

WESSEX INCOME STATEMENT ANALYSIS
--------------------------------------------------------------------------------

                                             ACTUAL                                  ESTIMATES
                                            ------------------------------------------------------------------------------
                                              1999         2000E         2001E         2002E         2003E         2004E
                                            --------      --------      --------      --------      --------      --------

GROWTH RATES:
Revenues
     Regulated (Appointed)                        --          (6.5)%        (2.8)%         4.4%          8.7%          9.9%
     Non-Appointed                                --           5.3%         42.3%          7.3%          7.6%          7.5%
     Azurix Services Ltd.                         --         (19.2)%       456.9%        159.2%         61.7%         46.5%
     SC Technology AG                             --          34.0%          3.4%       (100.0)%         0.0%          0.0%
TOTAL REVENUE GROWTH                              --          (5.3)%         0.3%          4.5%         12.3%         13.4%

EBIT                                              --         (15.0)%       (13.9)%         2.0%         11.2%         13.8%
Net Income before Dividend                        --         (17.4)%       (24.4)%        (8.5)%        (5.5)%        12.3%

OPERATING MARGINS
Regulated (Appointed)                           72.3%         71.5%         67.9%         66.6%         66.9%         67.3%
Non-Appointed                                   18.9%         23.7%         52.2%         53.6%         52.3%         53.0%
Azurix Services Ltd.                            (4.1)%       (27.8)%         9.1%         17.7%         18.6%         18.6%
SC Technology AG                               (30.8)%       (24.6)%        (6.6)%         0.0%          0.0%          0.0%
TOTAL EBIT                                      51.8%         46.5%         40.0%         39.0%         38.6%         38.8%
TOTAL EBITDA                                    64.6%         61.1%         56.6%         56.5%         55.7%         55.2%

OTHER MARGINS (% OF TOTAL REVENUES)
Depreciation                                    12.8%         13.7%         16.7%         18.3%         19.2%         18.6%
Infrastructure Maintenance                       3.9%          5.3%          6.5%          6.8%          6.9%          6.5%
Net Income before Dividend                      39.7%         36.7%         28.6%         25.0%         21.8%         22.2%

                                                                            ESTIMATES
                                            -------------------------------------------------------------------------
                                             2005E        2006E        2007E        2008E        2009E        2010E
                                            --------     --------     --------     --------     --------     --------

GROWTH RATES:
Revenues
     Regulated (Appointed)                       6.3%         2.5%         2.5%         2.5%         2.5%         2.5%
     Non-Appointed                               7.4%         4.0%         4.0%         4.0%         4.0%         4.0%
     Azurix Services Ltd.                       13.4%         8.0%         6.0%         5.0%         5.0%         5.0%
     SC Technology AG                            0.0%         0.0%         0.0%         0.0%         0.0%         0.0%
TOTAL REVENUE GROWTH                             7.2%         3.3%         3.0%         2.9%         2.9%         2.9%

EBIT                                             7.1%         3.6%         2.2%         2.1%         2.1%         2.2%
Net Income before Dividend                       5.6%         4.5%         4.7%         4.8%         3.7%         4.1%

OPERATING MARGINS
Regulated (Appointed)                           67.3%        67.3%        67.3%        67.3%        67.3%        67.3%
Non-Appointed                                   53.8%        53.8%        53.8%        53.8%        53.8%        53.8%
Azurix Services Ltd.                            18.6%        18.6%        18.6%        18.6%        18.6%        18.6%
SC Technology AG                                 0.0%         0.0%         0.0%         0.0%         0.0%         0.0%
TOTAL EBIT                                      38.7%        38.9%        38.5%        38.2%        37.9%        37.7%
TOTAL EBITDA                                    54.9%        54.3%        54.1%        54.0%        53.8%        53.7%

OTHER MARGINS (% OF TOTAL REVENUES)
Depreciation                                    17.3%        16.0%        16.0%        16.2%        16.3%        16.5%
Infrastructure Maintenance                       6.1%         6.0%         6.0%         6.0%         6.0%         6.0%
Net Income before Dividend                      22.1%        22.5%        23.0%        23.5%        23.8%        24.1%


                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

                                                   Discounted Cash Flow Analysis

WESSEX BALANCE SHEET ($MM)
--------------------------------------------------------------------------------

                                               ACTUAL                                  ESTIMATES
                                              --------------------------------------------------------------------------------
                                                1999       2000E       2001E       2002E       2003E       2004E       2005E
                                              --------    --------    --------    --------    --------    --------    --------
ASSETS
Fixed Assets                                  $1,826.7    $1,929.9    $2,062.6    $2,224.4    $2,392.9    $2,546.1    $2,655.8
Other Investments                                  0.5         0.5         0.5         0.5         0.5         0.5         0.5

Investment in Shares                               1.0         1.0         1.0         1.0         1.0         1.0         1.0
Inventory                                          3.4         4.0         1.3         1.4         1.5         1.6         1.7
Accounts Receivable                               94.7        85.1        87.5        96.6       110.4       126.7       138.1
                                              --------    --------    --------    --------    --------    --------    --------
TOTAL ASSETS                                   1,926.3     2,020.6     2,153.0     2,324.0     2,506.4     2,675.9     2,797.1

LIABILITIES
UMRIA (Unmeasured Receipts in Advance)        $   47.3    $   41.4    $   40.1    $   42.3    $   44.5    $   44.4    $   43.5
Capital                                           38.0        44.9        53.8        65.4        69.3        67.8        58.8
Deferred Taxation                                 32.6        40.9        38.7        43.3        50.7        53.4        54.6
Dividend                                          54.9        21.9        21.0        19.0        18.6        19.2        18.4
Accounts Payable                                  65.0        65.8        67.3        72.7        77.2        83.3        87.6
Deferred Income                                   32.4        31.3        30.1        30.0        29.8        29.5        29.1
Other Provisions                                  15.6        10.7         9.5         9.5         9.5         9.5         9.5
                                                 285.6       256.8       260.7       282.2       299.7       307.0       301.5

Net Debt                                         587.5       650.5       731.1       837.4       959.1     1,070.6     1,141.8
                                              --------    --------    --------    --------    --------    --------    --------
TOTAL LIABILITIES                                873.1       907.3       991.8     1,119.6     1,258.8     1,377.6     1,443.3

SHAREHOLDERS' FUNDS
Share Capital                                 $  191.0    $  191.0    $  191.0    $  191.0    $  191.0    $  191.0    $  191.0
Share Premium                                     41.8        41.8        41.8        41.8        41.8        41.8        41.8
Reserves & Retained Profits                      820.3       880.5       928.3       971.6     1,014.8     1,065.4     1,121.0
                                              --------    --------    --------    --------    --------    --------    --------
TOTAL SHAREHOLDERS' FUNDS                      1,053.2     1,113.3     1,161.2     1,204.4     1,247.6     1,298.2     1,353.8

TOTAL LIABILITIES & SHAREHOLDERS' FUNDS        1,926.3     2,020.6     2,153.0     2,324.0     2,506.4     2,675.9     2,797.1

                                                                     ESTIMATES
                                              --------------------------------------------------------
                                               2006E       2007E       2008E       2009E       2010E
                                              --------    --------    --------    --------    --------
ASSETS
Fixed Assets                                  $2,664.7    $2,660.6    $2,651.7    $2,637.9    $2,619.0
Other Investments                                  0.5         0.5         0.5         0.5         0.5

Investment in Shares                               1.0         1.0         1.0         1.0         1.0
Inventory                                          1.8         2.0         2.1         2.3         2.5
Accounts Receivable                              139.2       143.4       147.5       151.7       156.1
                                              --------    --------    --------    --------    --------
TOTAL ASSETS                                   2,807.2     2,807.5     2,802.9     2,793.5     2,779.2

LIABILITIES
UMRIA (Unmeasured Receipts in Advance)        $   41.9    $   40.2    $   38.3    $   36.2    $   34.0
Capital                                           60.7        62.5        64.3        66.2        68.1
Deferred Taxation                                 55.8        57.2        58.6        60.2        61.9
Dividend                                          18.4        18.4        18.4        18.4        18.4
Accounts Payable                                  88.9        92.0        95.0        98.1       101.3
Deferred Income                                   27.9        26.6        25.4        24.2        22.9
Other Provisions                                   9.5         9.5         9.5         9.5         9.5
                                                 303.1       306.5       309.6       312.8       316.2

Net Debt                                       1,094.8     1,032.3       960.8       880.5       790.9
                                              --------    --------    --------    --------    --------
TOTAL LIABILITIES                              1,397.9     1,338.8     1,270.4     1,193.3     1,107.1

SHAREHOLDERS' FUNDS
Share Capital                                 $  191.0    $  191.0    $  191.0    $  191.0    $  191.0
Share Premium                                     41.8        41.8        41.8        41.8        41.8
Reserves & Retained Profits                    1,176.4     1,235.9     1,299.6     1,367.3     1,439.3
                                              --------    --------    --------    --------    --------
TOTAL SHAREHOLDERS' FUNDS                      1,409.3     1,468.7     1,532.5     1,600.2     1,672.2

TOTAL LIABILITIES & SHAREHOLDERS' FUNDS        2,807.2     2,807.5     2,802.9     2,793.5     2,779.2


                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

                                                   Discounted Cash Flow Analysis

WESSEX CASH FLOW STATEMENT ($MM)
--------------------------------------------------------------------------------

                                                                                         ESTIMATES
                                                         -------------------------------------------------------------------------
                                                          2000E        2001E        2002E        2003E        2004E        2005E
                                                         --------     --------     --------     --------     --------     --------
OPERATING CASH FLOW
Net Income (before Dividend)                             $  137.0        103.6         94.8         89.6        100.5        106.1
Depreciation                                                 57.4         65.9         72.3         79.5         86.6         91.2
Infrastructure Maintenance                                   22.3         25.5         27.1         28.8         30.4         32.4
Connection Charges & Grants                                   4.7          4.7          5.0          5.3          5.6          5.9
Dividend Paid in Cash
(Increase)/Decrease in Working Capital)
    UMRIA                                                    (5.9)        (1.3)         2.1          2.2         (0.1)        (1.0)
    Capital                                                   6.9          9.0         11.6          3.9         (1.5)        (9.0)
    Inventory                                                (0.6)         2.7         (0.1)        (0.1)        (0.1)        (0.1)
    Accounts Receivable                                       9.5         (2.4)        (9.1)       (13.8)       (16.3)       (11.4)
    Deferred Taxation                                         8.3         (2.2)         4.5          7.5          2.7          1.2
    Accounts Payable                                          0.8          1.6          5.3          4.5          6.1          4.4
    Deferred Income                                          (1.1)        (1.1)        (0.1)        (0.2)        (0.3)        (0.4)
    Other Provisions                                         (4.8)        (1.2)         0.0          0.0          0.0          0.0
                                                         --------     --------     --------     --------     --------     --------
TOTAL CASH FLOW FROM OPERATING ACTIVITIES                   234.6        204.8        213.5        207.1        213.7        219.5

INVESTING CASH FLOW
Capital Expenditures                                       (187.6)      (228.8)      (266.3)      (282.1)      (275.8)      (239.3)
                                                         --------     --------     --------     --------     --------     --------
TOTAL CASH FLOW FROM INVESTING ACTIVITIES                  (187.6)      (228.8)      (266.3)      (282.1)      (275.8)      (239.3)

FINANCING CASH FLOW
Dividend Paid in Cash                                      (109.9)       (56.6)       (53.5)       (46.8)       (49.4)       (51.3)
Issuance / (Redemption) of Debt                              62.9         80.6        106.3        121.8        111.5         71.2
                                                         --------     --------     --------     --------     --------     --------
TOTAL CASH FLOW FROM FINANCING ACTIVITIES                   (47.0)        24.1         52.8         75.0         62.1         19.9

                  Cash Flow Before Debt Incurrence          (62.9)       (80.6)      (106.3)      (121.8)      (111.5)       (71.2)

                                                                                  ESTIMATES
                                                         ------------------------------------------------------------
                                                          2006E        2007E        2008E        2009E        2010E
                                                         --------     --------     --------     --------     --------
OPERATING CASH FLOW
Net Income (before Dividend)                                110.9        116.1        121.7        126.2        131.3
Depreciation                                                 90.2         93.7         97.4        101.1        104.8
Infrastructure Maintenance                                   35.0         36.1         37.1         38.2         39.3
Connection Charges & Grants                                   6.1          6.3          6.4          6.6          6.8
Dividend Paid in Cash
(Increase)/Decrease in Working Capital)
    UMRIA                                                    (1.5)        (1.7)        (1.9)        (2.1)        (2.2)
    Capital                                                   1.9          1.8          1.8          1.9          1.9
    Inventory                                                (0.1)        (0.2)        (0.2)        (0.2)        (0.2)
    Accounts Receivable                                      (1.1)        (4.2)        (4.1)        (4.3)        (4.4)
    Deferred Taxation                                         1.3          1.4          1.5          1.6          1.7
    Accounts Payable                                          1.2          3.1          3.0          3.1          3.2
    Deferred Income                                          (1.2)        (1.2)        (1.2)        (1.2)        (1.2)
    Other Provisions                                          0.0          0.0          0.0          0.0          0.0
                                                         --------     --------     --------     --------     --------
TOTAL CASH FLOW FROM OPERATING ACTIVITIES                   242.8        251.1        261.4        270.9        281.0

INVESTING CASH FLOW
Capital Expenditures                                       (140.3)      (132.0)      (132.0)      (132.0)      (132.0)
                                                         --------     --------     --------     --------     --------
TOTAL CASH FLOW FROM INVESTING ACTIVITIES                  (140.3)      (132.0)      (132.0)      (132.0)      (132.0)

FINANCING CASH FLOW
Dividend Paid in Cash                                       (55.5)       (56.7)       (57.9)       (58.6)       (59.4)
Issuance / (Redemption) of Debt                             (47.0)       (62.4)       (71.5)       (80.3)       (89.6)
                                                         --------     --------     --------     --------     --------
TOTAL CASH FLOW FROM FINANCING ACTIVITIES                  (102.5)      (119.1)      (129.4)      (138.9)      (149.0)

                  Cash Flow Before Debt Incurrence           47.0         62.4         71.5         80.3         89.6


                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

                                                   Discounted Cash Flow Analysis

WESSEX UK / US GAAP ADJUSTMENTS
--------------------------------------------------------------------------------

                                                                                      ESTIMATES
                                                    ------------------------------------------------------------------------------
                                                     2000E         2001E         2002E         2003E         2004E         2005E
                                                    --------      --------      --------      --------      --------      --------

EBIT FROM INCOME STATEMENT (UK GAAP)                   183.9         158.4         161.6         179.7         204.5         219.0

Adjustments
Operational Costs (pension related)                     (1.2)         (0.7)          0.0           0.0           0.0           0.0
General & Administrative (release of acquisition
  provision and AEL charge                               1.2          (0.3)         (0.3)         (0.3)         (0.3)         (0.3)
                                                    --------      --------      --------      --------      --------      --------
     Subtotal                                            0.0          (1.0)         (0.3)         (0.3)         (0.3)         (0.3)

Depreciation (see below)                               (10.6)        (11.0)        (12.2)        (13.1)        (14.1)        (15.2)
Amortization (Amortize Goodwill over 40 years)         (19.3)        (19.3)        (19.9)        (20.6)        (21.2)        (21.9)
Infrastructure Renewals (see below)                     20.7          23.9          25.5          27.1          28.7          30.6
                                                    --------      --------      --------      --------      --------      --------
     Subtotal                                           (9.1)         (6.4)         (6.6)         (6.7)         (6.7)         (6.5)

ADJUSTED EBIT (US GAAP)                                174.8         151.0         154.7         172.7         197.4         212.2
Adjusted D&A (US GAAP)                                  88.8          97.7         106.1         114.9         123.8         130.1
                                                    --------      --------      --------      --------      --------      --------
ADJUSTED EBITDA (US GAAP)                              263.6         248.8         260.8         287.6         321.2         342.4

CAPITALIZE INFRASTRUCTURE RENEWALS
Wessex Charge from I/S                                  22.3          25.5          27.1          28.8          30.4          32.4
Less:  True Maintenance                                 (1.6)         (1.6)         (1.7)         (1.7)         (1.8)         (1.8)
                                                    --------      --------      --------      --------      --------      --------
                                                        20.7          23.9          25.5          27.1          28.7          30.6

DEPRECIATION OF INFRASTRUCTURE ASSETS
Infrastructure Assets                                1,132.6        1211.3        1293.2        1378.7        1467.8        1560.4
Depreciation over 115 yrs                               10.0           7.2          11.2          12.0          12.8          13.6

Additions                                               58.0          58.0          60.0          62.0          64.0          66.0
Capitalized Infrastructure Renewals                     20.7          23.9          25.5          27.1          28.7          30.6
                                                    --------      --------      --------      --------      --------      --------
Total                                                   78.7          81.9          85.5          89.1          92.7          96.6
Depreciation over 115 yrs / 2                            0.3           0.4           0.4           0.4           0.4           0.4

Depreciation of Capitalized Interest at 3%               0.2           0.3           0.6           0.8           1.0           1.2
                                                    --------      --------      --------      --------      --------      --------

Total Depreciation Adjustment                           10.6          11.0          12.2          13.1          14.1          15.2

CAPITALISED INTEREST
Assets in construction                                 130.5         123.3         112.5         116.3         120.0         123.8
Interest rate                                            6.1%          6.0%          6.0%          6.0%          6.0%          6.0%
                                                    --------      --------      --------      --------      --------      --------
Capitalised in year                                      8.0           7.4           6.8           7.0           7.2           7.4
Capitalised cumulatively                                 8.0          15.4          22.1          29.1          36.3          43.7

                                                                               ESTIMATES
                                                    ----------------------------------------------------------------
                                                     2006E         2007E         2008E         2009E         2010E
                                                    --------      --------      --------      --------      --------

EBIT FROM INCOME STATEMENT (UK GAAP)                   226.8         231.8         236.5         241.6         246.8

Adjustments
Operational Costs (pension related)                      0.0           0.0           0.0           0.0           0.0
General & Administrative (release of acquisition
  provision and AEL charge                              (0.3)         (0.3)         (0.3)         (0.3)         (0.3)
                                                    --------      --------      --------      --------      --------
     Subtotal                                           (0.3)         (0.3)         (0.3)         (0.3)         (0.3)

Depreciation (see below)                               (16.3)        (17.4)        (18.5)        (19.6)        (20.7)
Amortization (Amortize Goodwill over 40 years)         (21.9)        (21.9)        (21.9)        (21.9)        (21.9)
Infrastructure Renewals (see below)                     33.2          34.3          35.3          36.4          37.5
                                                    --------      --------      --------      --------      --------
     Subtotal                                           (5.0)         (5.0)         (5.0)         (5.1)         (5.1)

ADJUSTED EBIT (US GAAP)                                221.5         226.4         231.2         236.1         241.4
Adjusted D&A (US GAAP)                                 130.2         134.7         139.5         144.3         149.2
                                                    --------      --------      --------      --------      --------
ADJUSTED EBITDA (US GAAP)                              351.8         361.2         370.7         380.5         390.5

CAPITALIZE INFRASTRUCTURE RENEWALS
Wessex Charge from I/S                                  35.0          36.1          37.1          38.2          39.3
Less:  True Maintenance                                 (1.8)         (1.8)         (1.8)         (1.8)         (1.8)
                                                    --------      --------      --------      --------      --------
                                                        33.2          34.3          35.3          36.4          37.5

DEPRECIATION OF INFRASTRUCTURE ASSETS
Infrastructure Assets                                 1657.0        1756.3        1856.5        1957.8        2060.2
Depreciation over 115 yrs                               14.4          15.3          16.1          17.0          17.9

Additions                                               66.0          66.0          66.0          66.0          66.0
Capitalized Infrastructure Renewals                     33.2          34.3          35.3          36.4          37.5
                                                    --------      --------      --------      --------      --------
Total                                                   99.2         100.3         101.3         102.4         103.5
Depreciation over 115 yrs / 2                            0.4           0.4           0.4           0.4           0.4

Depreciation of Capitalized Interest at 3%               1.4           1.6           1.9           2.1           2.3
                                                    --------      --------      --------      --------      --------

Total Depreciation Adjustment                           16.3          17.4          18.5          19.6          20.7

CAPITALISED INTEREST
Asssets in construction                                123.8         123.8         123.8         123.8         123.8
Interest rate                                            6.0%          6.0%          6.0%          6.0%          6.0%
                                                    --------      --------      --------      --------      --------
Capitalised in year                                      7.4           7.4           7.4           7.4           7.4
Capitalised cumulatively                                51.1          58.6          66.0          73.4          80.8


                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

                                                   Discounted Cash Flow Analysis

WESSEX UNLEVERED FREE CASH FLOW AND RAB CALCULATION ($MM)
--------------------------------------------------------------------------------

                                                                                        ESTIMATES
                                                        -------------------------------------------------------------------------
                                                         2000E        2001E        2002E        2003E        2004E        2005E
                                                        --------     --------     --------     --------     --------     --------

        UNLEVERED FREE CASH FLOWS:
        EBIT (US GAAP)                                     174.8        151.0        154.7        172.7        197.4        212.2
        Less: Taxes on EBIT @ 30.0%                        (52.4)       (45.3)       (46.4)       (51.8)       (59.2)       (63.7)
        Plus: Depreciation (US GAAP)                        68.0         76.9         84.5         92.6        100.8        106.4
        Plus: Amortization (US GAAP)                        19.3         19.3         19.9         20.6         21.2         21.9
        Less: Increase in Net Working Capital(1)             4.8          7.3          9.8         (3.5)       (12.2)       (17.4)
        Less: Capital Expenditures                        (187.6)      (228.8)      (266.3)      (282.1)      (275.8)      (239.3)
        Less: Dividends                                      0.0          0.0          0.0          0.0          0.0          0.0
                                                        --------     --------     --------     --------     --------     --------
        UNLEVERED FREE CASH FLOW                            26.8        (19.7)       (43.8)       (51.4)       (27.7)        20.1

        RAB CALCULATION:
        RAB - BEGINNING BALANCE                          1,800.0      1,948.2      2,129.6      2,344.7      2,571.8      2,789.2
        Plus: Inflation on RAB                              45.0         48.7         53.2         58.6         64.3         69.7
        Plus: Capital Expenditures                         187.6        228.8        266.3        282.1        275.8        239.3
        Less: Connection Charges                            (4.7)        (4.7)        (5.0)        (5.3)        (5.6)        (5.9)
        Less: Infrastructure Maintenance                   (22.3)       (25.5)       (27.1)       (28.8)       (30.4)       (32.4)
        Less: Depreciation                                 (57.4)       (65.9)       (72.3)       (79.5)       (86.6)       (91.2)
        Less: Clawback                                       0.0          0.0          0.0          0.0          0.0          0.0
                                                        --------     --------     --------     --------     --------     --------
        RAB - ENDING BALANCE                             1,948.2      2,129.6      2,344.7      2,571.8      2,789.2      2,968.7

                                                                                 ESTIMATES
                                                        ------------------------------------------------------------
                                                         2006E        2007E        2008E        2009E        2010E
                                                        --------     --------     --------     --------     --------

        UNLEVERED FREE CASH FLOWS:                                                                             388.7
        EBIT (US GAAP)                                     221.5        226.4        231.2        236.1        241.4
        Less: Taxes on EBIT @ 30.0%                        (66.5)       (67.9)       (69.3)       (70.8)       (72.4)
        Plus: Depreciation (US GAAP)                       106.5        111.0        115.8        120.6        125.4
        Plus: Amortization (US GAAP)                        21.9         21.9         21.9         21.9         21.9
        Less: Increase in Net Working Capital(1)            (0.8)        (2.4)        (2.7)        (2.8)        (2.9)
        Less: Capital Expenditures                        (140.3)      (132.0)      (132.0)      (132.0)      (132.0)
        Less: Dividends                                      0.0          0.0          0.0          0.0          0.0
                                                        --------     --------     --------     --------     --------
        UNLEVERED FREE CASH FLOW                           142.5        157.1        164.9        173.1        181.4

        RAB CALCULATION:
        RAB - BEGINNING BALANCE                          2,968.7      3,051.8      3,124.0      3,193.2      3,259.2
        Plus: Inflation on RAB                              74.2         76.3         78.1         79.8         81.5
        Plus: Capital Expenditures                         140.3        132.0        132.0        132.0        132.0
        Less: Connection Charges                            (6.1)        (6.3)        (6.4)        (6.6)        (6.8)
        Less: Infrastructure Maintenance                   (35.0)       (36.1)       (37.1)       (38.2)       (39.3)
        Less: Depreciation                                 (90.2)       (93.7)       (97.4)      (101.1)      (104.8)
        Less: Clawback                                       0.0          0.0          0.0          0.0          0.0
                                                        --------     --------     --------     --------     --------
        RAB - ENDING BALANCE                             3,051.8      3,124.0      3,193.2      3,259.2      3,321.8

----------

(1)  Excludes deferred taxes and dividend account on the balance sheet


                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

                                                   Discounted Cash Flow Analysis

BUENOS AIRES DISCOUNTED CASH FLOW ANALYSIS ($MM)
--------------------------------------------------------------------------------

                       TERMINAL VALUE MULTIPLE: YEAR 29 EBITDA (1)                 FY 2029 EBITDA            NM
  DISCOUNT                                                                         NET DEBT                $0.0
    RATE                  0.0x                0.0x                0.0x             --------------          ----
                    ----------          ----------          ----------
                    $    116.6          $    116.6          $    116.6             Present Value of Free Cash Flows
                           0.0                 0.0                 0.0             Present Value of Terminal Value (1)
                    ----------          ----------          ----------
                    $    116.6          $    116.6          $    116.6             NET ENTERPRISE VALUE

    15.0%

                            NM                  NM                  NM             Implied Perpetuity Growth Rate
                           1.2x                1.2x                1.2x            Multiple of 2000E Sales
                          12.3x               12.3x               12.3x            Multiple of 2000E EBITDA
                            NM                  NM                  NM             Multiple of 2000E EBIT
                    ----------          ----------          ----------

                    $     92.6          $     92.6          $     92.6             Present Value of Free Cash Flows
                           0.0                 0.0                 0.0             Present Value of Terminal Value (1)
                    ----------          ----------          ----------
                    $     92.6          $     92.6          $     92.6             NET ENTERPRISE VALUE

    16.0%

                            NM                  NM                  NM             Implied Perpetuity Growth Rate
                           1.0x                1.0x                1.0x            Multiple of 2000E Sales
                           9.7x                9.7x                9.7x            Multiple of 2000E EBITDA
                            NM                  NM                  NM             Multiple of 2000E EBIT
                    ----------          ----------          ----------

                    $     72.2          $     72.2          $     72.2             Present Value of Free Cash Flows
                           0.0                 0.0                 0.0             Present Value of Terminal Value (1)
                    ----------          ----------          ----------
                    $     72.2          $     72.2          $     72.2             NET ENTERPRISE VALUE

    17.0%

                            NM                  NM                  NM             Implied Perpetuity Growth Rate
                           0.8x                0.8x                0.8x            Multiple of 2000E Sales
                           7.6x                7.6x                7.6x            Multiple of 2000E EBITDA
                            NM                  NM                  NM             Multiple of 2000E EBIT
                    ----------          ----------          ----------

----------
Note: Valuation from 12/31/00 to 12/31/2005

(1) At the end of the 30 year concession (2029), ownership of the concession will transfer back to the Province of Buenos Aieres. Therefore, the terminal value is $0 million


                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

                                                   Discounted Cash Flow Analysis

BUENOS AIRES 30-YEAR CONCESSION INCOME STATEMENT ($MM)
--------------------------------------------------------------------------------

                                                                     ESTIMATES
                        ---------------------------------------------------------------------------------------------------
                         2001E        2002E        2003E        2004E        2005E        2006E        2007E        2008E
                        --------     --------     --------     --------     --------     --------     --------     --------
SALES                   $  126.2     $  133.7     $  151.4     $  167.7     $  193.7     $  203.0     $  210.1     $  217.2
   % Growth Rate             5.9%        13.3%        10.8%        15.5%         4.8%         3.5%         3.4%         3.4%

O&M Expense                 69.6         71.9         75.3         76.4         82.4         85.2         85.9         88.3
G&A Expense                 21.4         21.1         21.3         21.7         22.7         23.5         24.4         25.2
                        --------     --------     --------     --------     --------     --------     --------     --------
EBITDA                      35.3         40.7         54.7         69.5         88.6         94.4         99.8        103.7
   % Margin                 27.9%        30.4%        36.2%        41.5%        45.7%        46.5%        47.5%        47.7%

D&A                         19.7         22.6         25.6         28.2         30.1         31.9         34.5         38.2
                        --------     --------     --------     --------     --------     --------     --------     --------
EBIT                        15.6         18.1         29.2         41.4         58.5         62.5         65.2         65.5
   % Margin                 12.4%        13.5%        19.3%        24.7%        30.2%        30.8%        31.1%        30.1%

                                                                     ESTIMATES
                        --------------------------------------------------------------------------------------------------
                         2009E        2010E        2011E       2012E        2013E        2014E        2015E        2016E
                        --------     --------     --------    --------     --------     --------     --------     --------
SALES                   $  224.6     $  245.6     $  253.8    $  262.3     $  271.0     $  280.1     $  306.4     $  316.8
  % Growth Rate              9.3%         3.3%                     3.3%         3.3%         3.4%         9.4%         3.4%

O&M Expense                 90.8         95.9         98.9        98.3        101.5        104.9        111.6        115.7
G&A Expense                 25.8         26.7         27.4        28.1         29.0         29.9         30.9         31.9
                        --------     --------     --------    --------     --------     --------     --------     --------
EBITDA                     107.9        123.0        127.5       135.9        140.5        145.3        163.8        169.2
   % Margin                 48.1%        50.1%        50.2%       51.8%        51.8%        51.9%        53.5%        53.4%

D&A                         42.3         45.3         47.2        49.0         50.7         52.5         54.1         55.4
                        --------     --------     --------    --------     --------     --------     --------     --------
EBIT                        65.7         77.7         80.3        86.9         89.8         92.9        109.7        113.8
   % Margin                 29.2%        31.6%        31.7%       33.1%        33.2%        33.2%        35.8%        35.9%

                                                                     ESTIMATES
                        --------------------------------------------------------------------------------------------------
                         2017E        2018E        2019E       2020E         2021E        2022E        2023E        2024E
                        --------     --------     --------    --------     --------     --------     --------     --------
SALES                   $  327.6     $  335.6     $  344.3     $ 374.2     $  384.4     $  395.3     $  407.1     $  419.6
  % Growth Rate              3.4%         2.4%         2.6%        8.7%         2.7%         2.9%         3.0%         3.1%

O&M Expense                119.8        123.8        128.1       136.7        141.7        146.9        152.5        158.4
G&A Expense                 32.9         33.9         35.0        36.3         37.5         38.7         40.0         41.3
                        --------     --------     --------    --------     --------     --------     --------     --------
EBITDA                     174.8        177.9        181.3       201.2        205.2        209.7        214.7        219.9
   % Margin                 53.4%        53.0%        52.6%       53.8%        53.4%        53.1%        52.7%        52.4%

D&A                         56.7         58.2         59.7        61.5         63.5         66.5         69.8         72.3
                        --------     --------     --------    --------     --------     --------     --------     --------
EBIT                       118.1        119.7        121.5       139.7        141.8        143.2        144.8        147.6
   % Margin                 36.1%        35.7%        35.3%       37.3%        36.9%        36.2%        35.6%        35.2%

                                                 ESTIMATES
                        -----------------------------------------------------------
                         2025E        2026E        2027E       2028E        2029E
                        --------     --------     --------    --------     --------
SALES                   $  457.8     $  471.8     $  486.3    $  501.2     $  258.3
  % Growth Rate              9.1%         3.1%         3.1%        3.1%       -48.5%

O&M Expense                169.8        176.5        183.4       190.7         99.9
G&A Expense                 42.8         44.2         45.7        47.2         25.3
                        --------     --------     --------    --------     --------
EBITDA                     245.1        251.1        257.1       263.3        133.1
   % Margin                 53.5%        53.2%        52.9%       52.5%        51.5%

D&A                         74.5         76.6         78.9        81.3         48.7
                        --------     --------     --------    --------     --------
EBIT                       170.6        174.4        178.2       182.0         84.4
   % Margin                 37.3%        37.0%        36.7%       36.3%        32.7%


                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

                                                   Discounted Cash Flow Analysis

BUENOS AIRES 30-YEAR UNLEVERED FREE CASH FLOW ($MM)
--------------------------------------------------------------------------------

                                                                              ESTIMATES
                                       --------------------------------------------------------------------------------------
                                        2001E      2002E       2003E      2004E      2005E      2006E      2007E      2008E
                                       --------   --------    --------   --------   --------   --------   --------   --------

EBIT                                       15.6       18.1        29.2       41.4       58.5       62.5       65.2       65.5
Less: Taxes on EBIT @ 35.0%                (5.5)      (6.3)      (10.2)     (14.5)     (20.5)     (21.9)     (22.8)     (22.9)
Plus: Depreciation & Amortization          19.7       22.6        25.6       28.2       30.1       31.9       34.5       38.2
Less: Capital Expenditures                (62.2)     (61.8)      (57.7)     (58.6)     (29.5)     (36.7)     (72.2)     (80.5)
Less: Acquisition Costs                     0.0        0.0         0.0        0.0        0.0        0.0        0.0        0.0
Less: Increase in Working Capital         (30.3)      (1.6)       (5.6)      (9.3)      (7.3)      (2.0)       6.3       (0.3)
Plus: Other Reconciling Items               0.0        0.0         0.0        0.0        0.0        0.0        0.0        0.0
                                       --------   --------    --------   --------   --------   --------   --------   --------
UNLEVERED FREE CASH FLOW                  (62.7)     (29.0)      (18.7)     (12.9)      31.4       33.8       11.1       (0.0)

                                                                              ESTIMATES
                                       --------------------------------------------------------------------------------------
                                        2009E       2010E      2011E      2012E      2013E      2014E      2015E      2016E
                                       --------    --------   --------   --------   --------   --------   --------   --------

EBIT                                       65.7        77.7       80.3       86.9       89.8       92.9      109.7      113.8
Less: Taxes on EBIT @ 35.0%               (23.0)      (27.2)     (28.1)     (30.4)     (31.4)     (32.5)     (38.4)     (39.8)
Plus: Depreciation & Amortization          42.3        45.3       47.2       49.0       50.7       52.5       54.1       55.4
Less: Capital Expenditures                (82.1)      (30.4)     (29.1)     (23.8)     (22.5)     (27.5)     (17.3)     (14.9)
Less: Acquisition Costs                     0.0         0.0        0.0        0.0        0.0        0.0        0.0        0.0
Less: Increase in Working Capital          (1.0)        0.0        0.7       (0.8)      (0.3)       0.8        3.4       (0.2)
Plus: Other Reconciling Items               0.0         0.0        0.0        0.0        0.0        0.0        0.0        0.0
                                       --------    --------   --------   --------   --------   --------   --------   --------
UNLEVERED FREE CASH FLOW                    1.9        65.4       71.0       80.9       86.2       86.1      111.5      114.3

                                                                              ESTIMATES
                                       --------------------------------------------------------------------------------------
                                        2017E      2018E      2019E      2020E      2021E       2022E      2023E      2024E
                                       --------   --------   --------   --------   --------    --------   --------   --------

EBIT                                      118.1      119.7      121.5      139.7      141.8       143.2      144.8      147.6
Less: Taxes on EBIT @ 35.0%               (41.3)     (41.9)     (42.5)     (48.9)     (49.6)      (50.1)     (50.7)     (51.7)
Plus: Depreciation & Amortization          56.7       58.2       59.7       61.5       63.5        66.5       69.8       72.3
Less: Capital Expenditures                (16.1)     (17.5)     (17.8)     (20.2)     (23.8)      (46.5)     (28.0)     (24.4)
Less: Acquisition Costs                     0.0        0.0        0.0        0.0        0.0         0.0        0.0        0.0
Less: Increase in Working Capital           1.4        0.9        0.6        4.7       (0.5)        4.1       (2.9)      (0.3)
Plus: Other Reconciling Items               0.0        0.0        0.0        0.0        0.0         0.0        0.0        0.0
                                       --------   --------   --------   --------   --------    --------   --------   --------
UNLEVERED FREE CASH FLOW                  118.8      119.4      121.5      136.8      131.3       117.2      133.1      143.6

                                                            ESTIMATES
                                       ----------------------------------------------------
                                        2025E      2026E      2027E      2028E      2029E
                                       --------   --------   --------   --------   --------

EBIT                                      170.6      174.4      178.2      182.0       84.4
Less: Taxes on EBIT @ 35.0%               (59.7)     (61.1)     (62.4)     (63.7)     (29.5)
Plus: Depreciation & Amortization          74.5       76.6       78.9       81.3       48.7
Less: Capital Expenditures                (19.6)     (20.4)     (21.1)     (21.7)     (21.1)
Less: Acquisition Costs                     0.0        0.0        0.0        0.0        0.0
Less: Increase in Working Capital           5.1       (1.0)       0.4        0.9        7.1
Plus: Other Reconciling Items               0.0        0.0        0.0        0.0        0.0
                                       --------   --------   --------   --------   --------
UNLEVERED FREE CASH FLOW                  170.9      168.6      174.1      178.9       89.6


                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

                                                   Discounted Cash Flow Analysis

NORTH AMERICA DISCOUNTED CASH FLOW ANALYSIS - EBITDA TERMINAL MULTIPLE ($MM)
--------------------------------------------------------------------------------

                       TERMINAL VALUE MULTIPLE: YEAR 5 EBITDA                               FY 2005 EBITDA         $53.7
  DISCOUNT                                                                                  NET DEBT                $0.0
    RATE                  6.0x                  7.0x                  8.0x                  --------------         -----
                    ----------            ----------            ----------
                    $    (21.1)           $    (21.1)           $    (21.1)                 Present Value of Free Cash Flows
                         200.0                 233.3                 266.6                  Present Value of Terminal Value
                    ----------            ----------            ----------
                    $    178.9            $    212.3            $    245.6                  NET ENTERPRISE VALUE

    10.0%

                           7.9%                  8.2%                  8.4%                 Implied Perpetuity Growth Rate
                           1.1x                  1.4x                  1.6x                 Multiple of 2000E Sales
                          12.8x                 15.2x                 17.5x                 Multiple of 2000E EBITDA
                          26.4x                 31.3x                 36.2x                 Multiple of 2000E EBIT
                    ----------            ----------            ----------

                    $    (20.9)           $    (20.9)           $    (20.9)                 Present Value of Free Cash Flows
                         191.1                 223.0                 254.8                  Present Value of Terminal Value
                    ----------            ----------            ----------
                    $    170.2            $    202.1            $    234.0                  NET ENTERPRISE VALUE

    11.0%

                           8.8%                  9.1%                  9.4%                 Implied Perpetuity Growth Rate
                           1.1x                  1.3x                  1.5x                 Multiple of 2000E Sales
                          12.2x                 14.4x                 16.7x                 Multiple of 2000E EBITDA
                          25.1x                 29.8x                 34.5x                 Multiple of 2000E EBIT
                    ----------            ----------            ----------

                    $    (20.7)           $    (20.7)           $    (20.7)                 Present Value of Free Cash Flows
                         182.8                 213.2                 243.7                  Present Value of Terminal Value
                    ----------            ----------            ----------
                    $    162.0            $    192.5            $    222.9                  NET ENTERPRISE VALUE

    12.0%

                           9.8%                 10.1%                 10.4%                 Implied Perpetuity Growth Rate
                           1.0x                  1.2x                  1.4x                 Multiple of 2000E Sales
                          11.6x                 13.7x                 15.9x                 Multiple of 2000E EBITDA
                          23.9x                 28.4x                 32.9x                 Multiple of 2000E EBIT
                    ----------            ----------            ----------

----------

Note: Valuation from 12/31/00 to 12/31/2005



                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

                                                   Discounted Cash Flow Analysis

ARURIX NORTH AMERICA INCOME STATEMENT ($MM)
--------------------------------------------------------------------------------

                                                      ACTUAL                               ESTIMATES (1)
                                                      ------      ---------------------------------------------------------------
                                                        1999      2000E       2001E       2002E      2003E      2004E      2005E
                                                      ------      ------      ------      ------     ------     ------     ------

OPERATING REVENUE                                     $ 87.8      $156.2      $180.4      $231.6     $291.8     $357.5     $432.4
   Growth %                                                                     15.5%       28.4%      26.0%      22.5%      20.9%

Operating & maintenance expense                         68.3       119.1       136.2       174.5      220.7      271.0      327.5
G&A expense                                              9.4        23.2        24.6        31.0       37.4       44.0       51.2

Equity in gain/(loss) of unconsolidated affiliates       0.0         0.0         0.0         0.0        0.0        0.0        0.0
                                                      ------      ------      ------      ------     ------     ------     ------

EBITDA                                                  10.0        14.0        19.6        26.1       33.7       42.6       53.7
   Margin %                                             11.4%        9.0%       10.8%       11.3%      11.5%      11.9%      12.4%

Goodwill & concession rights amortization expense        1.6         2.6         3.2         3.6        4.0        4.5        5.0
Depreciation & other amortization expense                2.1         4.6         6.2         8.0       10.2       12.5       14.3
                                                      ------      ------      ------      ------     ------     ------     ------
  Total depreciation & amortization                      3.7         7.2         9.3        11.6       14.2       17.0       19.3

Equity in gain/(loss) of consolidated affiliates         0.0         0.0         0.0         0.0        0.0        0.0        0.0
                                                      ------      ------      ------      ------     ------     ------     ------

EBIT                                                     6.3         6.8        10.2        14.4       19.5       25.6       34.4
   Margin %                                              7.2%        4.3%        5.7%        6.2%       6.7%       7.2%       8.0%

Interest income                                         (0.2)       (0.9)        0.0         0.0        0.0        0.0        0.0
Interest expense                                         1.4         3.5         0.7         0.7        0.7        0.7        0.7
Less: capitalized interest                               0.0         0.0         0.0         0.0        0.0        0.0        0.0
                                                      ------      ------      ------      ------     ------     ------     ------
  Net interest (income)/expense                          1.3         2.6         0.7         0.7        0.7        0.7        0.7

Minority interest                                        0.1         0.0         0.0         0.0        0.0        0.1        0.1
Other income                                             0.0         0.0        (0.0)        0.0        0.0        0.0        0.0
                                                      ------      ------      ------      ------     ------     ------     ------

Profit before tax                                        5.0         4.2         9.5        13.7       18.7       24.8       33.6

Income tax expense, current                              0.9         3.3         3.8         5.5        7.6       10.0       13.6
Income tax expense, deferred                             1.7        (0.1)        0.0         0.0        0.0        0.0        0.0
                                                      ------      ------      ------      ------     ------     ------     ------
  Total income tax expense                               2.7         3.2         3.8         5.5        7.6       10.0       13.6
  Tax rate %                                            54.1%       77.2%       40.5%       40.3%      40.5%      40.5%      40.5%
NET INCOME                                               2.3         0.9         5.6         8.2       11.1       14.7       20.0

----------

(1)  Estimates based on management projections


                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

                                                   Discounted Cash Flow Analysis

AZURIX NORTH AMERICA BALANCE SHEET AND CASH FLOW STATEMENT ($MM)
--------------------------------------------------------------------------------

                                                      ACTUAL                              ESTIMATES
                                                      ------     -------------------------------------------------------------
                                                       1999      2000E      2001E      2002E      2003E      2004E      2005E
                                                      ------     ------     ------     ------     ------     ------     ------

ASSETS
  Cash & Equivalents                                     3.9        7.9        0.0        0.0        0.0        0.0        4.1
  Restricted Cash                                        0.0        0.0        0.0        0.0        0.0        0.0        0.0
  Other Assets                                         165.4      198.7      221.1      240.3      256.7      272.8      288.7
                                                      ------     ------     ------     ------     ------     ------     ------
     TOTAL ASSETS                                      169.3      206.6      221.1      240.3      256.7      272.8      292.9

LIABILITIES & STOCKHOLDERS EQUITY
  Intercompany Debt                                      0.0        0.0        0.0        0.0        0.0        0.0        0.0
  Debt                                                  14.0        8.0        8.0        8.0        8.0        8.0        8.0
  Other Liabilities                                     32.9       71.5       71.5       71.5       71.5       71.5       71.5
                                                      ------     ------     ------     ------     ------     ------     ------
     TOTAL LIABILITIES                                  46.8       79.5       79.5       79.5       79.5       79.5       79.5

  Minority Interest                                      0.0        0.0        0.0        0.1        0.1        0.2        0.2

  Stockholders' Equity                                 118.2      122.5      131.3      142.3      147.6      148.9      148.9
  Retained Earnings                                      4.3        4.7       10.3       18.4       29.6       44.3       64.3
  Cumulative Foreign Currency Translation Adj.           0.0       (0.0)      (0.0)      (0.0)      (0.0)      (0.0)      (0.0)
                                                      ------     ------     ------     ------     ------     ------     ------
     TOTAL STOCKHOLDERS' EQUITY                        122.5      127.1      141.6      160.7      177.1      193.2      213.1

     TOTAL LIABILITIES & STOCKHOLDERS' EQUITY          169.3      206.6      221.1      240.3      256.7      272.8      292.9

OPERATING ACTIVITIES
  Net Income                                                                   5.6        8.1       11.1       14.7       20.0
  Reconciling Items                                                            9.4       11.7       14.3       17.0       19.3
                                                                            ------     ------     ------     ------     ------
     TOTAL OPERATING CASH FLOW                                                15.0       19.8       25.4       31.8       39.3

INVESTING ACTIVITIES
  Capital Expenditures                                                       (11.7)     (10.8)     (10.7)     (13.1)     (15.2)
  Acquisition Costs                                                          (20.0)     (20.0)     (20.0)     (20.0)     (20.0)
  Cash to Affiliate                                                            0.0        0.0        0.0        0.0        0.0
                                                                            ------     ------     ------     ------     ------
     TOTAL INVESTING CASH FLOW                                               (31.7)     (30.8)     (30.7)     (33.1)     (35.2)

FINANCING ACTIVITIES
  Change in Debt - Total Affiliates                                            0.0        0.0        0.0        0.0        0.0
  Change in Debt - Public                                                      0.0        0.0        0.0        0.0        0.0
  Dividends                                                                    0.0        0.0        0.0        0.0        0.0
  Contribution from Parent                                                     8.9       11.0        5.3        1.3        0.0
  Equity Financing                                                             0.0        0.0        0.0        0.0        0.0
                                                                            ------     ------     ------     ------     ------
     TOTAL FINANCING CASH FLOW                                                 8.9       11.0        5.3        1.3        0.0

     Change in Cash - Increase/(Decrease)                                     (7.9)       0.0        0.0        0.0        4.1


                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

                                                   Discounted Cash Flow Analysis

BRAZIL DISCOUNTED CASH FLOW ANALYSIS - EBITDA TERMINAL MULTIPLE ($MM)
--------------------------------------------------------------------------------

                         TERMINAL VALUE MULTIPLE: YEAR 5 EBITDA                            FY 2005 EBITDA          $52.6
  DISCOUNT                                                                                 NET DEBT                 $0.0
    RATE                  4.0x                  5.0x                  6.0x                 --------------          -----
                    ----------            ----------            ----------
                    $    (75.7)           $    (75.7)           $    (75.7)                Present Value of Free Cash Flows
                         104.7                 130.9                 157.0                 Present Value of Terminal Value
                    ----------            ----------            ----------
                    $     29.0            $     55.2            $     81.4                 Net Enterprise Value

    15.0%

                          16.2%                 16.0%                 15.8%                Implied Perpetuity Growth Rate
                           2.0x                  3.9x                  5.7x                Multiple of 2000E Sales
                           8.0x                 15.1x                 22.3x                Multiple of 2000E EBITDA
                          71.7x                136.3x                200.9x                Multiple of 2000E EBIT
                    ----------            ----------            ----------

                    $    (74.1)           $    (74.1)           $    (74.1)                Present Value of Free Cash Flows
                         100.3                 125.3                 150.4                 Present Value of Terminal Value
                    ----------            ----------            ----------
                    $     26.2            $     51.3            $     76.3                 Net Enterprise Value

    16.0%

                          17.2%                 17.0%                 16.8%                Implied Perpetuity Growth Rate
                           1.8x                  3.6x                  5.3x                Multiple of 2000E Sales
                           7.2x                 14.1x                 20.9x                Multiple of 2000E EBITDA
                          64.7x                126.6x                188.4x                Multiple of 2000E EBIT
                    ----------            ----------            ----------

                    $    (72.5)           $    (72.5)           $    (72.5)                Present Value of Free Cash Flows
                          96.0                 120.0                 144.1                 Present Value of Terminal Value
                    ----------            ----------            ----------
                    $     23.5            $     47.5            $     71.6                 Net Enterprise Value

    17.0%

                          18.2%                 18.0%                 17.8%                Implied Perpetuity Growth Rate
                           1.6x                  3.3x                  5.0x                Multiple of 2000E Sales
                           6.5x                 13.0x                 19.6x                Multiple of 2000E EBITDA
                          58.1x                117.4x                176.7x                Multiple of 2000E EBIT
                    ----------            ----------            ----------

----------

Note:    Valuation from 12/31/00 to 12/31/2005

Note: Valuation includes impact of potential earnout of approximately $53 MM in 2003


                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

                                                   Discounted Cash Flow Analysis

AZURIX BRAZIL INCOME STATEMENT ($MM)
--------------------------------------------------------------------------------

                                                         ACTUAL                               ESTIMATES (1)
                                                         --------------------------------------------------------------------------
                                                          1999       2000E       2001E      2002E      2003E      2004E      2005E
                                                         ------      ------      ------     ------     ------     ------     ------

OPERATING REVENUE                                        $  3.2      $ 14.3      $ 22.9     $ 37.9     $ 49.3     $ 64.8     $ 80.7
   Growth %                                                                        60.1%      65.3%      30.2%      31.4%      24.4%

Operating & maintenance expense                             1.6         6.4         7.4       10.6       13.3       17.2       21.5
G&A expense                                                 0.5         4.3         4.8        5.3        5.6        6.1        6.5

Equity in gain/(loss) of unconsolidated affiliates          0.0         0.0         0.0        0.0        0.0        0.0        0.0
                                                         ------      ------      ------     ------     ------     ------     ------

EBITDA                                                      1.1         3.6        10.7       22.0       30.4       41.5       52.6
   Margin %                                                33.9%       25.5%       46.5%      58.1%      61.6%      64.1%      65.3%

Goodwill & concession rights amortization expense           0.3         1.4         1.2        1.2        1.1        1.1        1.0
Depreciation & other amortization expense                   0.2         1.8         3.6        6.6        8.8       11.6       14.2
                                                         ------      ------      ------     ------     ------     ------     ------
  Total depreciation & amortization                         0.5         3.2         4.8        7.8        9.9       12.7       15.3

Equity in gain/(loss) of consolidated affiliates            0.0         0.0         0.0        0.0        0.0        0.0        0.0
                                                         ------      ------      ------     ------     ------     ------     ------

EBIT                                                        0.6         0.4         5.9       14.2       20.4       28.8       37.4
   Margin %                                                19.1%        2.8%       25.6%      37.5%      41.4%      44.5%      46.3%

Interest income                                             0.0        (0.2)        0.0        0.0        0.0        0.0        0.0
Interest expense                                            0.9         1.3         0.0        0.0        0.0        0.0        0.0
Less: capitalized interest                                  0.0         0.0         0.0        0.0        0.0        0.0        0.0
                                                         ------      ------      ------     ------     ------     ------     ------
  Net interest (income)/expense                             0.9         1.1         0.0        0.0        0.0        0.0        0.0

Minority interest                                           0.0         0.0         0.0        0.0        0.0        0.0        0.0
Other income                                                0.0         0.0         0.2        0.3        0.4        0.5        0.6

Profit before tax                                          (0.4)       (0.8)        5.7       14.5       20.0       28.3       36.7

Income tax expense, current                                 0.0         0.5         2.0        4.9        7.0        9.9       12.8
Income tax expense, deferred                                0.2        (0.7)        0.0        0.0        0.0        0.0        0.0
                                                         ------      ------      ------     ------     ------     ------     ------
  Total income tax expense                                  0.2        (0.2)        2.0        4.9        7.0        9.9       12.8
  Tax rate %                                              (63.3)%      24.5%       35.0%      33.6%      35.0%      35.0%      35.0%
NET INCOME                                                 (0.6)       (0.6)        3.7        9.6       13.0       18.4       23.9

----------

(1)  Estimates based on management projections



                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

                                                   Discounted Cash Flow Analysis

AZURIX BRAZIL BALANCE SHEET AND CASH FLOW STATEMENT ($MM)
--------------------------------------------------------------------------------

                                                    ACTUAL                              ESTIMATES
                                                    -----------------------------------------------------------------------
                                                     1999      2000E      2001E      2002E      2003E      2004E     2005E
                                                    ------     ------     ------     ------     ------     ------    ------

ASSETS
  Cash & Equivalents                                   0.9        2.4        0.0        0.0        0.0        0.0       0.0
  Restricted Cash                                      0.0        0.0        0.0        0.0        0.0        0.0       0.0
  Other Assets                                        64.3       74.9       98.4      122.9      147.2      172.3     198.8
                                                    ------     ------     ------     ------     ------     ------    ------
     TOTAL ASSETS                                     65.2       77.3       98.4      122.9      147.2      172.3     198.8

LIABILITIES & STOCKHOLDERS EQUITY
  Intercompany Debt                                    0.0        0.0        0.0        0.0        0.0        0.0       0.0
  Debt                                                48.0        0.0        0.0        0.0        0.0        0.0       0.0
  Other Liabilities                                    3.1       11.9       11.9       11.9       11.9       11.9      11.9
                                                    ------     ------     ------     ------     ------     ------    ------
     TOTAL LIABILITIES                                51.1       11.9       11.9       11.9       11.9       11.9      11.9

  Minority Interest                                    0.0        0.0        0.0        0.0        0.0        0.0       0.0

  Stockholders' Equity                                11.6       64.5       81.9       97.4      108.7      115.4     118.0
  Retained Earnings                                    2.5       (1.6)       2.1       11.1       24.1       42.5      66.4
  Cumulative Foreign Currency Translation Adj.         0.0        2.5        2.5        2.5        2.5        2.5       2.5
                                                    ------     ------     ------     ------     ------     ------    ------
     TOTAL STOCKHOLDERS' EQUITY                       14.1       65.4       86.4      111.0      135.3      160.4     186.8

     TOTAL LIABILITIES & STOCKHOLDERS' EQUITY         65.2       77.3       98.4      122.9      147.2      172.3     198.8

OPERATING ACTIVITIES
  Net Income                                                                 3.7        9.0       13.0       18.4      23.9
  Reconciling Items                                                          4.8        7.8        9.9       12.7      15.3
                                                                          ------     ------     ------     ------    ------
     TOTAL OPERATING CASH FLOW                                               8.5       16.9       23.0       31.1      39.1

INVESTING ACTIVITIES
  Capital Expenditures                                                     (28.2)     (32.4)     (34.3)     (37.8)    (41.8)
  Acquisition Costs                                                          0.0        0.0        0.0        0.0       0.0
  Cash to Affiliate                                                          0.0        0.0        0.0        0.0       0.0
                                                                          ------     ------     ------     ------    ------
     TOTAL INVESTING CASH FLOW                                             (28.2)     (32.4)     (34.3)     (37.8)    (41.8)

FINANCING ACTIVITIES
  Change in Debt - Total Affiliates                                          0.0        0.0        0.0        0.0       0.0
  Change in Debt - Public                                                    0.0        0.0        0.0        0.0       0.0
  Dividends                                                                  0.0        0.0        0.0        0.0       0.0
  Contribution from Parent                                                  17.4       15.5       11.3        6.7       2.6
  Equity Financing                                                           0.0        0.0        0.0        0.0       0.0
                                                                          ------     ------     ------     ------    ------
     TOTAL FINANCING CASH FLOW                                              17.4       15.5       11.3        6.7       2.6

     Change in Cash - Increase/(Decrease)                                   (2.4)       0.0        0.0        0.0       0.0


                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

                                                   Discounted Cash Flow Analysis

AZURIX BRAZIL UNLEVERED FREE CASH FLOW ($MM)
--------------------------------------------------------------------------------

                                                                                      ESTIMATES
                                                                 ---------------------------------------------------
                                                                 2001E       2002E      2003E      2004E      2005E
                                                                 ------      ------     ------     ------     ------

EBIT                                                                5.9        14.2       20.4       28.8       37.4
Less: Taxes on EBIT @ 35.0%                                        (2.1)       (5.0)      (7.2)     (10.1)     (13.1)
Plus: Depreciation & Amortization                                   4.8         7.8        9.9       12.7       15.3
Less: Capital Expenditures                                        (28.2)      (32.4)     (34.3)     (37.8)     (41.8)
Less: Acquisition Costs                                             0.0         0.0        0.0        0.0        0.0
Less: Increase in Working Capital                                   0.0         0.0        0.0        0.0        0.0
Less: Potential Earnout (see below)                                 0.0         0.0      (53.3)       0.0        0.0
Plus: Other Reconciling Items                                       0.0         0.0        0.0        0.0        0.0
                                                                 ------      ------     ------     ------     ------
UNLEVERED FREE CASH FLOW                                          (19.6)      (15.3)     (64.3)      (6.3)      (2.2)

CALCULATION OF EARNOUT IN 2003
EBITDA                                                                                    30.4
Enterprise Valuation at 12/31/03 (5.5x EBITDA)                                           167.1

Earnout Payment:
  If (Actual EBITDA < Targeted EBITDA of $48.6 MM)
       Total Azurix Investment ($57.7 MM Purchase Price
          Compouned at 18.5)%                                                            113.8
                                                                                        ------
       EARNOUT PAYMENT (ENTERPRISE VALUE LESS INVESTMENT)(1)                              53.3

  If (Actual EBITDA > Targeted EBITDA of $48.6 MM)
      50% o ENTERPRISE VALUE AT 12/31/03                                                   0.0

     Additional Incentive Payment:
     2003 Target EBITDA                                                                   48.6
     2003 Actual EBITDA                                                                   30.4
                                                                                        ------
     Incremental 2003 EBITDA over 2003 Target EBITDA                                     (18.2)
     Distribution                                                                         50.0%
     Azurix EBITDA Multiple                                                                6.5
                                                                                        ------
     BONUS PAYMENT                                                                         0.0

  TOTAL EARNOUT                                                                           53.3

----------

(1)  Capped at $50.0 million compounded at 18.5%


                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

                                                   Discounted Cash Flow Analysis

IASA (MEXICO) DISCOUNTED CASH FLOW ANALYSIS ($MM)
--------------------------------------------------------------------------------

                         TERMINAL VALUE MULTIPLE: YEAR 5 EBITDA(1)                FY 2005 EBITDA           NM
  DISCOUNT                                                                        NET DEBT               $0.0
    RATE                  0.0x                0.0x                0.0x            --------------         ----
                    ----------          ----------          ----------
                                                                                  PRESENT VALUE OF FREE CASH FLOWS
                    $     27.2          $     27.2          $     27.2            IASA (100% Interest)
                          14.6                14.6                14.6            Leon (60% Interest)
                          11.7                11.7                11.7            Torreon (90% Interest)
                           0.0                 0.0                 0.0            Terminal Value(1)
                    ----------          ----------          ----------
    12.0%           $     53.5          $     53.5          $     53.5            NET ENTERPRISE VALUE

                            NM                  NM                  NM            Implied Perpetuity Growth Rate
                           2.7x                2.7x                2.7x           Multiple of 2000E Sales
                           7.9x                7.9x                7.9x           Multiple of 2000E EBITDA
                          10.3x               10.3x               10.3x           Multiple of 2000E EBIT

                                                                                  PRESENT VALUE OF FREE CASH FLOWS
                    $     25.5          $     25.5          $     25.5            IASA (100% Interest)
                          14.0                14.0                14.0            Leon (60% Interest)
                          10.9                10.9                10.9            Torreon (90% Interest)
                           0.0                 0.0                 0.0            Terminal Value(1)
                    ----------          ----------          ----------
    13.0%           $     50.4          $     50.4          $     50.4            NET ENTERPRISE VALUE

                            NM                  NM                  NM            Implied Perpetuity Growth Rate
                           0.7x                0.7x                0.7x           Multiple of 2000E Sales
                           2.1x                2.1x                2.1x           Multiple of 2000E EBITDA
                           2.7x                2.7x                2.7x           Multiple of 2000E EBIT

                                                                                  PRESENT VALUE OF FREE CASH FLOWS
                    $     24.0          $     24.0          $     24.0            IASA (100% Interest)
                          13.5                13.5                13.5            Leon (60% Interest)
                          10.2                10.2                10.2            Torreon (90% Interest)
                           0.0                 0.0                 0.0            Terminal Value(1)
                    ----------          ----------          ----------
    14.0%           $     47.6          $     47.6          $     47.6            NET ENTERPRISE VALUE

                            NM                  NM                  NM            Implied Perpetuity Growth Rate
                           0.7x                0.7x                0.7x           Multiple of 2000E Sales
                           2.0x                2.0x                2.0x           Multiple of 2000E EBITDA
                           2.6x                2.6x                2.6x           Multiple of 2000E EBIT

----------

Note:    Valuation period based on remaining life of each concession/project

(1) Individual projects/concessions terminate after specified time period. Therefore, 100% of IASA's value is in the cash flows of each project


                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

                                                   Discounted Cash Flow Analysis

IASA (MEXICO) INCOME STATEMENT ($MM)
--------------------------------------------------------------------------------

                                                        ACTUAL                               ESTIMATES (1)
                                                        ---------------------------------------------------------------------------
                                                         1999       2000E       2001E      2002E       2003E      2004E      2005E
                                                        ------      ------      ------     ------      ------     ------     ------

OPERATING REVENUE                                       $  6.7      $ 19.9      $ 29.3     $ 34.1      $ 39.6     $ 43.4     $ 45.7
   Growth %                                                                       47.6%      16.3%       16.1%       9.6%       5.2%

Operating & maintenance expense                            4.0        10.6        14.2       15.8        17.3       18.7       18.9
G&A expense                                                0.6         2.5         3.0        2.8         3.4        3.7        3.8

Equity in gain/(loss) of unconsolidated affiliates         0.0         0.0         0.0        0.0         0.0        0.0        0.0
                                                        ------      ------      ------     ------      ------     ------     ------

EBITDA                                                     2.1         6.8        12.2       15.6        19.0       21.1       23.0
   Margin %                                               31.7%       34.1%       41.6%      45.7%       47.8%      48.5%      50.4%

Goodwill & concession rights amortization expense          0.1         0.3         0.3        0.2         0.2        0.2        0.2
Depreciation & other amortization expense                  0.3         1.3         3.8        4.5         4.9        4.8        4.3
                                                        ------      ------      ------     ------      ------     ------     ------
  Total depreciation & amortization                        0.3         1.6         4.1        4.7         5.1        5.0        4.5

Equity in gain/(loss) of consolidated affiliates           0.0         0.0         0.0        0.0         0.0        0.0        0.0
                                                        ------      ------      ------     ------      ------     ------     ------

EBIT                                                       1.8         5.2         8.1       10.9        13.8       16.1       18.5
   Margin %                                               26.7%       26.0%       27.7%      31.8%       35.0%      37.0%      40.4%

Interest income                                           (0.0)       (1.8)        0.0        0.0         0.0        0.0        0.0
Interest expense                                           0.4         3.7         2.1        2.1         2.1        2.1        2.1
Less: capitalized interest                                 0.0         0.0         0.0       (0.1)        0.0        0.0        0.0
                                                        ------      ------      ------     ------      ------     ------     ------
  Net interest (income)/expense                            0.3         1.9         2.1        2.0         2.1        2.1        2.1

Minority interest                                          0.0         0.0         0.0        0.1         0.1        0.1        0.1
Other income                                               0.0         0.0         0.0        0.0         0.0        0.0        0.0
                                                        ------      ------      ------     ------      ------     ------     ------

Profit before tax                                          1.5         3.3         6.1        9.0        11.7       13.9       16.3

Income tax expense, current                                0.0         0.5         2.1        3.1         4.1        4.9        5.7
Income tax expense, deferred                               0.6         1.0         0.0        0.0         0.0        0.0        0.0
                                                        ------      ------      ------     ------      ------     ------     ------
  Total income tax expense                                 0.6         1.6         2.1        3.1         4.1        4.9        5.7
  Tax rate %                                              40.9%       46.8%       35.0%      34.4%       35.0%      35.0%      35.0%
NET INCOME                                                 0.9         1.8         3.9        5.9         7.6        9.0       10.6

----------

(1) Estimates based on management projections


                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

                                                   Discounted Cash Flow Analysis

IASA (MEXICO) BALANCE SHEET AND CASH FLOW STATEMENT ($MM)
--------------------------------------------------------------------------------

                                                      ACTUAL                              ESTIMATES
                                                      -----------------------------------------------------------------------
                                                       1999      2000E      2001E      2002E      2003E      2004E     2005E
                                                      ------     ------     ------     ------     ------     ------    ------

ASSETS
  Cash & Equivalents                                     2.7        5.0       11.0       18.0       22.7       31.1      40.9
  Restricted Cash                                        0.0        0.0        0.0        0.0        0.0        0.0       0.0
  Other Assets                                          30.0       44.9       44.1       44.3       48.7       50.7      53.0
                                                      ------     ------     ------     ------     ------     ------    ------
     TOTAL ASSETS                                       32.8       49.9       55.2       62.3       71.4       81.9      93.9

LIABILITIES & STOCKHOLDERS EQUITY
  Intercompany Debt                                      0.0        0.0        0.0        0.0        0.0        0.0       0.0
  Debt                                                   0.0        9.0        9.0        9.0        9.0        9.0       9.0
  Other Liabilities                                     30.5       30.2       30.2       30.2       30.2       30.2      30.2
                                                      ------     ------     ------     ------     ------     ------    ------
     TOTAL LIABILITIES                                  30.5       39.2       39.2       39.2       39.2       39.2      39.2

  Minority Interest                                      0.0        4.6        4.6        4.7        4.7        4.8       4.9

  Stockholders' Equity                                   1.4        1.9        3.3        4.6        6.0        7.4       8.7
  Retained Earnings                                      0.9        3.5        7.5       13.2       20.8       29.8      40.4
  Cumulative Foreign Currency Translation Adj.          (0.0)       0.6        0.6        0.6        0.6        0.6       0.6
                                                      ------     ------     ------     ------     ------     ------    ------
     TOTAL STOCKHOLDERS' EQUITY                          2.2        6.1       11.4       18.5       27.5       37.8      49.8

     TOTAL LIABILITIES & STOCKHOLDERS' EQUITY           32.8       49.9       55.2       62.3       71.4       81.9      93.9

OPERATING ACTIVITIES
  Net Income                                                                   3.9        5.7        7.6        9.0      10.6
  Reconciling Items                                                            4.1        4.6        5.0        4.9       4.4
                                                                            ------     ------     ------     ------    ------
     TOTAL OPERATING CASH FLOW                                                 8.0       10.3       12.6       13.9      15.0

INVESTING ACTIVITIES
  Capital Expenditures                                                        (3.3)      (4.7)      (9.2)      (6.9)     (6.5)
  Acquisition Costs                                                            0.0        0.0        0.0        0.0       0.0
  Cash to Affiliate                                                            0.0        0.0        0.0        0.0       0.0
                                                                            ------     ------     ------     ------    ------
     TOTAL INVESTING CASH FLOW                                                (3.3)      (4.7)      (9.2)      (6.9)     (6.5)

FINANCING ACTIVITIES
  Change in Debt - Total Affiliates                                            0.0        0.0        0.0        0.0       0.0
  Change in Debt - Public                                                      0.0        0.0        0.0        0.0       0.0
  Dividends                                                                    0.0        0.0        0.0        0.0       0.0
  Contribution from Parent                                                     1.4        1.4        1.4        1.4       1.4
  Equity Financing                                                             0.0        0.0        0.0        0.0       0.0
                                                                            ------     ------     ------     ------    ------
     TOTAL FINANCING CASH FLOW                                                 1.4        1.4        1.4        1.4       1.4

     Change in Cash - Increase/(Decrease)                                      6.0        7.0        4.7        8.4       9.8



                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

                                                   Discounted Cash Flow Analysis

IASA (MEXICO) UNLEVERED FREE CASH FLOW CALCULATION ($MM)
--------------------------------------------------------------------------------

                                                                             ESTIMATES
                                                                    ----------------------------
                                                                    2001E      2002E      2003E
                                                                    ------     ------     ------
IASA - REMAINDER OF CONCESSION
  EBIT                                                                 4.8       10.9        8.9
  Less: Taxes on EBIT @ 35.0%                                         (1.7)      (3.8)      (3.1)
  Plus: Depreciation & Amortization                                    1.3        4.7        2.3
  Less: Capital Expenditures                                          (3.3)      (4.7)      (9.1)
  Less: Increase in Working Capital                                    0.0        0.0        0.0
  Plus: Other Reconciling Items                                        0.0        0.0        0.0
                                                                    ------     ------     ------
  UNLEVERED FREE CASH FLOW                                             1.1        7.1       (1.1)

                                            2004E       2005E       2006E       2007E       2008E       2009E       2010E
                                            ------      ------      ------      ------      ------      ------      ------
IASA - 10 YEAR EXTENSION
  EBIT (5% ANNUAL GROWTH AFTER 2005)          10.8        12.8        13.5        14.1        14.9        15.6        16.4
  Less: Taxes on EBIT @ 35.0%                 (3.8)       (4.5)       (4.7)       (5.0)       (5.2)       (5.5)       (5.7)
  Plus: Depreciation & Amortization            2.2         1.7         1.7         1.7         1.7         1.7         1.7
  Less: Capital Expenditures                  (6.7)       (6.3)       (4.0)       (3.0)       (2.0)       (1.7)       (1.7)
  Less: Increase in Working Capital            0.0         0.0         0.0         0.0         0.0         0.0         0.0
  Plus: Other Reconciling Items                0.0         0.0         0.0         0.0         0.0         0.0         0.0
                                            ------      ------      ------      ------      ------      ------      ------
  UNLEVERED FREE CASH FLOW                     2.5         3.7         6.5         7.9         9.4        10.1        10.6
  x Probability of Receiving Extension        70.0%       70.0%       70.0%       70.0%       70.0%       70.0%       70.0%
                                            ------      ------      ------      ------      ------      ------      ------
  ADJUSTED UNLEVERED FREE CASH FLOW            1.7         2.6         4.5         5.5         6.6         7.1         7.4

                                            2011E       2012E       2013E
                                            ------      ------      ------
IASA - 10 YEAR EXTENSION
  EBIT (5% ANNUAL GROWTH AFTER 2005)          17.2        18.1        19.0
  Less: Taxes on EBIT @ 35.0%                 (6.0)       (6.3)       (6.6)
  Plus: Depreciation & Amortization            1.7         1.7         1.7
  Less: Capital Expenditures                  (1.7)       (1.7)       (1.7)
  Less: Increase in Working Capital            0.0         0.0         0.0
  Plus: Other Reconciling Items                0.0         0.0         0.0
                                            ------      ------      ------
  UNLEVERED FREE CASH FLOW                    11.2        11.7        12.3
  x Probability of Receiving Extension        70.0%       70.0%       70.0%
                                            ------      ------      ------
  ADJUSTED UNLEVERED FREE CASH FLOW            7.8         8.2         8.6


                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

                                                   Discounted Cash Flow Analysis

IASA (MEXICO) UNLEVERED FREE CASH FLOW CALCULATION ($MM)
--------------------------------------------------------------------------------

                                                                                 ESTIMATES
                                            -----------------------------------------------------------------------------------
                                            2001E      2002E      2003E      2004E      2005E      2006E      2007E      2008E
                                            ------     ------     ------     ------     ------     ------     ------     ------
LEON - 10 YEAR CONCESSION ENDING 2010
  EBIT                                         3.2        3.4        3.6        3.8        4.0        4.2        4.4        4.6
  Less: Taxes on EBIT @ 35.0%                 (1.1)      (1.2)      (1.2)      (1.3)      (1.4)      (1.5)      (1.5)      (1.6)
  Plus: Depreciation & Amortization            2.0        2.0        2.0        2.0        2.0        2.0        2.0        2.0
  Less: Capital Expenditures                  (0.0)      (0.0)      (0.1)      (0.1)      (0.1)      (0.1)      (0.1)      (0.1)
  Less: Increase in Working Capital            0.0        0.0        0.0        0.0        0.0        0.0        0.0        0.0
  Plus: Other Reconciling Items                0.0        0.0        0.0        0.0        0.0        0.0        0.0        0.0
                                            ------     ------     ------     ------     ------     ------     ------     ------
  UNLEVERED FREE CASH FLOW                     4.0        4.2        4.3        4.4        4.6        4.6        4.7        4.8

                                                ESTIMATES
                                            -----------------
                                            2009E      2010E
                                            ------     ------
LEON - 10 YEAR CONCESSION ENDING 2010             (half year)
  EBIT                                         4.7        2.4
  Less: Taxes on EBIT @ 35.0%                 (1.7)      (0.8)
  Plus: Depreciation & Amortization            2.0        1.0
  Less: Capital Expenditures                  (0.2)      (0.1)
  Less: Increase in Working Capital            0.0        0.0
  Plus: Other Reconciling Items                0.0        0.0
                                            ------     ------
  UNLEVERED FREE CASH FLOW                     4.9        2.5

                                                                                 ESTIMATES
                                            -----------------------------------------------------------------------------------
                                            2001E      2002E      2003E      2004E      2005E      2006E      2007E      2008E
                                            ------     ------     ------     ------     ------     ------     ------     ------
TORREON - 20 YEAR CONCESSION ENDING 2020
  EBIT                                         0.2        1.3        1.4        1.5        1.6        1.7        1.8        1.9
  Less: Taxes on EBIT @ 35.0%                 (0.1)      (0.5)      (0.5)      (0.5)      (0.6)      (0.6)      (0.6)      (0.7)
  Plus: Depreciation & Amortization            0.8        0.8        0.8        0.8        0.8        0.8        0.8        0.8
  Less: Capital Expenditures                  (0.0)      (0.1)      (0.1)      (0.1)      (0.1)      (0.2)      (0.2)      (0.2)
  Less: Increase in Working Capital            0.0        0.0        0.0        0.0        0.0        0.0        0.0        0.0
  Plus: Other Reconciling Items                0.0        0.0        0.0        0.0        0.0        0.0        0.0        0.0
                                            ------     ------     ------     ------     ------     ------     ------     ------
  UNLEVERED FREE CASH FLOW                     0.9        1.5        1.7        1.7        1.7        1.7        1.8        1.8

                                                ESTIMATES
                                            -----------------
                                            2009E      2010E
                                            ------     ------
TORREON - 20 YEAR CONCESSION ENDING 2020
  EBIT                                         2.0        2.1
  Less: Taxes on EBIT @ 35.0%                 (0.7)      (0.7)
  Plus: Depreciation & Amortization            0.8        0.8
  Less: Capital Expenditures                  (0.2)      (0.2)
  Less: Increase in Working Capital            0.0        0.0
  Plus: Other Reconciling Items                0.0        0.0
                                            ------     ------
  UNLEVERED FREE CASH FLOW                     1.9        1.9

                                                                                 ESTIMATES
                                            -----------------------------------------------------------------------------------
                                            2011E      2012E      2013E      2014E      2015E      2016E      2017E      2018E
                                            ------     ------     ------     ------     ------     ------     ------     ------

  EBIT (5% ANNUAL INCREASE 2011-2020)          2.2        2.3        2.4        2.5        2.6        2.8        2.9        3.0
  Less: Taxes on EBIT @ 35.0%                 (0.8)      (0.8)      (0.8)      (0.9)      (0.9)      (1.0)      (1.0)      (1.1)
  Plus: Depreciation & Amortization            0.8        0.8        0.8        0.8        0.8        0.8        0.8        0.8
  Less: Capital Expenditures                  (0.2)      (0.2)      (0.2)      (0.3)      (0.3)      (0.3)      (0.3)      (0.3)
  Less: Increase in Working Capital            0.0        0.0        0.0        0.0        0.0        0.0        0.0        0.0
  Plus: Other Reconciling Items                0.0        0.0        0.0        0.0        0.0        0.0        0.0        0.0
                                            ------     ------     ------     ------     ------     ------     ------     ------
  UNLEVERED FREE CASH FLOW                     2.0        2.0        2.1        2.2        2.2        2.3        2.4        2.5

                                                ESTIMATES
                                            -----------------
                                            2019E      2020E
                                            ------     ------

  EBIT (5% ANNUAL INCREASE 2011-2020)          3.2        3.3
  Less: Taxes on EBIT @ 35.0%                 (1.1)      (1.2)
  Plus: Depreciation & Amortization            0.8        0.8
  Less: Capital Expenditures                  (0.3)      (0.3)
  Less: Increase in Working Capital            0.0        0.0
  Plus: Other Reconciling Items                0.0        0.0
                                            ------     ------
  UNLEVERED FREE CASH FLOW                     2.5        2.6


                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

                                                   Discounted Cash Flow Analysis

LURGI DISCOUNTED CASH FLOW ANALYSIS - EBITDA TERMINAL MULTIPLE ($MM)
--------------------------------------------------------------------------------

                                 TERMINAL VALUE MULTIPLE: YEAR 5 EBITDA                         FY 2005 EBITDA           $3.1
  DISCOUNT                                                                                      NET DEBT                 $0.0
    RATE                       4.0x                  5.0x                  6.0x                 --------------           ----
             ------------------------------------------------------------------------------
                         $     (1.4)           $     (1.4)           $     (1.4)                Present Value of Free Cash Flows
                                7.0                   8.7                  10.5                 Present Value of Terminal Value
                         ----------            ----------            ----------
                         $      5.6            $      7.4            $      9.1                 NET ENTERPRISE VALUE

    12.0%

                                3.0%                  4.7%                  5.8%                Implied Perpetuity Growth Rate
                                0.2x                  0.2x                  0.3x                Multiple of 2000E Sales
                              -81.5x               -106.8x               -132.1x                Multiple of 2000E EBITDA
                              -21.5x                -28.1x                -34.8x                Multiple of 2000E EBIT
             ------------------------------------------------------------------------------

                         $     (1.4)           $     (1.4)           $     (1.4)                Present Value of Free Cash Flows
                                6.7                   8.3                  10.0                 Present Value of Terminal Value
                         ----------            ----------            ----------
                         $      5.3            $      7.0            $      8.6                 NET ENTERPRISE VALUE

    13.0%

                                3.9%                  5.6%                  6.8%                Implied Perpetuity Growth Rate
                                0.2x                  0.2x                  0.3x                Multiple of 2000E Sales
                              -77.0x               -101.1x               -125.3x                Multiple of 2000E EBITDA
                              -20.3x                -26.6x                -33.0x                Multiple of 2000E EBIT
             ------------------------------------------------------------------------------

                         $     (1.4)           $     (1.4)           $     (1.4)                Present Value of Free Cash Flows
                                6.4                   8.0                   9.6                 Present Value of Terminal Value
                         ----------            ----------            ----------
                         $      5.0            $      6.6            $      8.2                 NET ENTERPRISE VALUE

    14.0%

                                4.9%                  6.6%                  7.7%                Implied Perpetuity Growth Rate
                                0.2x                  0.2x                  0.3x                Multiple of 2000E Sales
                              -72.6x                -95.8x               -118.9x                Multiple of 2000E EBITDA
                              -19.1x                -25.2x                -31.3x                Multiple of 2000E EBIT
             ------------------------------------------------------------------------------

----------

Note:    Valuation from 12/31/00 to 12/31/2005


                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

                                                   Discounted Cash Flow Analysis

LURGI INCOME STATEMENT ($MM)
--------------------------------------------------------------------------------

                                                      ACTUAL                                ESTIMATES (1)
                                                      ------      -----------------------------------------------------------------
                                                       1999       2000E       2001E       2002E       2003E       2004E      2005E
                                                      ------      ------      ------      ------      ------      ------     ------

OPERATING REVENUE                                     $ 13.2      $ 30.5      $ 56.9      $ 61.0      $ 74.0      $ 83.9     $ 91.2
   Growth %                                                                    86.9%        7.1%       22.0%       15.7%       12.8%

Operating & maintenance expense                         10.6        25.6        52.7        55.2        66.6        74.6       80.8
G&A expense                                              1.7         5.0         5.4         5.8         6.3         6.8        7.4

Equity in gain/(loss) of unconsolidated affiliates       0.0         0.0         0.0         0.0         0.0         0.0        0.0
                                                      ------      ------      ------      ------      ------      ------     ------

EBITDA                                                   0.9        (0.1)       (1.2)        0.0         1.1         2.5        3.1
   Margin %                                              6.6%       (0.2)%      (2.1)%       0.0%        1.5%        3.0%       3.4%

Goodwill & concession rights amortization expense        0.1         0.0         0.0         0.0         0.0         0.0        0.0
Depreciation & other amortization expense                0.1         0.2         0.2         0.2         0.2         0.2        0.2
                                                      ------      ------      ------      ------      ------      ------     ------
  Total depreciation & amortization                      0.2         0.2         0.2         0.2         0.2         0.2        0.2

Equity in gain/(loss) of consolidated affiliates         0.0         0.0         0.0         0.0         0.0         0.0        0.0
                                                      ------      ------      ------      ------      ------      ------     ------

EBIT                                                     0.7        (0.3)       (1.4)       (0.2)        0.9         2.3        2.9
   Margin %                                              5.0%       (0.9)%      (2.5)%      (0.3)%       1.3%        2.7%       3.1%

Interest income                                         (0.5)       (0.3)       (0.4)       (0.4)       (0.4)       (0.5)      (0.5)
Interest expense                                         0.0         0.6         0.0         0.0         0.0         0.0        0.0
Less: capitalized interest                               0.0         0.0         0.0         0.0         0.0         0.0        0.0
                                                      ------      ------      ------      ------      ------      ------     ------
  Net interest (income)/expense                         (0.4)        0.3        (0.4)       (0.4)       (0.4)       (0.5)      (0.5)

Minority interest                                       (0.1)        0.0         0.0         0.0         0.0         0.0        0.0
Other income                                             0.0         0.0         0.0         0.0         0.0         0.0        0.0
                                                      ------      ------      ------      ------      ------      ------     ------

Profit before tax                                        1.2        (0.5)       (1.1)        0.2         1.3         2.8        3.3

Income tax expense, current                              0.5        (0.2)       (0.4)        0.1         0.5         1.0        1.2
Income tax expense, deferred                             0.5         0.0         0.0         0.0         0.0         0.0        0.0
                                                      ------      ------      ------      ------      ------      ------     ------
  Total income tax expense                               1.0        (0.2)       (0.4)        0.1         0.5         1.0        1.2
  Tax rate %                                            82.9%       35.0%       35.0%       35.0%       35.0%       35.0%      35.0%
NET INCOME                                               0.2        (0.3)       (0.7)        0.1         0.8         1.8        2.2

----------

(1)      Estimates based on management projections


                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

                                                   Discounted Cash Flow Analysis

LURGI BALANCE SHEET AND CASH FLOW STATEMENT ($MM)
--------------------------------------------------------------------------------

                                                   ACTUAL                               ESTIMATES
                                                   ------------------------------------------------------------------------
                                                    1999      2000E      2001E      2002E      2003E      2004E      2005E
                                                   ------     ------     ------     ------     ------     ------     ------

ASSETS
  Cash & Equivalents                                 12.4        7.7        6.2        5.6        5.6        6.6        8.0
  Restricted Cash                                     0.0        0.0        0.0        0.0        0.0        0.0        0.0
  Other Assets                                       66.0       85.3       86.1       86.9       87.7       88.5       89.3
                                                   ------     ------     ------     ------     ------     ------     ------
     TOTAL ASSETS                                    78.3       93.1       92.4       92.5       93.3       95.1       97.3

LIABILITIES & STOCKHOLDERS EQUITY
  Intercompany Debt                                   0.0        0.0        0.0        0.0        0.0        0.0        0.0
  Debt                                                0.0        0.0        0.0        0.0        0.0        0.0        0.0
  Other Liabilities                                  50.5       65.8       65.8       65.8       65.8       65.8       65.8
                                                   ------     ------     ------     ------     ------     ------     ------
     TOTAL LIABILITIES                               50.5       65.8       65.8       65.8       65.8       65.8       65.8

  Minority Interest                                  (0.2)      (0.4)      (0.4)      (0.4)      (0.4)      (0.4)      (0.4)

  Stockholders' Equity                               27.9       27.9       27.9       27.9       27.9       27.9       27.9
  Retained Earnings                                   0.1       (1.7)      (2.4)      (2.3)      (1.4)       0.4        2.5
  Cumulative Foreign Currency Translation Adj.        0.0        1.4        1.4        1.4        1.4        1.4        1.4
                                                   ------     ------     ------     ------     ------     ------     ------
     TOTAL STOCKHOLDERS' EQUITY                      28.0       27.6       26.9       27.0       27.9       29.7       31.8

     TOTAL LIABILITIES & STOCKHOLDERS' EQUITY        78.3       93.1       92.4       92.5       93.3       95.1       97.3

OPERATING ACTIVITIES
  Net Income                                                               (0.7)       0.1        0.8        1.8        2.2
  Reconciling Items                                                         0.2        0.2        0.2        0.2        0.2
                                                                         ------     ------     ------     ------     ------
     TOTAL OPERATING CASH FLOW                                             (0.5)       0.3        1.0        2.0        2.4

INVESTING ACTIVITIES
  Capital Expenditures                                                     (1.0)      (1.0)      (1.0)      (1.0)      (1.0)
  Acquisition Costs                                                         0.0        0.0        0.0        0.0        0.0
  Cash to Affiliate                                                         0.0        0.0        0.0        0.0        0.0
                                                                         ------     ------     ------     ------     ------
     TOTAL INVESTING CASH FLOW                                             (1.0)      (1.0)      (1.0)      (1.0)      (1.0)

FINANCING ACTIVITIES
  Change in Debt - Total Affiliates                                         0.0        0.0        0.0        0.0        0.0
  Change in Debt - Public                                                   0.0        0.0        0.0        0.0        0.0
  Dividends                                                                 0.0        0.0        0.0        0.0        0.0
  Contribution from Parent                                                  0.0        0.0        0.0        0.0        0.0
  Equity Financing                                                          0.0        0.0        0.0        0.0        0.0
                                                                         ------     ------     ------     ------     ------
     TOTAL FINANCING CASH FLOW                                              0.0        0.0        0.0        0.0        0.0

     Change in Cash - Increase/(Decrease)                                  (1.5)      (0.7)       0.0        1.0        1.4


                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

                                                   Discounted Cash Flow Analysis

CANCUN CONCESSION DISCOUNTED CASH FLOW ANALYSIS ($MM)
--------------------------------------------------------------------------------

                          TERMINAL VALUE MULTIPLE: 2023 EBITDA (1)                FY 2023 EBITDA           NM
  DISCOUNT                                                                        NET DEBT              $20.0
    RATE                  0.0x                0.0x                0.0x            --------------        -----
                    ----------          ----------          ----------
                    $     49.2          $     49.2          $     49.2            Present Value of Free Cash Flows
                          23.4                23.4                23.4            Present Value of Terminal: Book Value (1)
                    ----------          ----------          ----------
                    $     72.5          $     72.5          $     72.5            NET ENTERPRISE VALUE OF CONCESSION
                          20.0                20.0                20.0            Less: Debt
                    ----------          ----------          ----------
                    $     52.5          $     52.5          $     52.5            TOTAL EQUITY VALUE
                    $     26.2          $     26.2          $     26.2            AZURIX'S EQUITY OWNERSHIP (49.9)%
                    $     46.2          $     46.2          $     46.2            TOTAL ENTERPRISE VALUE TO AZURIX (2)

    11.0%

                            NM                  NM                  NM            Implied Perpetuity Growth Rate
                          2.4x                2.4x                2.4x            Multiple of 2000E Sales
                          6.8x                6.8x                6.8x            Multiple of 2000E EBITDA
                          8.1x                8.1x                8.1x            Multiple of 2000E EBIT
                    ----------          ----------          ----------
                    $     42.9          $     42.9          $     42.9            Present Value of Free Cash Flows
                          19.0                19.0                19.0            Present Value of Terminal: Book Value (1)
                    ----------          ----------          ----------
                    $     61.9          $     61.9          $     61.9            NET ENTERPRISE VALUE OF CONCESSION
                          20.0                20.0                20.0            Less: Debt
                    ----------          ----------          ----------
                    $     41.9          $     41.9          $     41.9            TOTAL EQUITY VALUE
                    $     20.9          $     20.9          $     20.9            AZURIX'S EQUITY OWNERSHIP (49.9)%
                    $     40.9          $     40.9          $     40.9            TOTAL ENTERPRISE VALUE TO AZURIX (2)

    12.0%

                            NM                  NM                  NM            Implied Perpetuity Growth Rate
                          2.1x                2.1x                2.1x            Multiple of 2000E Sales
                          5.8x                5.8x                5.8x            Multiple of 2000E EBITDA
                          6.9x                6.9x                6.9x            Multiple of 2000E EBIT
                    ----------          ----------          ----------
                    $     37.5          $     37.5          $     37.5            Present Value of Free Cash Flows
                          15.5                15.5                15.5            Present Value of Terminal: Book Value (1)
                    ----------          ----------          ----------
                    $     53.0          $     53.0          $     53.0            NET ENTERPRISE VALUE OF CONCESSION
                          20.0                20.0                20.0            Less: Debt
                    ----------          ----------          ----------
                    $     33.0          $     33.0          $     33.0            TOTAL EQUITY VALUE
                    $     16.5          $     16.5          $     16.5            AZURIX'S EQUITY OWNERSHIP (49.9)%
                    $     36.5          $     36.5          $     36.5            TOTAL ENTERPRISE VALUE TO AZURIX (2)

    13.0%

                            NM                  NM                  NM            Implied Perpetuity Growth Rate
                          1.8x                1.8x                1.8x            Multiple of 2000E Sales
                          5.0x                5.0x                5.0x            Multiple of 2000E EBITDA
                          5.9x                5.9x                5.9x            Multiple of 2000E EBIT
                    ----------          ----------          ----------

----------

Note:    Valuation from 12/31/00 to 12/31/2023

(1) By contract, the concession is entitled to receive its net book value at the end of 2023. Therefore, terminal value consists solely of net book value in 2023 discounted to the present

(2) Azurix loaned $20 million to the Cancun concession. Therefore, the $20 million loan has been added back in order to estimate the total enterprise value to Azurix


                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

                                                   Discounted Cash Flow Analysis

AZURIX CANCUN CONCESSION INCOME STATEMENT ($MM) (1)
--------------------------------------------------------------------------------

                                                                                 ESTIMATES (2)
                                                      ------------------------------------------------------------------
                                                      2000E       2001E       2002E       2003E       2004E       2005E
                                                      ------      ------      ------      ------      ------      ------

OPERATING REVENUE                                     $ 30.1      $ 32.6      $ 35.5      $ 36.2      $ 37.8      $ 40.9
   Growth %                                                          8.3%        8.9%        1.9%        4.4%        8.1%

Operating & maintenance expense                         13.8        15.0        15.0        14.9        15.0        15.5
G&A expense                                              5.7         6.2         6.4         6.6         6.9         7.5

Equity in gain/(loss) of unconsolidated affiliates       0.0         0.0         0.0         0.0         0.0         0.0
                                                      ------      ------      ------      ------      ------      ------

EBITDA                                                  10.6        11.5        14.1        14.8        16.0        17.9
   Margin %                                             35.3%       35.3%       39.7%       40.7%       42.2%       43.9%

Goodwill & concession rights amortization expense        0.5         0.5         0.4         0.4         0.4         0.4
Depreciation & other amortization expense                1.2         2.0         2.4         2.7         3.1         3.6
                                                      ------      ------      ------      ------      ------      ------
  Total depreciation & amortization                      1.7         2.5         2.8         3.1         3.5         4.0

Equity in gain/(loss) of consolidated affiliates         0.0         0.0         0.0         0.0         0.0         0.0
                                                      ------      ------      ------      ------      ------      ------

EBIT                                                     9.0         9.0        11.3        11.7        12.5        13.9
   Margin %                                             29.8%       27.7%       31.8%       32.2%       33.0%       34.1%

Interest income                                         (0.2)       (0.1)       (0.1)       (0.1)       (0.1)       (0.1)
Interest expense                                         2.5         2.6         2.5         2.6         2.7         2.8
Less: capitalized interest                              (0.6)       (0.4)       (0.3)       (0.3)       (0.4)       (0.4)
                                                      ------      ------      ------      ------      ------      ------
  Net interest (income)/expense                          1.7         2.1         2.1         2.2         2.2         2.3

Minority interest                                        0.0         0.0         0.0         0.0         0.0         0.0
Other income                                            (0.4)        1.2         1.2         1.9         0.0         0.0
                                                      ------      ------      ------      ------      ------      ------

Profit before tax                                        7.7         5.7         8.0         7.6        10.3        11.6

Income tax expense, current                              1.4         2.0         2.8         2.7         3.6         4.1
Income tax expense, deferred                            (1.1)        0.0         0.0         0.0         0.0         0.0
                                                      ------      ------      ------      ------      ------      ------
  Total income tax expense                               0.4         2.0         2.8         2.7         3.6         4.1
  Tax rate %                                             4.6%       35.0%       35.0%       35.0%       35.0%       35.0%
NET INCOME                                               7.3         3.7         5.2         4.9         6.7         7.6

----------

(1)      Represents entire concession, of which Azurix owns 49.9%

(2)      Based on management projections


                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING

                                                   Discounted Cash Flow Analysis

CANCUN CONCESSION UNLEVERED FREE CASH FLOW ($MM)
--------------------------------------------------------------------------------

                                                                                      ESTIMATES
                                                     ----------------------------------------------------------------------------
                                                     2001E     2002E     2003E     2004E     2005E     2006E     2007E     2008E
                                                     ------    ------    ------    ------    ------    ------    ------    ------

UFCF OF CANCUN'S STREAM OF CASH FLOWS (CONCESSION)
EBIT (7% ANNUAL GROWTH AFTER 2005)                      9.0      11.3      11.7      12.5      13.9      14.9      16.0      17.1
Less: Taxes on EBIT @ 35.0%                            (3.2)     (4.0)     (4.1)     (4.4)     (4.9)     (5.2)     (5.6)     (6.0)
Plus: Depreciation & Amortization                       2.5       2.8       3.1       3.5       4.0       4.3       4.6       4.9
Less: Capital Expenditures                            (10.6)    (11.0)    (11.2)    (11.6)    (12.5)     (9.0)     (9.0)     (9.0)
Less: Acquisition Costs                                 0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
Less: Increase in Working Capital                       0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
Plus: Other Reconciling Items                           0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
                                                     ------    ------    ------    ------    ------    ------    ------    ------
UNLEVERED FREE CASH FLOW                               (2.2)     (0.9)     (0.5)     (0.0)      0.6       5.0       6.0       7.0

                                                                                      ESTIMATES
                                                     ----------------------------------------------------------------------------
                                                     2009E     2010E     2011E     2012E     2013E     2014E     2015E     2016E
                                                     ------    ------    ------    ------    ------    ------    ------    ------

UFCF OF CANCUN'S STREAM OF CASH FLOWS (CONCESSION)
EBIT (7% ANNUAL GROWTH AFTER 2005)                     18.3      19.6      20.9      22.4      24.0      25.6      27.4      29.4
Less: Taxes on EBIT @ 0.0%                             (6.4)     (6.8)     (7.3)     (7.8)     (8.4)     (9.0)     (9.6)    (10.3)
Plus: Depreciation & Amortization                       5.2       5.6       6.0       6.4       6.9       7.3       7.9       8.4
Less: Capital Expenditures                            (10.0)    (10.0)    (10.0)    (11.0)    (11.0)    (11.0)    (12.0)    (12.0)
Less: Acquisition Costs                                 0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
Less: Increase in Working Capital                       0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
Plus: Other Reconciling Items                           0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
                                                     ------    ------    ------    ------    ------    ------    ------    ------
UNLEVERED FREE CASH FLOW                                7.1       8.3       9.6      10.0      11.4      13.0      13.7      15.5

                                                                                 ESTIMATES
                                                     ------------------------------------------------------------------
                                                     2017E     2018E     2019E     2020E     2021E     2022E     2023E
                                                     ------    ------    ------    ------    ------    ------    ------

UFCF OF CANCUN'S STREAM OF CASH FLOWS (CONCESSION)
EBIT (7% ANNUAL GROWTH AFTER 2005)                     31.4      33.6      36.0      38.5      41.2      44.0      47.1
Less: Taxes on EBIT @ 0.0%                            (11.0)    (11.8)    (12.6)    (13.5)    (14.4)    (15.4)    (16.5)
Plus: Depreciation & Amortization                       9.0       9.6      10.3      11.0      11.8      12.6      13.5
Less: Capital Expenditures                            (12.0)    (13.0)    (13.0)    (13.0)    (13.0)    (13.0)    (13.0)
Less: Acquisition Costs                                 0.0       0.0       0.0       0.0       0.0       0.0       0.0
Less: Increase in Working Capital                       0.0       0.0       0.0       0.0       0.0       0.0       0.0
Plus: Other Reconciling Items                           0.0       0.0       0.0       0.0       0.0       0.0       0.0
                                                     ------    ------    ------    ------    ------    ------    ------
UNLEVERED FREE CASH FLOW                               17.4      18.5      20.7      23.0      25.6      28.3      31.1


                                                 [WASSERSTEIN PERELLA & CO LOGO]
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                                                      PREMIER INVESTMENT BANKING

                                                   Discounted Cash Flow Analysis

MENDOZA CONCESSION DCF ANALYSIS - EBITDA TERMINAL MULTIPLE ($MM)
--------------------------------------------------------------------------------

                             TERMINAL VALUE MULTIPLE: YEAR 15 EBITDA                            FY 2015 EBITDA          $34.7
  DISCOUNT                                                                                      NET DEBT                 $0.0
    RATE                       5.0x                 5.5x                 6.0x                   --------------          -----
                         ----------           ----------           ----------
                         $     29.9           $     29.9           $     29.9                   Present Value of Free Cash Flows
                               24.3                 26.7                 29.2                   Present Value of Terminal Value
                         ----------           ----------           ----------
                         $     54.2           $     56.6           $     59.0                   NET ENTERPRISE VALUE
                         $     17.4           $     18.2           $     19.0                   AZURIX'S OWNERSHIP (32.1)%

    14.0%

                                4.8%                 5.6%                 6.2%                  Implied Perpetuity Growth Rate
                                0.9x                 0.9x                 1.0x                  Multiple of 2000E Sales
                                3.1x                 3.2x                 3.4x                  Multiple of 2000E EBITDA
                                4.6x                 4.8x                 5.0x                  Multiple of 2000E EBIT


                         $     27.7           $     27.7           $     27.7                   Present Value of Free Cash Flows
                               21.3                 23.5                 25.6                   Present Value of Terminal Value
                         ----------           ----------           ----------
                         $     49.0           $     51.2           $     53.3                   NET ENTERPRISE VALUE
                         $     15.7           $     16.4           $     17.1                   AZURIX'S OWNERSHIP (32.1)%

    15.0%

                                3.6%                 4.5%                 5.2%                  Implied Perpetuity Growth Rate
                                0.8x                 0.9x                 0.9x                  Multiple of 2000E Sales
                                2.8x                 2.9x                 3.0x                  Multiple of 2000E EBITDA
                                4.1x                 4.3x                 4.5x                  Multiple of 2000E EBIT


                         $     25.8           $     25.8           $     25.8                   Present Value of Free Cash Flows
                               18.7                 20.6                 22.5                   Present Value of Terminal Value
                         ----------           ----------           ----------
                         $     44.5           $     46.4           $     48.3                   NET ENTERPRISE VALUE
                         $     14.3           $     14.9           $     15.5                   AZURIX'S OWNERSHIP (32.1)%

    16.0%

                                2.3%                 3.3%                 4.1%                  Implied Perpetuity Growth Rate
                                0.7x                 0.8x                 0.8x                  Multiple of 2000E Sales
                                2.5x                 2.7x                 2.8x                  Multiple of 2000E EBITDA
                                3.7x                 3.9x                 4.1x                  Multiple of 2000E EBIT
                         ----------           ----------           ----------

----------

Note:    Valuation from 12/31/00 to 12/31/2015



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                                                      PREMIER INVESTMENT BANKING

                                                   Discounted Cash Flow Analysis

MENDOZA CONCESSION INCOME STATEMENT ($MM)
--------------------------------------------------------------------------------

                                                                        ESTIMATES
                        ---------------------------------------------------------------------------------------------------------
                        2000E      2001E      2002E      2003E      2004E      2005E      2006E      2007E      2008E      2009E
                        ------     ------     ------     ------     ------     ------     ------     ------     ------     ------

SALES                   $ 60.0     $ 61.0     $ 62.7     $ 64.3     $ 65.7     $ 67.1     $ 68.6     $ 70.0     $ 71.4     $ 72.9
   % Growth Rate           9.1%       1.7%       2.8%       2.6%       2.2%       2.1%       2.2%       2.0%       2.0%       2.1%

Operating  Expenses       48.1       47.2       49.6       50.5       50.9       50.7       50.9       51.1       52.1       52.5
                        ------     ------     ------     ------     ------     ------     ------     ------     ------     ------
EBIT                      11.9       13.8       13.1       13.8       14.8       16.4       17.7       18.9       19.3       20.4
   % Margin               19.8%      22.6%      20.9%      21.5%      22.5%      24.4%      25.8%      27.0%      27.0%      28.0%

D&A                        5.6        6.4        6.8        7.1        7.1        7.6        8.2        8.2        8.5        8.3
                        ------     ------     ------     ------     ------     ------     ------     ------     ------     ------
EBITDA                    17.5       20.2       19.9       20.9       21.9       24.0       25.9       27.1       27.8       28.7
   % Margin               29.2%      33.1%      31.7%      32.5%      33.3%      35.8%      37.8%      38.7%      38.9%      39.4%

                                                 ESTIMATES
                        -------------------------------------------------------------
                        2010E      2011E      2012E      2013E      2014E      2015E
                        ------     ------     ------     ------     ------     ------

SALES                   $ 74.5     $ 76.0     $ 77.6     $ 79.3     $ 80.9     $ 82.7
   % Growth Rate           2.2%       2.0%       2.1%       2.2%       2.0%       2.2%

Operating  Expenses       52.8       53.8       54.3       54.8       55.4       56.0
                        ------     ------     ------     ------     ------     ------
EBIT                      21.7       22.2       23.3       24.5       25.5       26.7
   % Margin               29.1%      29.2%      30.0%      30.9%      31.5%      32.3%

D&A                        8.0        8.3        8.2        8.0        8.0        8.0
                        ------     ------     ------     ------     ------     ------
EBITDA                    29.7       30.5       31.5       32.5       33.5       34.7
   % Margin               39.9%      40.1%      40.6%      41.0%      41.4%      42.0%


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                                                      PREMIER INVESTMENT BANKING

                                                   Discounted Cash Flow Analysis

MENDOZA CONCESSION UNLEVERED FREE CASH FLOW ($MM)
--------------------------------------------------------------------------------

                                                                               ESTIMATES
                                     -----------------------------------------------------------------------------------------------
                                     2000E      2001E      2002E      2003E      2004E      2005E      2006E      2007E      2008E
                                     ------     ------     ------     ------     ------     ------     ------     ------     ------

EBIT                                   11.9       13.8       13.1       13.8       14.8       16.4       17.7       18.9       19.3
Less: Taxes on EBIT @ 35.0%            (4.2)      (4.8)      (4.6)      (4.8)      (5.2)      (5.7)      (6.2)      (6.6)      (6.8)
Plus: Depreciation & Amortization       5.6        6.4        6.8        7.1        7.1        7.6        8.2        8.2        8.5
Less: Capital Expenditures             (9.2)     (10.7)     (16.1)     (15.4)     (13.6)     (13.6)     (17.6)     (15.1)     (15.1)
Less: Acquisition Costs                 0.0        0.0        0.0        0.0        0.0        0.0        0.0        0.0        0.0
Less: Increase in Working Capital       0.0        0.0        0.0        0.0        0.0        0.0        0.0        0.0        0.0
Plus: Other Reconciling Items           0.0        0.0        0.0        0.0        0.0        0.0        0.0        0.0        0.0
                                     ------     ------     ------     ------     ------     ------     ------     ------     ------
UNLEVERED FREE CASH FLOW                4.1        4.7       (0.8)       0.7        3.1        4.7        2.1        5.4        5.9

                                                                    ESTIMATES
                                     ------------------------------------------------------------------------
                                     2009E      2010E      2011E      2012E      2013E      2014E      2015E
                                     ------     ------     ------     ------     ------     ------     ------

EBIT                                   20.4       21.7       30.5       31.5       32.5       33.5       34.7
Less: Taxes on EBIT @ 35.0%            (7.1)      (7.6)     (10.7)     (11.0)     (11.4)     (11.7)     (12.1)
Plus: Depreciation & Amortization       8.3        8.0        8.3        8.2        8.0        8.0        8.0
Less: Capital Expenditures            (15.1)     (15.1)     (15.1)     (15.8)     (15.8)     (15.3)     (15.3)
Less: Acquisition Costs                 0.0        0.0        0.0        0.0        0.0        0.0        0.0
Less: Increase in Working Capital       0.0        0.0        0.0        0.0        0.0        0.0        0.0
Plus: Other Reconciling Items           0.0        0.0        0.0        0.0        0.0        0.0        0.0
                                     ------     ------     ------     ------     ------     ------     ------
UNLEVERED FREE CASH FLOW                6.5        7.0       13.0       12.9       13.3       14.5       15.3



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                                                      PREMIER INVESTMENT BANKING

                                                   Discounted Cash Flow Analysis

RDM DISCOUNTED CASH FLOW ANALYSIS - EBITDA TERMINAL MULTIPLE ($MM)
--------------------------------------------------------------------------------

                               TERMINAL VALUE MULTIPLE: YEAR 5 EBITDA                         FY 2005 EBITDA          $5.0
  DISCOUNT                                                                                    NET DEBT                $0.0
    RATE                       5.0x                  6.0x                 7.0x                --------------          ----
                         ----------            ----------           ----------
                                7.2            $      7.2           $      7.2                Present Value of Free Cash Flows
                               14.1                  16.9                 19.8                Present Value of Terminal Value
                         ----------            ----------           ----------
                         $     21.3            $     24.1           $     26.9                NET ENTERPRISE VALUE

    12.0%

                               (0.9)%                 1.1%                 2.5%               Implied Perpetuity Growth Rate
                                 NM                    NM                   NM                Multiple of 2000E Sales
                                 NM                    NM                   NM                Multiple of 2000E EBITDA
                                 NM                    NM                   NM                Multiple of 2000E EBIT
                         ----------            ----------           ----------

                                7.0            $      7.0           $      7.0                Present Value of Free Cash Flows
                               13.5                  16.2                 18.9                Present Value of Terminal Value
                         ----------            ----------           ----------
                         $     20.5            $     23.2           $     25.9                NET ENTERPRISE VALUE

    13.0%

                                0.0%                  2.0%                 3.4%               Implied Perpetuity Growth Rate
                                 NM                    NM                   NM                Multiple of 2000E Sales
                                 NM                    NM                   NM                Multiple of 2000E EBITDA
                                 NM                    NM                   NM                Multiple of 2000E EBIT
                         ----------            ----------           ----------

                                6.8            $      6.8           $      6.8                Present Value of Free Cash Flows
                               12.9                  15.5                 18.1                Present Value of Terminal Value
                         ----------            ----------           ----------
                         $     19.7            $     22.3           $     24.8                NET ENTERPRISE VALUE

    14.0%

                                0.9%                  2.9%                 4.3%               Implied Perpetuity Growth Rate
                                 NM                    NM                   NM                Multiple of 2000E Sales
                                 NM                    NM                   NM                Multiple of 2000E EBITDA
                                 NM                    NM                   NM                Multiple of 2000E EBIT
                         ----------            ----------           ----------

----------

Note:    Valuation from 12/31/00 to 12/31/2005


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                                                      PREMIER INVESTMENT BANKING

                                                   Discounted Cash Flow Analysis

RDM INCOME STATEMENT ($MM)
--------------------------------------------------------------------------------

                                                      ACTUAL                             ESTIMATES (1)
                                                      ---------------------------------------------------------------------------
                                                       1999     2000E      2001E       2002E       2003E       2004E       2005E
                                                      ------    ------     ------      ------      ------      ------      ------

OPERATING REVENUE                                     $  0.0    $  0.0     $  3.3      $  4.6      $  6.0      $  7.7      $  9.9
   Growth %                                                                    NM        40.9%       30.0%       29.0%       28.0%

Operating & maintenance expense                          0.0       0.0        0.0         0.0         0.6         0.4         0.4
G&A expense                                              0.0       0.0        1.5         2.2         2.4         3.3         4.6

Equity in gain/(loss) of unconsolidated affiliates       0.0       0.0        0.0         0.0         0.0         0.0         0.0
                                                      ------    ------     ------      ------      ------      ------      ------

EBITDA                                                   0.0       0.0        1.8         2.4         3.0         4.0         5.0
   Margin %                                               NM        NM       54.9%       51.4%       49.9%       52.4%       50.3%

Goodwill & concession rights amortization expense        0.0       0.0        0.0         0.0         0.0         0.0         0.0
Depreciation & other amortization expense                0.0       0.0        0.0         0.0         0.0         0.0         0.0
                                                      ------    ------     ------      ------      ------      ------      ------
  Total depreciation & amortization                      0.0       0.0        0.0         0.0         0.0         0.0         0.0

Equity in gain/(loss) of consolidated affiliates         0.0       0.0        0.0         0.0         0.0         0.0         0.0
                                                      ------    ------     ------      ------      ------      ------      ------

EBIT                                                     0.0       0.0        1.8         2.4         3.0         4.0         5.0
   Margin %                                               NM        NM       54.9%       51.4%       49.9%       52.4%       50.3%

Interest income                                          0.0       0.0        0.0         0.0         0.0         0.0         0.0
Interest expense                                         0.0       0.0        0.0         0.0         0.0         0.0         0.0
Less: capitalized interest                               0.0       0.0        0.0         0.0         0.0         0.0         0.0
                                                      ------    ------     ------      ------      ------      ------      ------
  Net interest (income)/expense                          0.0       0.0        0.0         0.0         0.0         0.0         0.0

Minority interest                                        0.0       0.0        0.0         0.0         0.0         0.0         0.0
Other income                                             0.0       0.0       (0.0)       (0.0)       (0.0)       (0.0)       (0.0)
                                                      ------    ------     ------      ------      ------      ------      ------

Profit before tax                                        0.0       0.0        1.8         2.4         3.0         4.1         5.0

Income tax expense, current                              0.0       0.0        0.6         0.8         1.0         1.4         1.7
Income tax expense, deferred                             0.0       0.0        0.0         0.0         0.0         0.0         0.0
                                                      ------    ------     ------      ------      ------      ------      ------
  Total income tax expense                               0.0       0.0        0.6         0.8         1.0         1.4         1.7
  Tax rate %                                              NM        NM       35.0%       35.1%       35.0%       35.0%       35.0%
NET INCOME                                               0.0       0.0        1.2         1.5         1.9         2.6         3.2

----------

(1)      Estimates based on management projections


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                                                      PREMIER INVESTMENT BANKING

                                                   Discounted Cash Flow Analysis

RDM BALANCE SHEET AND CASH FLOW STATEMENT ($MM)
--------------------------------------------------------------------------------

                                                                               ESTIMATES
                                                      --------------------------------------------------------
                                                      2000E     2001E     2002E     2003E     2004E     2005E
                                                      ------    ------    ------    ------    ------    ------

ASSETS
  Cash & Equivalents                                     0.0       1.2       2.7       4.7       7.3      10.5
  Restricted Cash                                        0.0       0.0       0.0       0.0       0.0       0.0
  Other Assets                                          31.5      31.5      31.5      31.5      31.5      31.5
                                                      ------    ------    ------    ------    ------    ------
     TOTAL ASSETS                                       31.5      32.7      34.2      36.2      38.8      42.0

LIABILITIES & STOCKHOLDERS EQUITY
  Intercompany Debt                                      0.0       0.0       0.0       0.0       0.0       0.0
  Debt                                                   0.0       0.0       0.0       0.0       0.0       0.0
  Other Liabilities                                      0.0       0.0       0.0       0.0       0.0       0.0
                                                      ------    ------    ------    ------    ------    ------
     TOTAL LIABILITIES                                   0.0       0.0       0.0       0.0       0.0       0.0

  Minority Interest                                      0.0       0.0       0.0       0.0       0.0       0.0

  Stockholders' Equity                                  31.5      31.5      31.5      31.5      31.5      31.5
  Retained Earnings                                      0.0       1.2       2.7       4.7       7.3      10.5
  Cumulative Foreign Currency Translation Adj            0.0       0.0       0.0       0.0       0.0       0.0
                                                      ------    ------    ------    ------    ------    ------
     TOTAL STOCKHOLDERS' EQUITY                         31.5      32.7      34.2      36.2      38.8      42.0

     TOTAL LIABILITIES & STOCKHOLDERS' EQUITY           31.5      32.7      34.2      36.2      38.8      42.0

OPERATING ACTIVITIES
  Net Income                                                       1.2       1.5       1.9       2.6       3.2
  Reconciling Items                                                0.0       0.0       0.0       0.0       0.0
                                                                ------    ------    ------    ------    ------
     TOTAL OPERATING CASH FLOW                                     1.2       1.5       1.9       2.6       3.2

INVESTING ACTIVITIES
  Capital Expenditures                                             0.0       0.0       0.0       0.0       0.0
  Acquisition Costs                                                0.0       0.0       0.0       0.0       0.0
  Cash to Affiliate                                                0.0       0.0       0.0       0.0       0.0
                                                                ------    ------    ------    ------    ------
     TOTAL INVESTING CASH FLOW                                     0.0       0.0       0.0       0.0       0.0

FINANCING ACTIVITIES
  Change in Debt - Total Affiliates                                0.0       0.0       0.0       0.0       0.0
  Change in Debt - Public                                          0.0       0.0       0.0       0.0       0.0
  Dividends                                                        0.0       0.0       0.0       0.0       0.0
  Contribution from Parent                                         0.0       0.0       0.0       0.0       0.0
  Equity Financing                                                 0.0       0.0       0.0       0.0       0.0
                                                                ------    ------    ------    ------    ------
     TOTAL FINANCING CASH FLOW                                     0.0       0.0       0.0       0.0       0.0

     Change in Cash - Increase/(Decrease)                          1.2       1.5       1.9       2.6       3.2


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                                                      PREMIER INVESTMENT BANKING

                                                   Discounted Cash Flow Analysis

CORPORATE DISCOUNTED CASH FLOW ANALYSIS - PERPETUITY GROWTH RATE ($MM)
--------------------------------------------------------------------------------

                   PERPETUITY GROWTH RATE:  YEAR 5 UNLEVERED FREE CASH FLOW                YEAR 2005 FCF           $(10.9)
  DISCOUNT                                                                                 NET DEBT                  $0.0
    RATE                       0.0%                0.5%                1.0%                -------------           -------
                         ----------          ----------          ----------

                              (52.4)              (52.4)              (52.4)               Present Value of Free Cash Flows (1)
                              (92.5)              (99.2)             (106.8)               Present Value of Perpetuity
                         ----------          ----------          ----------
                         $   (145.0)         $   (151.6)         $   (159.2)               NET ENTERPRISE VALUE

    8.0%

                               9.1x                9.7x               10.5x                Implied Terminal EBITDA Multiplier
                                 NM                  NM                  NM                Multiple of 2000E Sales
                                 NM                  NM                  NM                Multiple of 2000E EBITDA
                                 NM                  NM                  NM                Multiple of 2000E EBIT
                         ----------          ----------          ----------

                              (51.2)              (51.2)              (51.2)               Present Value of Free Cash Flows (1)
                              (78.5)              (83.6)              (89.2)               Present Value of Perpetuity
                         ----------          ----------          ----------
                         $   (129.8)         $   (134.8)         $   (140.5)               NET ENTERPRISE VALUE

    9.0%

                               8.1x                8.6x                9.2x                Implied Terminal EBITDA Multiplier
                                 NM                  NM                  NM                Multiple of 2000E Sales
                                 NM                  NM                  NM                Multiple of 2000E EBITDA
                                 NM                  NM                  NM                Multiple of 2000E EBIT
                         ----------          ----------          ----------

                              (50.1)              (50.1)              (50.1)               Present Value of Free Cash Flows (1)
                              (67.5)              (71.4)              (75.8)               Present Value of Perpetuity
                         ----------          ----------          ----------
                         $   (117.6)         $   (121.5)         $   (125.9)               NET ENTERPRISE VALUE

   10.0%

                               7.3x                7.7x                8.1x                Implied Terminal EBITDA Multiplier
                                 NM                  NM                  NM                Multiple of 2000E Sales
                                 NM                  NM                  NM                Multiple of 2000E EBITDA
                                 NM                  NM                  NM                Multiple of 2000E EBIT

----------

Note:    Valuation from 12/31/00 to 12/31/2005

(1)      Assumes Azurix receives tax benefit from loss at corporate


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                                                      PREMIER INVESTMENT BANKING

                                                   Discounted Cash Flow Analysis

CORPORATE INCOME STATEMENT ($MM)
--------------------------------------------------------------------------------

                                                      ACTUAL                              ESTIMATES (1)
                                                      ----------------------------------------------------------------------------
                                                       1999      2000E      2001E       2002E       2003E       2004E       2005E
                                                      ------     ------     ------      ------      ------      ------      ------

OPERATING REVENUE                                     $  0.0     $  0.0     $  0.0      $  0.0      $  0.0      $  0.0      $  0.0
   Growth %                                                                     NM          NM         0.0%        0.0%        0.0%

Operating & maintenance expense                          0.0        0.1        0.0         0.0         0.0         0.0         0.0
G&A expense                                             63.5       47.7       30.0        15.0        15.0        15.0        15.0

Equity in gain/(loss) of unconsolidated affiliates       0.0        0.0        0.0         0.0         0.0         0.0         0.0
                                                      ------     ------     ------      ------      ------      ------      ------

EBITDA                                                 (63.5)     (47.8)     (30.0)      (15.0)      (15.0)      (15.0)      (15.0)
   Margin %                                               NM         NM         NM          NM          NM          NM          NM

Goodwill & concession rights amortization expense        0.0        0.0        0.0         0.0         0.0         0.0         0.0
Depreciation & other amortization expense                1.2        3.4        2.5         2.5         2.5         2.5         2.5
                                                      ------     ------     ------      ------      ------      ------      ------
  Total depreciation & amortization                      1.2        3.4        2.5         2.5         2.5         2.5         2.5

Equity in gain/(loss) of consolidated affiliates        96.6       72.2       69.4        75.1        95.7       123.0       147.3
                                                      ------     ------     ------      ------      ------      ------      ------

EBIT                                                    31.9       21.0       36.9        57.6        78.2       105.5       129.8
   Margin %                                               NM         NM         NM          NM          NM          NM          NM

Interest income                                         (2.4)      (8.8)      (3.2)       (0.2)        0.0         0.0         0.0
Interest expense                                         2.6       61.2       74.5        75.2        75.2        75.2        75.2
Less: capitalized interest                               0.0       (1.0)       0.0         0.0         0.0         0.0         0.0
                                                      ------     ------     ------      ------      ------      ------      ------
  Net interest (income)/expense                          0.2       51.4       71.3        75.1        75.2        75.2        75.2

Minority interest                                        0.0        0.0        0.0         0.0         0.0         0.0         0.0
Other income                                             0.0       (0.1)       0.0         0.0         0.0         0.0         0.0
                                                      ------     ------     ------      ------      ------      ------      ------

Profit before tax                                       31.7      (30.3)     (34.4)      (17.5)        3.0        30.2        54.5

Income tax expense, current                              0.0        0.0        0.0         0.0         0.0         0.0         0.0
Income tax expense, deferred                           (35.0)     (38.3)     (36.3)      (32.4)      (32.4)      (32.4)      (32.4)
                                                      ------     ------     ------      ------      ------      ------      ------
  Total income tax expense                             (35.0)     (38.3)     (36.3)      (32.4)      (32.4)      (32.4)      (32.4)
  Tax rate %                                              NM         NM      105.7%      185.1%    (1077.0)%    (107.3)%     (59.5)%
NET INCOME                                              66.7        8.1        2.0        14.9        35.5        62.7        87.0

----------

(1)      Estimates based on management projections


                                                 [WASSERSTEIN PERELLA & CO LOGO]
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                                                      PREMIER INVESTMENT BANKING

                                                   Discounted Cash Flow Analysis

CORPORATE BALANCE SHEET AND CASH FLOW STATEMENT ($MM)
--------------------------------------------------------------------------------

                                                  ACTUAL                                  ESTIMATES
                                                 ------------------------------------------------------------------------------
                                                  1999        2000E       2001E       2002E       2003E       2004E      2005E
                                                 -------     -------     -------     -------     -------     -------    -------

ASSETS
  Cash & Equivalents                                 0.0         0.0         4.2         7.7         0.0         0.0        0.0
  Restricted Cash                                    0.0         0.0         0.0         0.0         0.0         0.0        0.0
  Other Assets                                   2,271.4     2,788.2     2,893.5     3,000.5     3,128.1     3,283.1    3,462.3
                                                 -------     -------     -------     -------     -------     -------    -------
     TOTAL ASSETS                                2,271.4     2,788.2     2,897.7     3,008.1     3,128.1     3,283.1    3,462.3

LIABILITIES & STOCKHOLDERS EQUITY
  Intercompany Debt                                 62.7       120.0       180.0       180.0       180.0       180.0      180.0
  Debt                                             150.0       598.0       598.0       598.0       598.0       598.0      598.0
  Other Liabilities                                 38.0        22.2        22.2        22.2        22.2        22.2       22.2
                                                 -------     -------     -------     -------     -------     -------    -------
     TOTAL LIABILITIES                             250.7       740.2       800.2       800.2       800.2       800.2      800.2

  Minority Interest                                  0.0         0.0         0.0         0.0         0.0         0.0        0.0

  Stockholders' Equity                           1,972.8     1,973.7     2,021.2     2,116.7     2,201.3     2,293.5    2,385.7
  Retained Earnings                                 37.6        60.4        62.4        77.3       112.7       175.4      262.4
  Cumulative Foreign Currency Translation Adj.      10.2        13.9        13.9        13.9        13.9        13.9       13.9
                                                 -------     -------     -------     -------     -------     -------    -------
     TOTAL STOCKHOLDERS' EQUITY                  2,020.7     2,048.0     2,097.5     2,207.9     2,327.9     2,482.8    2,662.0

     TOTAL LIABILITIES & STOCKHOLDERS' EQUITY    2,271.4     2,788.2     2,897.7     3,008.1     3,128.1     3,283.1    3,462.3

OPERATING ACTIVITIES
  Net Income                                                                 2.0        14.9        35.5        62.7        87.0
  Reconciling Items                                                       (103.3)     (105.0)     (125.7)     (152.9)     (177.2)
                                                                         -------     -------     -------     -------     -------
     TOTAL OPERATING CASH FLOW                                            (101.3)      (90.1)      (90.2)      (90.2)      (90.2)

INVESTING ACTIVITIES
  Capital Expenditures                                                      (2.0)       (2.0)       (2.0)       (2.0)       (2.0)
  Acquisition Costs                                                          0.0         0.0         0.0         0.0         0.0
  Cash to Affiliate                                                          0.0         0.0         0.0         0.0         0.0
                                                                         -------     -------     -------     -------     -------
     TOTAL INVESTING CASH FLOW                                              (2.0)       (2.0)       (2.0)       (2.0)       (2.0)

FINANCING ACTIVITIES
  Change in Debt - Total Affiliates                                          0.0         0.0         0.0         0.0         0.0
  Change in Debt - Public                                                   60.0         0.0         0.0         0.0         0.0
  Dividends                                                                  0.0         0.0         0.0         0.0         0.0
  Contribution from Parent                                                  47.5        95.5        84.5        92.2        92.2
  Equity Financing                                                           0.0         0.0         0.0         0.0         0.0
                                                                         -------     -------     -------     -------     -------
     TOTAL FINANCING CASH FLOW                                             107.5        95.5        84.5        92.2        92.2

     Change in Cash - Increase/(Decrease)                                    4.2         3.4        (7.7)        0.0         0.0


                                                 [WASSERSTEIN PERELLA & CO LOGO]
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                                                      PREMIER INVESTMENT BANKING

                                                   Discounted Cash Flow Analysis

VALUATION OF MADERA WATER BANK ($MM)
--------------------------------------------------------------------------------

                               SALE VALUE

                                                            2002E
                                                       ----------

     GROSS SALE VALUE (1)                              $    220.0
     Less: Capital Expenditures Required                     45.0
                                                       ----------
     Net Sale Value to Azurix                               175.0

     Less: Partner's Ownership (15)%                         26.3
                                                       ----------

     PRE-TAX PROCEEDS TO AZURIX                             148.8

     Tax Basis                                               35.0
     Tax on Sale                                             39.8
                                                       ----------

     AFTER-TAX PROCEEDS TO AZURIX                           108.9

     DISCOUNTED VALUE TO AZURIX @
             12.0%  Discount Rate                            86.8
             14.0%  Discount Rate                            83.8
             16.0%  Discount Rate                            81.0


                             VALUE OF TRADING RIGHTS


     ANNUAL TRADING INCOME                             $      7.0
     Less: Operating Expenses                                 0.5
     Less: Tax                                                2.3
                                                       ----------
     OPERATING INCOME IN PERPETUITY                           4.2

     PRESENT VALUE OF 0% PERPETUITY @
                     12%  Discount Rate                      28.1
                     14%  Discount Rate                      23.2
                     16%  Discount Rate                      19.6

                                 SURFACE RIGHTS

     Surface Right (Agricultural Value)                $     30.0

     Discounted Value to Azurix @
                     12%  Discount Rate                      23.9
                     14%  Discount Rate                      23.1
                     16%  Discount Rate                      22.3

                              TOTAL VALUE TO AZURIX

                                   $120 - $140


----------

(1)      Based on management's estimate


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

--------------------------------------------------------------------------------



                                   ----------

                          COMPARABLE COMPANIES ANALYSIS

                                   ----------



                                                 [WASSERSTEIN PERELLA & CO LOGO]
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                                                      PREMIER INVESTMENT BANKING

                                                   Comparable Companies Analysis

SELECTED U.K. WATER COMPANY TRADING MULTIPLES
--------------------------------------------------------------------------------

                                                           ENTERPRISE VALUE /                                  PRICE /
                                       ------------------------------------------------------------   ------------------------
                                         RAB           EBITDA(2)                   EBIT(2)                  NET INCOME(2)
                   DIVIDEND  PRICE(1)  ------   ------------------------   ------------------------   ------------------------
COMPANY             YIELD       L.      2000    2000A    2001E    2002E    2000A    2001E    2002E    2000A    2001E    2002E
-------            --------  --------  ------   ------   ------   ------   ------   ------   ------   ------   ------   ------

Anglian                6.9%     6.25    0.95x     6.9x     7.6x     7.4x     9.7x    11.5x    11.2x     9.0x    12.8x    12.8x
Kelda                  5.8%     4.13    0.96x     6.8x     7.6x     7.1x    10.2x    12.7x    11.9x     7.1x    11.8x    11.6x
Severn Trent           5.7%     7.86    0.98x     6.5x     6.7x     5.8x    10.2x    11.2x     9.1x     8.5x    11.7x     9.0x
Pennon                 6.4%     7.50    0.99x     7.4x     8.2x     7.9x    10.1x    13.1x    12.9x     8.8x    13.0x    14.5x
United Utilities       6.2%     7.30    0.97x     6.9x     7.4x     7.3x     9.6x    11.6x    11.4x     8.3x    12.8x    13.8x


MEAN                                    0.97x     6.9x     7.5x     7.1x    10.0x    12.0x    11.3x     8.3x    12.4x    12.3x
MEDIAN                                  0.97x     6.9x     7.6x     7.3x    10.1x    11.6x    11.4x     8.5x    12.8x    12.8x
HIGH                                    0.99x     7.4x     8.2x     7.9x    10.2x    13.1x    12.9x     9.0x    13.0x    14.5x
LOW                                     0.95x     6.5x     6.7x     5.8x     9.6x    11.2x     9.1x     7.1x    11.7x     9.0x

----------

(1)      Share prices as of 11/28/00

(2)      Fiscal Year ends March 31 (i.e., FY 2000 ended 03/31/00)



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                                                      PREMIER INVESTMENT BANKING

--------------------------------------------------------------------------------


                                   ----------

                                   COMPARABLE
                                  TRANSACTIONS
                                    ANALYSIS

                                   ----------


                                                 [WASSERSTEIN PERELLA & CO LOGO]
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                                                      PREMIER INVESTMENT BANKING

                                                   Comparable Companies Analysis


SELECTED COMPARABLE U.K. WATER ACQUISITIONS - DETAIL
--------------------------------------------------------------------------------

                                                                                      ENTERPRISE VALUE/LFY
                                                                     ENTERPRISE       --------------------      EQUITY VALUE /
ANNOUNCED  EFFECTIVE      TARGET                   ACQUIROR             VALUE         EBITDA         EBIT       LFY NET INC.
---------  ---------      ------                   --------          ----------       ------         -----      --------------

11/95      2/96       Northumbrian Water      Lyonnaise des Eaux           889          6.1x          8.3x         10.5x
5/96       8/96       Southern Water          Scottish Power             1,764          8.4x         10.3x         11.4x
7/98       10/98      Wessex Water            Enron                      1,665          9.9x         12.1x         12.6x
5/00       10/00      Hyder                   WPD Holdings               2,827          9.9x         10.3x          4.7x
9/00       11/00      Thames Water            RWE AG                     5,974          8.4x         11.6x         10.2x

                                                                   AVERAGE              8.5x         10.5x          9.9x
                                                                   MEDIAN               8.4x         10.3x         10.5x
                                                                   HIGH                 9.9x         12.1x         12.6x
                                                                   LOW                  6.1x          8.3x          4.7x

----------

(1)      Transaction values in L.



                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------
                                                      PREMIER INVESTMENT BANKING